Prospectus supplement to prospectus dated November 25, 1998

                                                Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-12199
                                                   Registration No. 333-12199-01

FIRST SIERRA EQUIPMENT CONTRACT TRUST 1999-2
Issuer
                                                                 $157,155,372
FIRST SIERRA FINANCIAL, INC.                           EQUIPMENT CONTRACT BACKED NOTES,
Originator and Servicer                                         SERIES 1999-2
FIRST SIERRA RECEIVABLES III, INC.
Depositor

First Sierra Equipment Contract Trust 1999-2, a common law trust acting through its trustee, First Union Trust Company, National Association, as owner trustee, will issue eight classes of notes backed solely by a pledge of the assets of the trust. The assets of the trust will consist primarily of a pool of finance leases and commercial loans and a security interest in the related underlying equipment or other property.


 ------------------------------------       THE NOTES --
 YOU SHOULD READ THE SECTION ENTITLED       - Of the eight classes of notes issued by the trust, only
 "RISK FACTORS" STARTING ON PAGE S-6          the five classes of notes set forth in the table below are
 OF THIS PROSPECTUS SUPPLEMENT AND            offered by this prospectus supplement.
 PAGE 13 OF THE PROSPECTUS AND
 CONSIDER THESE FACTORS BEFORE MAKING       - Interest and principal on the notes is scheduled to be
 A DECISION TO INVEST IN THE NOTES.           paid monthly, on the 16th day of the month, or the business day immediately following such 16th day. The first
 The notes represent asset-backed             scheduled payment date is October 18, 1999.
 debt secured only by the assets of
 the trust and are not interests in         CREDIT ENHANCEMENT --
 or obligations of any other person.
                                            - The trust is also issuing the Class C Notes, the Class D
 Neither the notes nor the underlying         Notes and the Class E Notes, which are not being offered by
 leases and loans will be insured or          this prospectus supplement but which serve as credit
 guaranteed by any governmental               support to the notes offered by this prospectus.
 agency or instrumentality or by any
 other person.                              - The trust is also issuing a trust certificate representing
------------------------------------          the entire beneficial ownership interest in the trust.
                                              Payments on the trust certificate are subordinated to the
                                              payments due on the notes. No principal will be paid to
                                              the holder of the trust certificate unless all payments of principal and interest on all classes of notes have been
                                              made. The holder of the trust certificate is referred to
                                              as the trust certificate holder.

       INITIAL AGGREGATE                                 UNDERWRITING   PROCEEDS TO THE
CLASS   NOTE BALANCE(1)    NOTE RATE   PRICE TO PUBLIC     DISCOUNT      DEPOSITOR(2)
-----  -----------------   ---------   ---------------   ------------   ---------------
A-1       $ 30,818,212      5.85535%      100.00000%        0.150%       $ 30,771,985
A-2       $ 31,956,385         6.46%       99.99094%        0.190%       $ 31,892,773
A-3       $ 18,823,624         6.70%       99.99546%        0.235%       $ 18,778,534
A-4       $ 61,986,631         6.98%       99.98956%        0.277%       $ 61,808,457
B         $ 13,570,520         7.28%       99.97916%        0.350%       $ 13,520,195
          ------------                                                   ------------
Total     $157,155,372                                                   $156,771,943

---------------

(1) Approximate as to all dollar amounts.

(2) Before deducting expenses estimated to be $500,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CLASS A NOTES ARE BEING OFFERED BY:
FIRST UNION CAPITAL MARKETS CORP.
                  NESBITT BURNS SECURITIES, INC.
                                             PNC CAPITAL MARKETS, INC.
THE CLASS B NOTES ARE BEING OFFERED BY:
                       FIRST UNION CAPITAL MARKETS CORP.

         The date of this prospectus supplement is September 22, 1999.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

         This prospectus supplement does not contain complete information about the offering of the offered notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the offered notes to you unless you have received both this prospectus supplement and the prospectus.

         TO THE EXTENT THE PROSPECTUS CONTEMPLATES DIFFERENT OR MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

         You should rely only on the information incorporated by reference or provided in this prospectus supplement and the prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the cover page of this prospectus supplement.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS


SUMMARY.................................................S-1
   Parties..............................................S-1
   The Pledged Assets...................................S-1
   The Contracts........................................S-2
   The Notes............................................S-2
   Credit Enhancement...................................S-4
   Optional Redemption..................................S-4
   Material Federal Income Tax Consequences.............S-5
   ERISA Considerations.................................S-5
   Legal Investment.....................................S-5
   Rating of the Offered Notes..........................S-5
RISK FACTORS............................................S-6
FORMATION OF THE TRUST..................................S-9
   The Trust............................................S-9
   The Owner Trustee....................................S-9
   The Indenture Trustee................................S-9
   The Trust Assets....................................S-10
THE RECEIVABLES........................................S-10
   The Equipment.......................................S-10
   The Contracts.......................................S-10
   Substitution and Modification of the Contracts......S-13
   Servicing of the Contracts..........................S-14
   Statistical Information.............................S-15
FIRST SIERRA...........................................S-21
THE SELLERS............................................S-21
THE SERVICER...........................................S-21
   Delinquency and Loss Experience.....................S-22
   Collection Policies.................................S-23
   Year 2000...........................................S-23
LEGAL PROCEEDINGS......................................S-25
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION.................................S-25
DESCRIPTION OF THE NOTES...............................S-25
   General.............................................S-25
   Interest and Principal Payments.....................S-27
   Flow of Funds.......................................S-32
   The Accounts........................................S-35
   Servicer Advances...................................S-36
   Withholding.........................................S-37
   Reports to Noteholders..............................S-37
   Optional Redemption.................................S-38
DESCRIPTION OF THE TRANSACTION DOCUMENTS...............S-39
   Conveyance of Receivables...........................S-39
   Representations and Warranties of First Sierra......S-39
   Indemnification.....................................S-41
   Remittance and Other Servicing Procedures...........S-42
   Servicing Compensation and Payment of Expenses......S-42
   Evidence as to Compliance...........................S-43
   Certain Matters Relating to the Servicer............S-43
   Events of Servicing Termination.....................S-44
   Rights Upon an Event of Servicing Termination.......S-44
   Events of Default...................................S-44
   Termination of the Trust............................S-45
   Amendment...........................................S-45
   Duties and Immunities of the Indenture Trustee......S-46
   Resignation and Removal of the Indenture Trustee....S-46
PREPAYMENT AND YIELD CONSIDERATIONS....................S-47
   Weighted Average Lives of the Notes.................S-48
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...............S-68
   Tax Characterization of the Trust...................S-68
   Tax Consequences to Holders of the Notes............S-68
STATE AND LOCAL TAX CONSIDERATIONS.....................S-71
ERISA CONSIDERATIONS...................................S-72
LEGAL INVESTMENT.......................................S-73
RATINGS................................................S-73
METHOD OF DISTRIBUTION.................................S-73
LEGAL MATTERS..........................................S-75
INDEX OF PRINCIPAL DEFINED TERMS.......................S-76

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

                                   ----------

PARTIES

THE TRUST

         First Sierra Equipment Contract Trust 1999-2, a common law trust acting through First Union Trust Company, National Association, as owner trustee, is a Delaware common law trust. The principal executive offices of the trust are in Wilmington, Delaware, in care of the owner trustee, at the address of the owner trustee specified below.

THE DEPOSITOR

         First Sierra Receivables III, Inc. is a Delaware corporation. The depositor is a wholly-owned special-purpose subsidiary of First Sierra. The address of the depositor is 600 Travis Street, Suite 7050, Houston, Texas 77002, and its telephone number is (713) 221-8822.

FIRST SIERRA

         First Sierra Financial, Inc. is a Delaware corporation. The address of First Sierra is 600 Travis Street, Suite 7050, Houston, Texas 77002, and its telephone number is (713) 221-8822. First Sierra originated the contracts and will also service the contracts held by the trust.

THE SELLERS

         The Sellers are certain affiliates and certain trusts sponsored by First Sierra or its affiliates, including investors in such trusts.

THE INDENTURE TRUSTEE

         Bankers Trust Company is a New York banking corporation. The corporate trust offices of the indenture trustee is Four Albany Street, New York, New York 10006, and its telephone number is (212) 250-4237.

THE OWNER TRUSTEE

         First Union Trust Company, National Association, is a national banking association. The corporate trust offices of the owner trustee are located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, and its telephone number is (302) 888-7539.


THE PLEDGED ASSETS

         The notes will be backed solely by a pledge of the assets of the trust. The assets of the trust will consist of:

o a segregated pool of direct finance leases and commercial loan contracts relating to a wide range of equipment, together with all monies received relating thereto after September 1, 1999;

o the security interest of the originator or its affiliate in the equipment or other property securing such contracts;

o all funds on deposit in certain accounts relating to the contracts and the equipment;

o moneys on deposit in a reserve account which will be used to fund shortfalls in interest and principal payments to the noteholders on each payment date; and

o certain of the originator's rights under insurance policies relating to the contracts and the equipment.

Any security deposits received by the servicer with respect to the contracts will be retained by the servicer, and such amounts will not be available to the trust in the event of the liquidation of the related contracts.


THE CONTRACTS

         Each contract was previously originated by either: (i) a third-party unaffiliated with First Sierra, each, a "source," and acquired by First Sierra through its "private label program"; or (ii) First Sierra directly through its "vendor" or "broker program."

         The sellers will transfer the contracts and a security interest in the related equipment to the trust. The trust will then pledge all of its right, title and interest in and to such contracts and equipment to the indenture trustee on behalf of the noteholders.


         All of the contracts:

o    which are in the form of leases are characterized as finance leases;

o require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual, or annual basis, in arrears or in advance;

o require that the obligor under such contract assumes all responsibility with respect to the related equipment, including the obligation to pay all costs relating to its operation, maintenance, repair and, with certain exceptions described herein, insurance or self insurance; and

o contain "hell or high water" provisions, which unconditionally obligate the obligor to make all scheduled payments without setoff.

         The principal value of the pool of contracts at any time will be calculated by discounting their remaining payments (except for delinquent payments) at a rate equal to 7.525%.

THE NOTES

DENOMINATIONS

         The offered notes will initially be issued in book-entry form only, through the facilities of The Depository Trust Company. The offered notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof, with the exception of one note in each class which will be issued in an odd amount.

PAYMENT DATE

         Principal and interest is scheduled to be paid to the noteholders on the 16th day of each month if the 16th is a business day. If the 16th is not a business day, the payment date will be the next following day that is a business day. The first payment date will be October 18, 1999.

RECORD DATE

         The indenture trustee will make payments to the noteholders of record as of the close of business on the last day of the interest accrual period for such month.

COLLECTION PERIOD

         Payments made on each payment date will relate to the collections received in respect of the contracts and the equipment during the period beginning on the opening of business on the second day of the immediately preceding calendar month and ending on the close of business on the first day of the calendar month in which such payment date occurs.

CLOSING DATE

         On or about September 29, 1999.

INTEREST

         Interest on the notes of each class is due and payable on each monthly payment date and will accrue at the applicable note rate from the prior payment date to the day before the next payment date. In the case of the first payment date, interest begins to accrue on the day of the closing.

         For the Class A-1 Notes, interest on the notes will be calculated on an "actual/360" basis. For all other classes of notes, interest on the notes will be calculated on a "30/360" basis.

PRINCIPAL

         On each payment date, the noteholders are scheduled to receive an amount of principal generally equal to the sum of actual principal collections, payments by the originator for contracts repurchased by it and the value of any defaulted contracts, all as determined by the decrease in the principal value of the contracts from the prior collection period to the current collection period. The noteholders of each class of notes are scheduled to receive a percentage of the above amount. Each class's percentage will equal such class's initial note principal balance divided by the sum of the aggregate balance of all of the contracts on September 1, 1999. No principal is paid or is due to the trust certificate holder until principal due to all classes of notes is paid.

         The trust will pay principal in the following priority:

o to the Class A-1 noteholders until the principal amount on the Class A-1 Notes is reduced to zero;

o to the Class A-2, A-3 and A-4 noteholders, the payment of principal due on the outstanding Class A Notes. Amounts distributed to the holders of the Class A-2, A-3 and A-4 Notes will be paid in a "sequential pay" fashion: first to the holders of the Class A-2 Notes until the principal amount on the Class A-2 Notes is zero; then to the holders of the Class A-3 Notes until the principal amount on the Class A-3 Notes is zero; and to the holders of the Class A-4 Notes until principal amount on the Class A-4 Notes is zero;

o to the Class B noteholders, the payment of principal due on the outstanding Class B Notes;

o to the Class C noteholders, the payment of principal due on the outstanding Class C Notes;

o to the Class D noteholders, the payment of principal due on the outstanding Class D Notes;

o    to the most senior class of notes then outstanding, Reallocated Principal;

o to the Class E noteholders, the payment of principal due on the outstanding Class E Notes;

o amounts otherwise payable as principal to the trust certificate holder will be suspended and will be distributed to the Noteholders on a pro rata basis.

         The principal on the notes may be paid earlier or later than described above, or in greater or lesser amounts. We refer you to "Description of the Notes -- Flow of Funds" in this prospectus supplement for further information regarding the payment of interest and principal on the notes.

FINAL SCHEDULED PAYMENT DATE

         If the notes have not already been paid in full, the trust will pay the outstanding principal amount of the notes in full on the payment dates in the following months:

Class A-1         October, 2000

Class A-2         March, 2002

Class A-3         October, 2002

Class A-4         March, 2006

Class B           March, 2007

Class C           May, 2007

Class D           May, 2007

Class E           July, 2010

         Final payment on the notes will probably be earlier than the final scheduled payment date set forth above for the related class of notes.

CREDIT ENHANCEMENT

         The credit enhancement available to the noteholders will consist of, with respect to each class of notes, (i) the reserve account established with the indenture trustee for the benefit of all noteholders and (ii) the subordination provisions set forth herein in "Description of the Notes - Flow of Funds."

RESERVE ACCOUNT

         On the closing date, the trust will be required to deposit into the reserve account an amount equal to 1.0% of the aggregate discounted contract principal balance of the contracts as of the cut-off date. On each payment date, to the extent that the funds available in the collection account to fund all required interest and principal payments to the holders of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are insufficient to fund all amounts due, amounts on deposit in the reserve account will be used to fund shortfalls to those noteholders in the same priority as such interest and principal is paid to such noteholders. In addition, on the final scheduled payment date of any class of notes if the funds available to fund the outstanding principal balance of that class of notes are insufficient to fund the full amount due, amounts on deposit in the reserve account will be used to fund such shortfall prior to funding any shortfalls in principal, if any, due to the holders of the other notes. On each payment date, following the funding of higher priority items, the remaining available funds will be deposited in the reserve account in the amount necessary to maintain the amount on deposit in the reserve account at its requisite amount.

SUBORDINATION

         The credit enhancement available for the benefit of any class of notes is provided by each class of notes having a lower priority of payment than such class of notes, as well as by the trust certificate. Losses caused by defaults on the underlying contracts will be absorbed:

o        first by the trust certificate holder;

o        second, by the holders of the Class E Notes;

o        third, by the holders of the Class D Notes;

o        fourth, by the holders of the Class C Notes;

o        fifth, by the holders of the Class B Notes; and

o        sixth, by the holders of the Class A Notes.

Thus, any losses on the underlying contracts will be absorbed first by the trust certificate, and then the next successive junior subordinate class of notes.

         In addition, amounts otherwise payable as principal to the trust certificate holder will be suspended and will be distributed to each class of notes pro rata as a further reduction of the outstanding note principal balance of each class.

OPTIONAL REDEMPTION

         The trust certificate holder may redeem the notes on any payment date on which the aggregate discounted contract principal balance is less than 15% of the sum of the aggregate discounted contract principal balance as of the closing date.

         If a redemption occurs, the trust will pay noteholders a final distribution equaling (a) the discounted contract principal balance of all contracts as of the close of business on the second preceding collection period (without any deduction for any security deposit paid by an obligor, unless such security deposit has been deposited in the collection account); (b) the product of (i) each contract's discounted contract principal balance as of the beginning of the immediately preceding collection period and (ii) one-twelfth of the actual discount rate; (c) any scheduled payments theretofore due and not paid by an obligor; and (d) any final contract payment due or to become due under the contract.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Dewey Ballantine LLP, tax counsel, is of the opinion that the offered notes will be treated as debt for federal income tax purposes and the trust will not be treated as an association (or a publicly traded partnership) taxable as a corporation. By your acceptance of an offered note, you agree to treat the notes as debt.

ERISA CONSIDERATIONS

         Subject to the considerations described under "ERISA Considerations" in this prospectus supplement, the offered notes may be purchased by pension, profit sharing and other employee benefit plans and retirement arrangements. Investors should consult with their counsel regarding the applicability of the provisions of the Employer Retirement Income Security Act of 1974, as amended, before purchasing an offered note.

LEGAL INVESTMENT

         The Class A-1 Notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940, as amended.

RATING OF THE OFFERED NOTES

         The offered notes must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co. in order to be issued:

  Class                      Ratings
  -----                      -------
             S&P      Moody's        Fitch         DCR
             ---      -------        -----         ---
   A-1       A-1+       P-1           F1+         D-1+
   A-2       AAA        Aaa           AAA          AAA
   A-3       AAA        Aaa           AAA          AAA
   A-4       AAA        Aaa           AAA          AAA
    B         A          A2            A            A

         You should not assume that the ratings will not be lowered, qualified or withdrawn by the rating agencies.

                                  RISK FACTORS

         In addition to the risk factors discussed in the prospectus, prospective offered noteholders should consider, among other things, the following additional factors in connection with the purchase of the offered notes:

THE ADDITION AND SUBSTITUTION OF        First Sierra may, under certain circumstances, substitute or
CONTRACTS MAY ADVERSELY AFFECT          add certain qualifying contracts to the trust. The addition
CASHFLOW AND MAY DECREASE THE           or substitution of contracts may include contracts that
YIELD ON THE NOTES                      possess different payment due dates and installment amounts than its predecessor contract. It may also include contracts with maturity dates that are different from the maturity
                                        dates of its predecessor contracts. If a significant number of contracts are added or replaced, this could affect the
                                        rate at which distributions are made on the notes and
                                        decrease the yield to noteholders.

                                        First Sierra may only add or substitute contracts that meet certain qualifying characteristics and conditions. The
                                        ability of First Sierra to acquire such contracts may be
                                        affected by a variety of social and economic factors,
                                        including interest rates, unemployment levels, the rate of inflation and public perception of economic conditions
                                        generally. As such, the addition or substitution of
                                        contracts could change the geographic or equipment
                                        concentration of contracts from the characteristics of the pool described as of September 1, 1999. Consequently, any
                                        adverse economic or social factors that particularly affect a certain geographic area or a certain type of equipment may adversely affect the performance of the contracts.

GEOGRAPHIC CONCENTRATIONS OF            As of the statistical calculation date, obligors with
CONTRACTS MAY ADVERSELY AFFECT          respect to approximately 20.64% of the contracts and the
THE CONTRACTS                           related equipment were located in California. To the extent adverse events or economic conditions are particularly
                                        severe in California or in the event an obligor or group of obligors under the contracts in California were to
                                        experience financial difficulties due to the economic
                                        conditions specific to California, the delinquency and loss experience of the contracts could be adversely impacted. In such event, you may experience delays in receiving payments and suffer loss of your investment in the notes.

RISKS ASSOCIATED WITH YEAR 2000         The year 2000 issue is the result of prior computer programs
COMPLIANCE                              being written using two digits instead of four to define the applicable year. Any computer programs that have
                                        time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could

                                        result in major computer system failure or miscalculations.

                                        First Sierra has implemented a six phase program which
                                        involves the testing of all hardware, software, operating
                                        systems, relationships, and services to be completed by the third quarter of 1999. The phases consist of: inventory,
                                        impact analytics, solution planning, corrective procedures, quality assurance, and contingency planning. First Sierra
                                        did not incur any costs to address the year 2000 issues in the year ended December 31, 1998. First Sierra estimates
                                        that it will incur costs approximating $300,000 during 1999 to complete year 2000 issues.

                                        First Sierra has not identified any specific known events, trends or uncertainties related to the year 2000 issue which are reasonably likely to have a material effect on First
                                        Sierra's business.

                                        In the event that the servicer, any subservicer or any of
                                        their suppliers, customers, brokers or agents do not
                                        successfully and timely achieve year 2000 compliance, the
                                        servicer's performance of its obligations under the
                                        Servicing Agreement could be adversely affected. This could result in delays in processing payments on the contracts and could cause delay in distributions to you.

                                        The foregoing constitutes a year 2000 statement and
                                        readiness disclosure subject to the protection afforded it by the federal Year 2000 Information and Readiness
                                        Disclosure Act of 1998.

PAYMENTS ON THE NOTES ARE               The principal source of funds for the repayment of the notes
PRIMARILY FUNDED BY COLLECTIONS         are the collections on the trust assets. Thus, losses on the
ON THE CONTRACT POOL; IF CREDIT         trust assets may cause losses on your note. The structure of
ENHANCEMENT IS EXHAUSTED FOR YOUR       the transaction provides for a limited level of credit
CLASS OF NOTES, LOSSES ON THE TRUST     enhancement for the notes by means of amounts on deposit in
ASSETS WILL LEAD TO LOSSES ON YOUR      the reserve account and by means of subordination. The trust
NOTE                                    certificate is in a first-loss position. Thereafter, losses on the trust assets will be allocated to the most junior
                                        class of notes then outstanding and then to the next senior class of notes outstanding.

                                        In addition, amounts otherwise payable to the trust
                                        certificate holder will be suspended and will be distributed to each class of notes pro rata as a further reduction of
                                        the outstanding note principal balance of each class.

RISKS ASSOCIATED WITH DTC AND THE       With respect to year 2000 issues, DTC has informed members
YEAR 2000                               of the financial community that it has developed and is
                                        implementing a program so that its systems, as the same
                                        relate to the timely payment of distributions (including
                                        principal and income payments) to securityholders,
                                        book-entry deliveries, and settlement of trades within DTC continue to function appropriately on and after January 1,
                                        2000. This program includes a technical assessment and a
                                        remediation plan, each of which is complete. Additionally,
                                        DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

                                        However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not
                                        limited to, its participating organizations (through which noteholders will hold their offered notes), as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant and (ii)
                                        determine the extent of their efforts for year 2000
                                        remediation (and, as appropriate, testing) of their
                                        services. In addition, DTC has stated that it is in the
                                        process of developing such contingency plans as it deems
                                        appropriate.

                                        If problems associated with the year 2000 issue were to
                                        occur with respect to DTC and the services described above, distributions to noteholders could be delayed or otherwise adversely affected.

                             FORMATION OF THE TRUST

         You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Defined Terms" beginning on page S-76 in this prospectus supplement and under the caption "Index of Terms" beginning on page 50 in the accompanying prospectus.


THE TRUST

         First Sierra Equipment Contract Trust 1999-2, a common law trust acting through its trustee, First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee, (the "Trust"), is a common law trust formed in accordance with the laws of the State of Delaware. The Trust was created pursuant to the Trust Agreement, dated as of September 1, 1999 (the "Trust Agreement"), between First Sierra Receivables III, Inc., as depositor (the "Depositor"), and First Union Trust Company, National Association, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. The Trust will not engage in any business activity other than (i) acquiring, holding and pledging the Receivables (as defined herein), (ii) issuing the Notes and the Trust Certificate (each, as defined herein) and (iii) distributing payments thereon.

         The Trust will issue its "Equipment Contract Backed Notes, Series 1999-2" pursuant to the terms of the Indenture. In addition the Trust will issue a certificate (the "Trust Certificate") pursuant to the terms of the Trust Agreement.


THE OWNER TRUSTEE

         First Union Trust Company, National Association is a national banking association, the principal offices of which are located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The Owner Trustee will perform limited administrative functions on behalf of the Trust pursuant to the Trust Agreement. The Owner Trustee's duties are limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.


THE INDENTURE TRUSTEE

         Bankers Trust Company (the "Indenture Trustee") will act as the Indenture Trustee under the Indenture, dated as of September 1, 1999 (the "Indenture"), between the Indenture Trustee, the Trust and First Sierra Financial, Inc., in its capacity as servicer (the "Servicer") and as originator (the "Originator"). Bankers Trust Company is a New York banking corporation, the principal offices of which are located at Four Albany Street, New York, New York 10006. The Indenture Trustee's duties in connection with the Notes is limited solely to its express obligations under the Indenture and the Servicing Agreement, dated as of September 1, 1999 (the "Servicing Agreement"), among First Sierra Financial, Inc., in its capacity as Servicer and as Originator, Bankers Trust Company, as Indenture Trustee and the Trust, as Issuer.

THE TRUST ASSETS

         The assets of the Trust (the "Trust Assets") will consist of: (i) a pool of finance leases and commercial loan contracts (the "Contracts"), a security interest in the related equipment (the "Equipment" and, together with the Contracts, the "Receivables"), and any Scheduled Payments, Final Scheduled Payments and Defaulted Contract Recoveries (each, as defined herein) to be made by the party who is the obligor under the related Contract (the "Obligor") (but not including any payments due on or prior to the related Cut-Off Date (as defined herein)); (ii) any guaranties of an Obligor's obligations under a Contract; (iii) with respect to any Contract, copies of the Contract, any UCC financing statement and other original documents related to the Contract, the application of the related Obligor, documentation evidencing the information with respect to such Contract input into the computerized electronic contract management system maintained by the Servicer for all Contracts and other agreements similar to the Contracts, and any other information required by the Servicer pursuant to its customary policies and procedures (the "Contract Files"); (iv) the insurance policies maintained by the Obligors with respect to the Equipment (the "Insurance Policies") and the proceeds of such Insurance Policies; (v) any rights of the Trust under the Receivables Transfer Agreement, the Servicing Agreement and all Source Agreements (each, as defined herein) (including the right to instruct First Sierra to exercise any unassignable rights of enforcement under the Contracts and any guaranties thereof); (vi) moneys from time to time deposited in the Collection Account; (vii) moneys from time to time on deposit in the Reserve Account and (viii) any and all income and proceeds of the foregoing. The Trust Assets will not include any security deposits received by the Servicer with respect to the Contracts.

                                 THE RECEIVABLES

         The Receivables consist primarily of a segregated pool of finance lease and commercial loan contracts and a security interest in the related underlying equipment or other property.

THE EQUIPMENT

         The Equipment subject to the Contracts consists of small to medium sized equipment used in a wide variety of businesses consistent with small ticket equipment leasing. The equipment and other property underlying the Contracts may include, but is not limited to, the following: (i) computers and peripherals; (ii) computer software; (iii) medical and dental related equipment including dental operatories; (iv) medical, dental and veterinary diagnostic equipment including x-ray machines, blood analyzers, and other diagnostic equipment, (v) telecommunications, (vi) general office, (vii) automotive servicing, (viii) hospitality and food services related equipment; (ix) equipment utilized in the arbor industry; (x) machines tools; (xi) manufacturing process equipment; (xii) heavy mobile construction equipment; (xiii) copiers; and (xiv) specialty vehicles including bucket trucks, lifts, delivery vans and trucks.

THE CONTRACTS

         The Contracts consist of small ticket leases, commercial loans and security interests in the related equipment or other property (i) acquired by First Sierra from small independent leasing companies on an on-going basis through the Private Label Program or (ii) originated directly by First Sierra through the Broker Program or the Vendor Program (each as defined in the prospectus). See "First Sierra" in the prospectus.

         The Trust will acquire the Contracts on the Closing Date pursuant to the Receivables Transfer Agreement, dated as of September 1, 1999 (the "Receivables Transfer Agreement"), among First Sierra, First Sierra Receivables III, Inc., First Union National Bank, Variable Funding Capital Corporation, Fairway Finance Corporation, Bankers Trust Company and the Trust.

         All of the Contracts require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance. With respect to a Payment Date and a Contract, the periodic payment (exclusive of any amounts in respect of insurance, warranty extensions, service contracts or taxes, and reflecting any adjustment for partial Prepayments, and further reflecting the effect of any permitted modification to such Contract) set forth in such Contract due from the Obligor in the related Collection Period are the "Scheduled Payments" for such Contract; provided, however, that with respect to any Contract as to which First Sierra retained the security deposit, a Scheduled Payment shall not include the final payment or payments to be made thereon equal to the amount of such security deposit.

         With respect to any Contract, the Trust is entitled to the Scheduled Payments, Final Scheduled Payments and Defaulted Contract Recoveries made after the related Cut-Off Date. The Cut-Off Date with respect to the Contracts acquired by the Trust on the Closing Date is September 1, 1999 (the "Initial Cut-Off Date") and the Cut-Off Date with respect to any Substitute Contracts (the "Substitute Cut-Off Date") is as of the close of business on the first day of the calendar month in the month in which the Trust acquires such Substitute Contract (the "Substitute Transfer Date"). As used herein, "Cut-Off Date" with respect to a Contract means the Initial Cut-Off Date or the Substitute Cut-Off Date, as applicable.

         With respect to any Contract, the "Final Scheduled Payment" is any payment set forth in such Contract other than the regular Scheduled Payment which is required to be paid by the related Obligor at the maturity of such Contract to the extent included in the Discounted Contract Principal Balance (as defined herein).

         "Defaulted Contract Recoveries" are all proceeds of the sale of Equipment related to Defaulted Contracts and any amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment.

         With respect to any Payment Date, the "Collection Period" is the period from the opening of business on the second day of the immediately preceding calendar month through the close of business on the first day of the calendar month in which such Payment Date occurs and the "Determination Date" is the second business day immediately prior to such Payment Date.

         The Contracts have the characteristics specified in the Servicing Agreement which characteristics are summarized herein.

         The Servicer will service the Contracts in accordance with the terms of the Servicing Agreement. The Servicer may allow an Obligor to prepay a Contract in an amount not less than the related Prepayment Amount. In addition, in the event that an Obligor requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Contract from the Trust Assets, but only upon payment of an amount (the "Repurchase Amount") equal to the sum of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the beginning of the immediately preceding Collection Period and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.

         The "Discounted Contract Principal Balance" of a Contract, on any Determination Date, is equal to the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract repurchased by First Sierra or the Servicer pursuant to the Indenture shall be equal to zero.

         The Discounted Contract Principal Balance for each Contract shall be calculated assuming:

         (i)      Scheduled Payments are due on the last day of each Collection
                  Period;

         (ii) Scheduled Payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

         (iii) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

         The "Aggregate Discounted Contract Principal Balance" as determined from time to time is equal to the sum of the Discounted Contract Principal Balances of all Contracts in the pool as of such date of determination.

         The discount rate of 7.525% (the "Discount Rate") which will be used to calculated the Discounted Contract Principal Balance of each Contract is equal to the sum of (i) the weighted average of the Class A-1 Note Rate, the Class A-2 Note Rate, the Class A-3 Note Rate, the Class A-4 Note Rate, the Class B Note Rate, the Class C Note Rate, the Class D Note Rate and the Class E Note Rate, weighted by (x) the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance, the Initial Class A-3 Note Principal Balance, the Initial Class A-4 Note Principal Balance, the Initial Class B Note Principal Balance, the Initial Class C Note Principal Balance, the Initial Class D Note Principal Balance and the Initial Class E Note Principal Balance, as applicable, and (y) the expected weighted average life of each Class of Notes, as applicable, assuming a constant prepayment rate of 6.0%, and (ii) the Servicer Fee Rate (as defined herein).

         The Initial Aggregate Discounted Contract Principal Balance of the Contracts as of the Initial Cut-Off Date calculated using the Discount Rate is $175,103,478.

         The "Prepayment Amount" for any Contract is equal to an amount, without duplication, equal to the sum of (i) the Discounted Contract Principal Balance of such Contract as of the close of business on the last day of second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the immediately preceding Payment Date and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.

SUBSTITUTION AND MODIFICATION OF THE CONTRACTS

         First Sierra may substitute one or more Contracts (a "Substitute Contract") and transfer a security interest in the related Equipment for and replace one or more Contracts and terminate the security interest in the related Equipment that (i) becomes a Delinquent Contract, a Defaulted Contract, a Prepayment or an Early Termination Contract (each, as defined herein) or (ii) are required to be repurchased by First Sierra pursuant to the Servicing Agreement.

         As of any Determination Date, a "Delinquent Contract" is a Contract (other than a Contract which became a Defaulted Contract prior to such Determination Date) with respect to which all or a portion of any Scheduled Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due.

         A Contract becomes a "Defaulted Contract" (i) at the earlier of the date on which (a) the Servicer has determined in its sole discretion, in accordance with the Servicing Standard and its customary servicing procedures, that such Contract is not collectible, or (b) all or part of a Scheduled Payment thereunder is more than 180 days delinquent, or (iii) if such Contract was repurchased by a Source pursuant to a Source Agreement.

         An "Early Termination Contract" is any Contract that has terminated pursuant to the terms of such Contract prior to its scheduled expiration date, other than a Defaulted Contract.

         A "Prepayment" means, with respect to a Collection Period and a Contract (except a Defaulted Contract), the amount received by the Servicer during such Collection Period from or on behalf of an Obligor with respect to such Contract in excess of the sum of (x) the Scheduled Payment and any Final Scheduled Payment due during such Collection Period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges (as defined herein) for such Contract, so long as such amount is designated by the Obligor as a prepayment and the Servicer has consented to such prepayment. Defaulted Contract Recoveries are not Prepayments.

         With respect to a Contract, the "Initial Unpaid Amounts" are equal to the excess of (x) the aggregate amount of all Scheduled Payments due prior to the related Cut-Off Date over (y) the aggregate of all Scheduled Payments made prior to such Cut-Off Date with respect to such Contract.

         A "Source" is the third party from whom the Originator acquired Contracts pursuant to the Originator's Private Label Program.

         A "Source Agreement" means an agreement between the Originator and a Source pursuant to which the Originator acquired all right, title and interest of the Source in and to a Contract and a security interest in the Source's right, title and interest in and to the related Equipment.

         Each Substitute Contract shall satisfy certain representations and warranties set forth in the Servicing Agreement and as summarized under "Description of the Transaction Documents -- Representations and Warranties of First Sierra" herein as of the related Substitute Transfer Date. In addition, Substitute Contracts may not be added to the Trust unless the following conditions are satisfied:

         (i) on a cumulative basis from the Initial Cut-Off Date, the sum of the Discounted Contract Principal Balance (as of the related Substitute Cut-Off
     Date) of all Substitute Contracts does not exceed 10% of the sum of the Initial Aggregate Discounted Contract Principal Balance of all Contracts as of the Initial Cut-Off Date;

         (ii) as of the related Substitute Cut-Off Date, the Substitute Contract(s) then being transferred have a Discounted Contract Principal Balance that is not less than the Discounted Contract Principal Balance of the Contract(s) being replaced; and

         (iii) no substitution shall be permitted if, as a result thereof, the sum of the Scheduled Payments on all Contracts due in any Collection Period thereafter would be less than or increase the amount by which it is less than the sum of the Scheduled Payments which would otherwise be due in such Collection Period.

         The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders. However, the Servicer will covenant in the Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest, and (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract except as necessary to effect recovery under Defaulted Contracts; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust.

         The Servicer may accept Prepayment in part or in full; provided, however, that (i) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and
(ii) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the related Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance of the related Contract prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to recalculate the Discounted Contract Principal Balance and the allocation of Scheduled Payments to principal and interest.

SERVICING OF THE CONTRACTS

         Pursuant to the Servicing Agreement, the Servicer will manage, administer, service and make collections on the Contracts in accordance with the terms of the Servicing Agreement, the Contracts, the Servicer's current credit and collection policies and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, if any, giving due consideration to customary and usual standards of practice of prudent institutional small ticket equipment finance lease servicers and, in each case, taking into account its other obligations under the Servicing Agreement (collectively, the "Servicing Standard"). The Servicer shall use commercially reasonable best efforts consistent with the Servicing Standard and its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the Contract and act as sales and processing agent for Equipment which it repossesses. The Servicer shall follow such practices and procedures as are consistent with the Servicing Standard and as it shall deem necessary or advisable and as shall be customary and usual in its servicing of equipment leases and other actions by the Servicer in order to realize upon such a Contract, which may include reasonable efforts to enforce any recourse obligations of Obligors and repossessing and selling the Equipment at public or private sale. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds and recoveries on such Equipment by an amount greater than the amount of such expenses. See "The Servicer" and "Description of the Transaction Documents" herein for additional information regarding the Servicer and the servicing of the Contracts.

STATISTICAL INFORMATION

         The statistical information presented in this prospectus supplement describes only the Contracts included in the Trust Assets on the Closing Date. All statistical information is stated as of the Statistical Calculation Date and all percentages, unless otherwise stated, are by Statistical Aggregate Discounted Contract Principal Balance (as defined herein).

         As of September 1, 1999 (the "Statistical Calculation Date"), the Contracts had an Aggregate Discounted Contract Principal Balance (calculated using an assumed discount rate of 7.546% (the "Statistical Discount Rate")) of approximately $175,015,862 (the "Statistical Aggregate Discounted Contract Principal Balance"). The "Statistical Discounted Contract Principal Balance" of a Contract is the Discounted Contract Principal Balance of such Contract discounted to the Statistical Calculation Date at the Statistical Discount Rate.

         Between the Statistical Calculation Date and September 29, 1999 (the "Closing Date") some amortization of the pool is expected to occur. Moreover, Contracts that are not included in the pool as of the Statistical Calculation Date may be included in the pool as of the Closing Date. While the statistical distribution of the characteristics as of the Closing Date for the Receivables pool (calculated at the Discount Rate) may vary somewhat from the statistical distribution of such characteristics as of the Statistical Calculation Date (calculated at the Statistical Discount Rate) as presented in this prospectus supplement, such characteristics will not vary by more than 5% (measured by the Aggregate Discounted Contract Principal Balance).

         The final Scheduled Payment on the Contract with the latest maturity is due in July, 2009. As of the Statistical Calculation Date, all of the Contracts had (i) original terms to maturity ranging from 3 months to 122 months, with a weighted average original term to maturity of approximately 61.08 months and
(ii) a remaining term to maturity of not less than 2 months and not more than 119 months, with a weighted average remaining term to maturity of approximately
56.52 months.

         References herein to percentages of Obligors refer in each case to the percentage of the Statistical Discounted Contract Principal Balance of the Contracts as of the Statistical Calculation Date.

         As of the Statistical Calculation Date, the Statistical Discounted Contract Principal Balances of the Contracts ranged from $403 to $797,585. No more than 0.36% of the Statistical Aggregate Discounted Contract Principal Balance is attributable to any one Obligor, with the exception of one Obligor that makes up 0.79% of the statistical discounted contract principal balance, and the average Statistical Discounted Contract Principal Balance is approximately $22,998.

         Following is certain statistical information relating to the Contracts, calculated as of the Statistical Calculation Date and assuming a Statistical Discount Rate of 7.546%. Certain columns may not total 100% due to rounding.

             DISTRIBUTION OF THE CONTRACTS BY STATISTICAL DISCOUNTED
                           CONTRACT PRINCIPAL BALANCE

                                                                                                 Percentage of
                                                                 Statistical Discounted      Statistical Aggregate
     Discounted Contract            Number of                           Contract              Discounted Contract
      Principal Balance             Contracts       % Pool          Principal Balance          Principal Balance
-----------------------------       ---------       ------       ----------------------      ---------------------
  Greater        Less Than or
   Than            Equal to
   ----            --------
$       1         $  15,000           4,758         62.52%          $  26,120,091                   14.92%
   15,000            25,000             990         13.01%             19,128,377                   10.93%
   25,000            50,000             988         12.98%             35,599,287                   20.34%
   50,000            75,000             454          5.97%             27,512,262                   15.72%
   75,000           100,000             145          1.91%             12,241,838                    6.99%
  100,000           200,000             183          2.40%             26,415,170                   15.09%
  200,000           350,000              72          0.95%             18,160,818                   10.38%
  350,000           500,000              12          0.16%              5,081,022                    2.90%
  500,000           600,000               5          0.07%              2,706,734                    1.55%
  600,000           800,000               3          0.04%              2,050,265                    1.17%
                                      -----        ------           -------------                  ------
Total..........................       7,610        100.00%          $ 175,015,862                  100.00%
                                      =====        ======           =============                  ======

                DISTRIBUTION OF THE CONTRACTS BY DEFINED OBLIGOR
                     INDUSTRY (TOP 25) AS OF THE STATISTICAL
                                CALCULATION DATE

                                                                                                        Percentage of
                                                                                                         Statistical
                                             Number                             Statistical         Aggregate Discounted
                                               of                           Discounted Contract           Contract
           Industry Type                    Contracts         % Pool         Principal Balance        Principal Balance
------------------------------------        ---------         ------        -------------------     --------------------
Offices And Clinics Of Dentists                 680            8.94%         $    52,415,202                29.95%
Offices & Clinics Of Medical Doctors            199            2.61%               7,631,429                 4.36%
Eating And Drinking Places                      332            4.36%               6,444,406                 3.68%
Equipment Rental & Leasing                      221            2.90%               4,932,966                 2.82%
Veterinary Services                              74            0.97%               4,118,773                 2.35%
Grocery Stores                                  338            4.44%               3,546,297                 2.03%
Business Services                               238            3.13%               2,825,311                 1.61%
Gasoline Service Stations                       126            1.66%               2,764,392                 1.58%
Trucking, Except Local                           87            1.14%               2,201,401                 1.26%
Automotive Repair Shops                         258            3.39%               2,066,052                 1.18%
Hotels And Motels                               103            1.35%               1,877,010                 1.07%
Offices And Clinics Of Optometrists              31            0.41%               1,676,716                 0.96%
Groceries and Related Products                  208            2.73%               1,526,934                 0.87%
Automatic Vending Machines                       78            1.02%               1,417,514                 0.81%
Local Trucking, Without Storage                  50            0.66%               1,377,039                 0.79%
Carpet And Upholstery Cleaning                   60            0.79%               1,317,421                 0.75%
Coin-Operated Amusement Devices                  57            0.75%               1,222,075                 0.70%
Trucking And Warehousing                         41            0.54%               1,210,946                 0.69%
Religious Organizations                          74            0.97%               1,191,629                 0.68%
Hotels And Other Lodging Places                  36            0.47%               1,016,402                 0.58%
Automotive Dealers                               46            0.60%               1,008,220                 0.58%
Offices And Clinics Of Chiropractors             37            0.49%                 967,914                 0.55%
Lawn and Garden Services                         56            0.74%                 931,684                 0.53%
Top & Body Repair & Paint Shops                  36            0.47%                 891,085                 0.51%
Ornamental Shrub and Tree Service                34            0.45%                 890,327                 0.51%
                                              -----           -----          ---------------                -----
Total Top 25 Defined Industries               3,500           45.99%         $   107,469,348                61.41%
                                              -----           -----          ---------------                -----
All others (including not defined)            4,110           54.01%         $    67,546,514                38.59%
                                              -----           -----          ---------------                -----
Total                                         7,610          100.00%         $   175,015,862               100.00%
                                              =====          ======          ===============               ======

            DISTRIBUTION OF THE CONTRACTS BY OBLIGOR BILLING ADDRESS

                                                                                              Percentage of
                                   Number                             Statistical         Statistical Aggregate
                                     of                           Discounted Contract      Discounted Contract
            State                 Contracts         % Pool         Principal Balance        Principal Balance
----------------------------      ---------         ------        -------------------     ---------------------
Alabama                               117            1.54%         $     1,669,808                 0.95%
Alaska                                 12            0.16%                 365,410                 0.21%
Arizona                               114            1.50%               3,725,495                 2.13%
Arkansas                               77            1.01%               1,265,292                 0.72%
California                          1,099           14.44%              36,120,827                20.64%
Colorado                              115            1.51%               2,741,791                 1.57%
Connecticut                            94            1.24%               2,065,597                 1.18%
Delaware                               34            0.45%                 561,796                 0.32%
District of Columbia                   12            0.16%                 567,202                 0.32%
Florida                               698            9.17%              13,783,205                 7.88%
Georgia                               225            2.96%               5,767,334                 3.30%
Hawaii                                 34            0.45%                 437,992                 0.25%
Idaho                                  21            0.28%                 430,105                 0.25%
Illinois                              260            3.42%               7,480,285                 4.27%
Indiana                               107            1.41%               2,368,241                 1.35%
Iowa                                   25            0.33%               1,134,660                 0.65%
Kansas                                 75            0.99%               1,240,407                 0.71%
Kentucky                               86            1.13%               1,353,873                 0.77%
Louisiana                             204            2.68%               1,541,056                 0.88%
Maine                                  21            0.28%                 477,488                 0.27%
Maryland                              146            1.92%               3,248,864                 1.86%
Massachusetts                         165            2.17%               4,154,237                 2.37%
Michigan                              209            2.75%               3,828,453                 2.19%
Minnesota                              52            0.68%               1,420,884                 0.81%
Mississippi                            86            1.13%                 770,458                 0.44%
Missouri                              155            2.04%               2,225,522                 1.27%
Montana                                17            0.22%                 353,038                 0.20%
Nebraska                               47            0.62%                 925,424                 0.53%
Nevada                                 63            0.83%               1,464,075                 0.84%
New Hampshire                          42            0.55%               1,192,621                 0.68%
New Jersey                            249            3.27%               7,097,279                 4.06%
New Mexico                             27            0.35%               1,071,942                 0.61%
New York                              457            6.01%               9,846,429                 5.63%
North Carolina                        175            2.30%               3,238,211                 1.85%
North Dakota                            5            0.07%                  98,565                 0.06%
Ohio                                  228            3.00%               4,680,467                 2.67%
Oklahoma                               48            0.63%                 932,564                 0.53%
Oregon                                107            1.41%               2,793,400                 1.60%
Pennsylvania                          259            3.40%               4,699,396                 2.69%
Rhode Island                           48            0.63%                 950,148                 0.54%
South Carolina                        119            1.56%               2,458,490                 1.40%
South Dakota                            8            0.11%                 120,830                 0.07%
Tennessee                             150            1.97%               2,620,149                 1.50%
Texas                                 752            9.88%              16,757,817                 9.58%
Utah                                   58            0.76%                 622,226                 0.36%
Vermont                                19            0.25%                 491,251                 0.28%
Virginia                              165            2.17%               4,436,817                 2.54%
Washington                            213            2.80%               5,201,390                 2.97%
West Virginia.                         48            0.63%                 927,592                 0.53%
Wisconsin                              57            0.75%               1,174,793                 0.67%
Wyoming                                 6            0.08%                 114,668                 0.07%
                                    -----          ------          ---------------               ------
Total                               7,610          100.00%         $   175,015,862               100.00%
                                    =====          ======          ===============               ======

           DISTRIBUTION OF THE CONTRACTS BY REMAINING TERM TO MATURITY
                     AS OF THE STATISTICAL CALCULATION DATE

                                                                                            Percentage of
                                 Number                             Statistical         Statistical Aggregate
                                   of                           Discounted Contract      Discounted Contract
Remaining Term in Months        Contracts         % Pool         Principal Balance        Principal Balance
------------------------        ---------         ------        -------------------     ---------------------
          1 - 12                    167            2.19%           $   2,007,062                 1.15%
         13 - 24                    601            7.90%               5,504,139                 3.14%
         25 - 36                  2,034           26.73%              27,949,912                15.97%
         37 - 48                  2,119           27.84%              22,922,359                13.10%
         49 - 60                  2,132           28.02%              61,993,350                35.42%
         61 - 72                    177            2.33%              10,120,991                 5.78%
         73 - 84                    349            4.59%              36,283,879                20.73%
         85 - 96                      5            0.07%                 969,554                 0.55%
        97 - 108                      1            0.01%                 257,216                 0.15%
       109 - 120                     25            0.33%               7,007,400                 4.00%
       ---------                  -----           -----            -------------               ------
Total                             7,610          100.00%           $ 175,015,862               100.00%
                                  =====          ======            =============               ======


           DISTRIBUTION OF THE CONTRACTS BY ORIGINAL TERM TO MATURITY
                     AS OF THE STATISTICAL CALCULATION DATE

                                                                                             Percentage of
                                 Number                             Statistical         Statistical Aggregate
                                   of                           Discounted Contract      Discounted Contract
Original Term in Months         Contracts         % Pool         Principal Balance        Principal Balance
-----------------------         ---------         ------        -------------------     ---------------------
          1 - 12                    119            1.56%           $   1,261,029                 0.72%
         13 - 24                    512            6.73%               4,744,477                 2.71%
         25 - 36                  1,698           22.31%              22,785,692                13.02%
         37 - 48                  2,175           28.58%              24,013,493                13.72%
         49 - 60                  1,873           24.61%              49,612,931                28.35%
         61 - 72                    817           10.74%              24,742,553                14.14%
         73 - 84                    299            3.93%              30,626,717                17.50%
         85 - 96                     90            1.18%               9,732,318                 5.56%
        97 - 108                      2            0.03%                 489,251                 0.28%
       109 - 120                     18            0.24%               5,745,172                 3.28%
       121 - 132                      7            0.09%               1,262,228                 0.72%
       ---------                  -----           -----            -------------               ------
Total                             7,610          100.00%           $ 175,015,862               100.00%
                                  =====          ======            =============               ======

                                  FIRST SIERRA

         First Sierra Financial, Inc. ("First Sierra"), a Delaware corporation, was founded in June, 1994. Its principal executive offices are located at 600 Travis Street, Suite 7050, Houston, Texas 77002. First Sierra, is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "BTOB."

         First Sierra is the originator of the Contracts being transferred to the Trust (in its separate capacity as originator, the "Originator"). Since its incorporation through June 30, 1999, First Sierra has acquired approximately $2.1 billion of contracts for equipment and other property. For a discussion regarding First Sierra and its origination programs and underwriting guidelines, see "First Sierra" in the prospectus.

                                   THE SELLERS

         The Depositor and certain affiliates and certain trusts sponsored by the Originator or its affiliates, including investors related thereto (collectively, the "Sellers") will transfer the Receivables to the Trust pursuant to the Receivables Transfer Agreement.

         The Sellers will warrant to the Trust in the Receivables Transfer Agreement that the transfer of the related Receivables to the Trust is a valid transfer. In addition, the Sellers and the Trust will treat the transactions described herein as an absolute conveyance of the Receivables to the Trust, and the Trust will take or cause to be taken all actions that are required to perfect the Trust's ownership interest in the Receivables. Notwithstanding the foregoing, if First Sierra were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of First Sierra or First Sierra itself were to take the position that the transfer of the Receivables to the Trust should be recharacterized as a pledge of such Receivables to secure a borrowing, then delays in payments of collections of Receivables to the Trust could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Trust is recharacterized as a pledge, then a tax or government lien on the property of First Sierra arising before the transfer of Receivables to the Trust may have priority over the Trust's interest in such Receivables. If the transfer of Receivables to the Trust is treated as a sale, the Receivables would not be part of First Sierra's bankruptcy estate and would not be available to First Sierra's creditors.

                                  THE SERVICER

         First Sierra will act as servicer of the Contracts in the Trust (in its separate capacity as Servicer, the "Servicer").

         As of June 1, 1999, First Sierra employed 494 employees, of which 80 were engaged in management and administrative functions, 47 in credit and collection activities, 45 in collections and customer service and 322 in sales and sales support activities.

DELINQUENCY AND LOSS EXPERIENCE

         The tables set forth below present certain information regarding the delinquency and loss experience of the Servicer's portfolio of contracts for equipment and other property for the periods indicated. There can be no assurance that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the Contracts.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                              FOR THE YEAR ENDED                    FOR THE YEAR ENDED                FOR THE SIX MONTHS ENDED
                               DECEMBER 31, 1997                     DECEMBER 31, 1998                       JUNE 30, 1999
                        ------------------------------      ---------------------------------    ---------------------------------
                        PRIVATE     BROKER/                 PRIVATE     BROKER/                  PRIVATE      BROKER/
                         LABEL      VENDOR     TOTAL         LABEL      VENDOR       TOTAL        LABEL       VENDOR      TOTAL
                        --------   --------   --------      --------   --------    ----------    --------    --------   ----------
Gross Remaining
Contract Receivable     $422,290   $189,068   $611,358      $592,435   $478,139    $1,070,574    $683,089    $622,453   $1,305,543

31 - 60 days past due       1.86%      1.90%      1.87%         1.36%      1.30%         1.33%       1.13%       1.84%        1.47%

61 - 90 days past due       0.60%      0.50%      0.57%         0.63%      0.69%         0.65%       0.45%       0.56%        0.50%

Over 90 days past due       0.38%      0.36%      0.37%         0.40%      0.81%         0.58%       0.43%       1.02%        0.71%

Total                       2.84%      2.76%      2.81%         2.39%      2.80%         2.56%       2.02%       3.42%        2.69%
                        --------   --------   --------      --------   --------    ----------    --------    --------   ----------


                                 LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                               FOR THE YEAR ENDED        FOR THE YEAR ENDED       FOR THE SIX MONTHS
                                               DECEMBER 31, 1997         DECEMBER 31, 1998        ENDED JUNE 30, 1999
                                               ------------------        ------------------       -------------------
Average servicing portfolio                        $321,965                   $653,852                  $942,270

Net losses

   Private Label Programs                          $    222                   $    505                  $    764

   Broker/Vendor Programs                          $    362                   $  3,776                  $  4,596

Percentage of average servicing portfolio              0.18%                      0.65%                     0.57%

--------------

         The tables above include delinquency and loss experiences for the Servicer's overall contract portfolio. Delinquency results have declined over the reported periods due to continued strong overall economic performance and consistent application of credit underwriting standards. The overall net loss performance has increased in total dollar amount due to the increase in the total number of leases acquired, the maturation of earlier acquired leases and an increased proportion of leases originated under First Sierra's retail origination programs.

         While the above delinquency and loss experiences are typical of the Servicer's experiences at the date for the periods indicated, there can be no assurance that the delinquency and loss experiences on the Contracts will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Contracts included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Contracts. The Contracts, in general, are likely to have characteristics which distinguish them from the majority of the contracts in the Servicer's servicing portfolio.

COLLECTION POLICIES

         For a discussion of the Servicer's collection policies, see "The Servicer -- Collection Policies" in the prospectus.


YEAR 2000

         The "year 2000 problem" exists because many computer programs, embedded systems and components were designed to refer to a year by the last two digits of the year, such as "99" for "1999." As a result, some of these systems may not properly recognize that the year that follows "1999" is "2000" and not "1900." If those problems are not corrected, the systems could fail or produce erroneous results. No one knows the extent of the potential impact of the year 2000 problem generally.

State of Readiness

         During 1998, First Sierra began its year 2000 program by making initial inquiries of the software vendors for its major applications as to the year 2000 readiness of such applications. First Sierra received assurances from these vendors that these applications are year 2000 ready. First Sierra also began making inquiries of significant customers and other counterparties as to their year 2000 readiness. For purposes of its year 2000 program, First Sierra has divided all of its applications, systems, relationships and services into three groups:

     - Mission critical items that First Sierra requires to operate its business without disruption,

     - Important items that First Sierra does not require to operate its business without disruption but that are important to day-to-day operations, and

     - Ordinary items that do not depend on date specific data or are not important to day-to-day operations.

         The year 2000 program for all hardware, software, operating systems, relationships and services consists of the following six phases:

Inventory

         During this first phase of its year 2000 program, First Sierra compiled information relating to all hardware, software, operating systems, relationships and services that may be affected by the year 2000 problem. First Sierra has substantially completed this phase.

Impact Analysis

         This phase encompassed the initial analysis of all hardware and software, including embedded technologies and other "non-information technology" applications, and operating systems, significant customers and counterparties, to determine whether there is a possibility that they are not year 2000 ready, and how this may affect First Sierra. First Sierra also investigated and categorized the hardware, software, systems, significant customers and counterparties as mission critical, important, or ordinary. This phase is now complete, except for the identification and categorization of significant customers and other counterparties as to the year 2000 readiness which is expected to be completed during the third quarter of 1999.

Solution Planning

         Based upon the results of its impact analysis, First Sierra has identified the necessary steps to ensure year 2000 readiness for all of its hardware and software, including embedded technologies and other
"non-information technology" applications, and its systems.

Corrective Procedures

         In this phase, First Sierra will detail and perform the steps outlined from the results of the Solution Planning phase to identify those fields or processes that contain a year 2000 problem, and to develop appropriate corrective procedures. These corrective procedures may include remediation, replacement, or retirement. First Sierra expects this phase to be completed during the third quarter of 1999 for mission critical applications and during the fourth quarter of 1999 for important applications.

Quality Assurance

         During this phase, First Sierra will ensure that the necessary steps that are taken to test any date related issues can be properly executed to create year 2000 readiness for the specific process or system. In addition, this phase will ensure that all related processes and systems are not affected by the corrective action. First Sierra expects this phase to be completed during the third quarter of 1999 for mission critical applications and during the fourth quarter of 1999 for important applications.

Contingency Planning

         In the event that First Sierra is unable to correct a year 2000 problem in a mission critical process or system prior to September 30, 1999, or it identifies year 2000 problems with respect to significant customers and other counterparties, a contingency plan will be completed to ensure continued operation after December 31, 1999. In completing this contingency plan, First Sierra will identify alternatives, including manual processes, the expected correction date, and any conversion issues from the manual process to the corrected systems.

Costs to Address The Year 2000 Issues

         First Sierra did not incur any material cost to address year 2000 issues during the year ended December 31, 1998. First Sierra estimates that it will incur costs approximating $300,000, exclusive of internal costs, during 1999 to complete its resolution of year 2000 issues. First Sierra does not separately track internal year 2000 costs that are largely salaries and benefits of First Sierra personnel working on the project.

Risks Of The Year 2000 Issues

         Based upon its year 2000 initiatives to date, First Sierra has not identified any specific known year 2000 events, trends or uncertainties which are reasonably likely to have a material effect on its business, results of operations, or financial condition. First Sierra will continue to review these issues as it evaluates the progress of its year 2000 program.

         The foregoing constitutes a year 2000 statement and readiness disclosure subject to the protections afforded it by the Federal year 2000 Information and Readiness Disclosure Act of 1998.


                                LEGAL PROCEEDINGS

         As of the date of this prospectus supplement, First Sierra is involved in various lawsuits arising in the ordinary course of its business. In the opinion of management of First Sierra, the outcome of these matters will not have a material adverse effect on the financial condition or results of operations of First Sierra.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

         As of the date of this prospectus supplement, the Trust has not had an operating history. The net proceeds of the sale of the offered Notes will be used to purchase the Contracts and make the required deposits into the Reserve Account. The Trust was formed for the limited purposes of (i) the purchase of equipment contracts from First Sierra and its affiliates, (ii) the issuance of notes collateralized by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing.


                            DESCRIPTION OF THE NOTES

         The Notes will be issued pursuant to the Indenture to be entered into by the Servicer, the Trust and the Indenture Trustee. The Servicer will provide a copy of the Indenture to subsequent Noteholders without charge on written request addressed to it at 600 Travis Street, Suite 7050, Houston, Texas 77002.


GENERAL

         Pursuant to the Indenture, the Trust will issue five classes of Notes which are offered by this prospectus supplement:

   o the 5.85535% Class A-1 Equipment Contract Backed Notes (the "Class A-1 Notes") in the initial principal amount of approximately $30,818,212 (the "Initial Class A-1 Note Principal Balance");

   o the 6.46% Class A-2 Equipment Contract Backed Notes (the "Class A-2 Notes") in the initial principal amount of approximately $31,956,385 (the "Initial Class A-2 Note Principal Balance");

   o the 6.70% Class A-3 Equipment Contract Backed Notes (the "Class A-3 Notes") in the initial principal amount of approximately $18,823,624 (the "Initial Class A-3 Note Principal Balance");

   o the 6.98% Class A-4 Equipment Contract Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A

      Notes") in the initial principal amount of approximately $61,986,631 (the "Initial Class A-4 Note Principal Balance"); and

   o the 7.28% Class B Equipment Contract Backed Notes (the "Class B Notes" and together with the Class A Notes, the "Offered Notes") in the initial principal amount of approximately $13,570,520 (the "Initial Class B Note Principal Balance").

         In addition to the Offered Notes, the Trust will also issue four classes of subordinate securities:

   o the 8.01% Class C Equipment Contract Backed Notes (the "Class C Notes") in the initial principal amount of approximately $9,192,933 (the "Initial Class C Note Principal Balance");

   o the 10.27% Class D Equipment Contract Backed Notes (the "Class D Notes") in the initial principal amount of approximately $2,188,793 (the "Initial Class D Note Principal Balance");

   o the 7.03% Class E Equipment Contract Backed Notes (the "Class E Notes" and, collectively with the Class C Notes and the Class D Notes, the "Subordinate Notes"; the Subordinate Notes, collectively with the Offered Notes, the "Notes") in the initial principal amount of approximately $2,363,897 (the "Initial Class E Note Principal Balance"); and

   o  the Trust Certificate.

         The Subordinate Notes and the Trust Certificate are not offered hereby, and will be issued initially to the holder of the Trust Certificate (the "Trust Certificate Holder"). The Trust Certificate Holder expects that some of the Subordinate Notes will be privately placed with one or more qualified institutional investors.

         The "Initial Note Principal Balance" of a Class of Notes means the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance, the Initial Class A-3 Note Principal Balance, the Initial Class A-4 Note Principal Balance, the Initial Class B Note Principal Balance, the Initial Class C Note Principal Balance the Initial Class D Note Principal Balance or the Initial Class E Note Principal Balance, as applicable.

         The "Note Principal Balance" with respect to any Class of Notes means, at any time, the Initial Note Principal Balance of such Class minus all payments theretofore received by the Noteholders of such Class on account of principal.

         The "Aggregate Note Principal Balance" is, at any date of determination, equal to the sum of the Note Principal Balances of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes then outstanding.

         Each class of Offered Notes will initially be issued in book-entry form only through The Depository Trust Company in minimum denominations of $1,000 and integral multiples thereof, with the exception of one Note in each class which will be issued in an odd amount. Payments on the Notes are required to be made by the Indenture Trustee on each Payment Date.

         The obligations evidenced by the Notes are recourse to the assets of the Trust only and are not recourse to the Depositor, First Sierra, the Servicer, the Indenture Trustee, the Owner Trustee or any other Person.

         The Trust will agree in the Indenture and in the respective Notes to pay to the related Noteholders (i) an amount of principal equal to the Initial Note Principal Balance thereof and (ii) Note Interest thereof, in each case, at the times, from the sources and on the terms and conditions set forth in the Indenture and in the respective Notes.


INTEREST AND PRINCIPAL PAYMENTS

         Payments on the Notes will be made on the sixteenth day of each month, or, if such day is not a business day, the next succeeding business day (each such date, a "Payment Date"), commencing on October 18, 1999, to Noteholders of record as of the last calendar day of the related Interest Accrual Period (the "Record Date") . Payments are required to be made by the Indenture Trustee, by check mailed or, if requested by the Noteholder, by wire transfer of immediately available funds, to Noteholders entitled thereto at the address appearing on the certificate register on the Record Date, which, for so long as the Offered Notes are in book-entry form through The Depository Trust Company, will be Cede & Co.

         Interest Payments. The Notes will bear interest from the Closing Date at the applicable interest rate for the respective class as set forth below (the "Note Rate"). The amount of interest accruing during each Interest Accrual Period (as defined herein) and payable to the Noteholders of a Class on the related Payment Date ("Note Current Interest") will be equal to the product of
(x) a fraction, the numerator of which is 30 (or with respect to the Class A-1 Notes, the actual number of days elapsed in the related Interest Accrual Period) and the denominator of which is 360, (y) the Note Rate for such Class of Notes and (z) the aggregate Note Principal Balance of such Class of Notes outstanding immediately prior to such Payment Date.

         The Note Rate for each Class of Notes is as follows:

   o  5.85535% per annum on the Class A-1 Notes (the "Class A-1 Note Rate"),

   o  6.46% per annum on the Class A-2 Notes (the "Class A-2 Note Rate"),

   o  6.70% per annum on the Class A-3 Notes (the "Class A-3 Note Rate"),

   o  6.98% per annum on the Class A-4 Notes (the "Class A-4 Note Rate"),

   o  7.28% per annum on the Class B Notes (the "Class B Note Rate") ,

   o  8.01% per annum on the Class C Notes (the "Class C Note Rate"),

   o  10.27% per annum on the Class D Notes (the "Class D Note Rate"), and

   o  7.03% per annum on the Class E Notes (the "Class E Note Rate").

         On each Payment Date, the interest payments due with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the

Class D Notes and the Class E Notes since the last Payment Date will be the interest that has accrued on such Notes since the last Payment Date (or in the case of the First Payment Date, since the Closing Date) (the "Interest Accrual Period") at the applicable Note Rate applied to the then outstanding Note Principal Balance of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, respectively, after giving effect to payments of principal to the Noteholders on the prior Payment Date. Interest on the Class E Notes is subordinate to the payment of principal on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes as set forth under "Flow of Funds" herein.

         Principal Payments. For each Payment Date, each of the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders will be entitled to receive payments of principal ("Principal Payments"), to the extent funds are available therefor, in the priorities set forth in the Indenture and described herein below and under "Flow of Funds."

         Until the Class A-1 Note Balance has been reduced to zero, all of the principal will be paid to the holders of the Class A-1 Notes. After the Class A-1 Notes have been reduced to zero, principal will be allocated to each class of Notes, pro rata, based on the related Class Percentage and subject to the related Class Floor. The principal paydown rules incorporate a concept of a floor on the subordinate classes, which are the Class B, Class C, Class D and Class E Notes, which means that the Notes of a Class, for so long as any Notes senior to that Class are outstanding, cannot be paid an amount of principal which would reduce the Note Principal Balance of that subordinate Class below its floor level. If a subordinate Class is at its floor level, that subordinate Class is "locked out" from receiving further principal payments, with the additional effect of reallocating the principal that would otherwise have been paid to that subordinate Class to the most senior class then outstanding. The levels of the floors are not static, but are subject to increase in the event that losses on the Contracts are experienced, and cannot be funded by the Trust from the current period's Available Funds and amounts on deposit in the Reserve Account. This increase in the level of the floors tends to "lock out" the subordinate classes earlier, which accelerates the payment of the reallocated principal to the senior classes. If losses become severe, they could be so large that the principal paydown rules result in a sequential-pay senior/subordinated structure among the various note classes, with no principal being paid to a subordinate Class unless the note principal balance of each class senior to it has been paid in full.

         Any excess principal remaining after the payment of principal in the priorities listed below will be redistributed as supplemental principal to the holders of the Class A-1 Notes until the Note Principal Balance of the Class A-1 Notes has been reduced to zero and then to each Class of Notes on a pro rata basis.

         On each Payment Date, to the extent funds are available therefor, the Principal Payment will be paid to the Noteholders in the following priority:

   o for so long as the Class A-1 Notes are outstanding, 100% of the Class A Principal Payment Amount will be allocated to the Class A-1 Noteholders;

   o after the Class A-1 Note Principal Balance has been reduced to zero, (i) to the Class A-2 Noteholders only, until the Note Principal Balance on the Class A-2 Notes has been reduced to zero, the Class A Principal Payment Amount, then (ii) to the Class A-3 Noteholders only, until the Note Principal Balance on the Class A-3 Notes has been reduced to zero, the Class A

      Principal Payment Amount and (iii) to the Class A-4 Noteholders, until the Note Principal Balance on the Class A-4 Notes has been reduced to zero, the Class A Principal Payment Amount;

   o  to the Class B Noteholders, the Class B Principal Payment Amount;

   o  to the Class C Noteholders, the Class C Principal Payment Amount;

   o  to the Class D Noteholders, the Class D Principal Payment Amount;

   o  to the Class E Noteholders, the Class E Principal Payment Amount; and

   o to the extent that the Class B Floor equals or exceeds the Note Principal Balance of the Class B Notes, the Class C Floor equals or exceeds the Note Principal Balance of the Class C Notes, the Class D Floor equals or exceeds the Note Principal Balance of the Class D Notes or the Class E Floor equals or exceeds the Note Principal Balance of the Class E Notes, Reallocated Principal (defined below) shall be reallocated sequentially as a reallocated principal payment on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes as applicable, until the Note Principal Balance of each Class has been reduced to zero.

         The "Class A Principal Payment Amount" with respect to any Payment Date shall equal the lesser of (i) the sum of (a) the product of (x) the Base Principal Amount and (y) the Class A Percentage, plus (b) Overdue Principal with respect to the Class A Notes and (ii) the Note Principal Balance of the Class A Notes.

         The "Base Principal Amount" with respect to any Payment Date shall be equal to the excess of (i) the Aggregate Discounted Contract Principal Balance as of the close of business on the last day of the second preceding Collection Period over (ii) the Aggregate Discounted Contract Principal Balance as of the close of business on the last day of the immediately preceding Collection Period.

         With respect to any Payment Date, "Available Funds" shall be equal to
(i) all amounts held in the Collection Account on the related Determination Date, after taking into account all deposits required to be made on such Determination Date, (ii) proceeds of any Servicer Advances to be made on the Business Day immediately prior to the Payment Date, other than any such amounts which relate to any subsequent Collection Period, and (iii) any Repurchase Amounts to be deposited by the Trust Certificate Holder two Business Days prior to the Payment Date.

         The "Class B Principal Payment Amount" shall equal the lesser of (i) the sum of (a) the product of (x) the Base Principal Amount and (y) the Class B Percentage, plus (b) Overdue Principal with respect to the Class B Notes, (ii) the amount necessary to reduce the Note Principal Balance of the Class B Notes to the Class B Floor and (iii) the amount necessary to reduce the Note Principal Balance of the Class B Notes to zero.

         The "Class C Principal Payment Amount" shall equal the lesser of (i) the sum of (a) the product of (x) the Base Principal Amount and (y) the Class C Percentage, plus (b) Overdue Principal with respect to the Class C Notes, (ii) the amount necessary to reduce the Note Principal Balance of the Class

C Notes to the Class C Floor and (iii) the amount necessary to reduce the Note Principal Balance of the Class C Notes to zero.

         The "Class D Principal Payment Amount" shall equal the lesser of (i) the sum of (a) the product of (x) the Base Principal Amount and (y) the Class D Percentage, plus (b) Overdue Principal with respect to the Class D Notes, (ii) the amount necessary to reduce the Note Principal Balance of the Class D Notes to the Class D Floor and (iii) the amount necessary to reduce the Note Principal Balance of the Class D Notes to zero.

         The "Class E Principal Payment Amount" shall equal the lesser of (i) the sum of (a) the product of (x) the Base Principal Amount and (y) the Class E Percentage, plus (b) Overdue Principal with respect to the Class E Notes, (ii) the amount necessary to reduce the Note Principal Balance of the Class E Notes to the Class E Floor and (iii) the amount necessary to reduce the Note Principal Balance of the Class E Notes to zero.

         With respect to any Class of Notes and any Payment Date, "Overdue Principal" shall equal the excess, if any, of (a) Principal Payment Amounts with respect to such Class due on all prior Payment Dates over (b) the aggregate amount of the principal (from whatever source) actually distributed to Noteholders of such Class on all prior Payment Dates. The "Overdue Principal" with respect to the Class A Notes is equal to the sum of the Overdue Principal for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

         The "Class Floors" means the Class B Floor, the Class C Floor, the Class D Floor or the Class E Floor.

         The "Class A Percentage" will be equal to (i) until the Note Principal Balance of the Class A-1 Notes has been reduced to zero, approximately 97.6% and
(ii) after the Note Principal Balance of the Class A-1 Notes have been reduced to zero, approximately 82.00%.

         The "Class B Percentage" will be equal to (i) until the Note Principal Balance of the Class A-1 Notes has been reduced to zero, 0.00% and (ii) after the Note Principal Balance of the Class A-1 Notes have been reduced to zero, approximately 7.75%.

         The "Class C Percentage" will be equal to (i) until the Note Principal Balance of the Class A-1 Notes has been reduced to zero, 0.00% and (ii) after the Note Principal Balance of the Class A-1 Notes have been reduced to zero, approximately 5.25%.

         The "Class D Percentage" will be equal to (i) until the Note Principal Balance of the Class A-1 Notes has been reduced to zero, 0.00% and (ii) after the Note Principal Balance of the Class A-1 Notes have been reduced to zero, approximately 1.25%.

         The "Class E Percentage" will be equal to (i) until the Note Principal Balance of the Class A-1 Notes has been reduced to zero, 0.00% and (ii) after the Note Principal Balance of the Class A-1 Notes have been reduced to zero, approximately 1.35%.

         The "Class B Floor" with respect to each Payment Date means (a) 4.75% of the Initial Aggregate Discounted Contract Principal Balance, plus (b) the Unfunded Loss Amount with respect to such Payment Date, minus (c) the sum of the Note Principal Balance of the Class C Notes, the Note

Principal Balance of the Class D Notes, the Note Principal Balance of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the lesser of (i) the amount on deposit in the Reserve Account as of the immediately preceding Payment Date and (ii) the excess of (x) the sum of (A) Available Funds on deposit in the Collection Account at the beginning of such Payment Date and (B) the amount on deposit in the Reserve Account as of the immediately preceding Payment Date over (y) the sum of (A) amounts paid in items
(i) through (ix) and (xv) under "Flow of Funds" below and (B) the Base Principal Amount.

         The "Class C Floor" with respect to each Payment Date means (a) 2.25% of the Initial Aggregate Discounted Contract Principal Balance, plus (b) the Unfunded Loss Amount with respect to such Payment Date, minus (c) the sum of the Note Principal Balance of the Class D Notes, the Note Principal Balance of the Class E Notes and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the lesser of (i) the amount on deposit in the Reserve Account as of the immediately preceding Payment Date and (ii) the excess of (x) the sum of (A) Available Funds on deposit in the Collection Account at the beginning of such Payment Date and (B) the amount on deposit in the Reserve Account as of the immediately preceding Payment Date over (y) the sum of (A) amounts paid in items (i) through (ix) and (xv) under "Flow of Funds" below and
(B) the Base Principal Amount; provided, however, that if the Note Principal Balance of the Class B Notes is less than or equal to the Class B Floor on such Payment Date, the Class C Floor will equal the Note Principal Balance of the Class C Notes utilized in the calculation of the Class B Floor for such Payment Date.

         The "Class D Floor" with respect to each Payment Date means (a) 1.20% of the Initial Aggregate Discounted Contract Principal Balance, plus (b) the Unfunded Loss Amount with respect to such Payment Date, minus (c) the sum of the Note Principal Balance of the Class E Notes and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the lesser of (i) the amount on deposit in the Reserve Account as of the immediately preceding Payment Date and
(ii) the excess of (x) the sum of (A) Available Funds on deposit in the Collection Account at the beginning of such Payment Date and (B) the amount on deposit in the Reserve Account as of the immediately preceding Payment Date over
(y) the sum of (A) amounts paid in items (i) through (ix) and (xv) under "Flow of Funds" below and (B) the Base Principal Amount; provided, however, that if the Note Principal Balance of the Class C Notes is less than or equal to the Class C Floor on such Payment Date, the Class D Floor will equal the Note Principal Balance of the Class D Notes utilized in the calculation of the Class C Floor for such Payment Date.

         The "Class E Floor" with respect to each Payment Date means (a) 0.95% of the Initial Aggregate Discounted Contract Principal Balance, plus (b) the Unfunded Loss Amount with respect to such Payment Date, minus (c) the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) ) the lesser of (i) the amount on deposit in the Reserve Account as of the immediately preceding Payment Date and (ii) the excess of (x) the sum of (A) Available Funds on deposit in the Collection Account at the beginning of such Payment Date and
(B) the amount on deposit in the Reserve Account as of the immediately preceding Payment Date over (y) the sum of (A) amounts paid in items (i) through (ix) and
(xv) under "Flow of Funds" below and (B) the Base Principal Amount; provided, however, that if the Note Principal Balance of the Class D Notes is less than or equal to the Class D Floor on such Payment Date, the Class E Floor will equal the Note Principal Balance of the Class E Notes utilized in the calculation of the Class D Floor for such Payment Date.

         The "Overcollateralization Balance" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Aggregate Discounted Contract Principal Balance as of the last day of the related Collection Period over (b) the aggregate Note Principal Balance of the Notes as of such Payment Date after giving effect to all principal payments made on that day.

         The "Unfunded Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the total of (i) the Note Principal Balance of the Notes as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, plus (ii) the Overcollateralization Balance as of the immediately preceding Payment Date, minus (iii) the lesser of (A) the Base Principal Amount for that Payment Date and (B) Available Funds remaining after the payment of the items listed in priorities (i) through (ix) under "Flow of Funds" below, plus the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, over (b) the Aggregate Discounted Contract Principal Balance as of the last day of the related Collection Period.

         Expected Maturity; Stated Maturity. The expected final payment date for the Class A-1 Notes is June 16, 2000, for the Class A-2 Notes is May 16, 2001, for the Class A-3 Notes is December 16, 2001, for the Class A-4 Notes is January 16, 2004, and for the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes is January 16, 2004. The stated maturity date with respect to the Class A-1 Notes is the Payment Date in October, 2000 (the "Class A-1 Stated Maturity Date"), the stated maturity date with respect to the Class A-2 Notes is the Payment Date in March, 2002 (the "Class A-2 Stated Maturity Date"), the stated maturity date with respect to the Class A-3 Notes is the Payment Date in October, 2002 (the "Class A-3 Stated Maturity Date"), the stated maturity date with respect to the Class A-4 Notes is the Payment Date in March, 2006 (the "Class A-4 Stated Maturity Date"), the stated maturity date with respect to the Class B Notes is the Payment Date in March, 2007 (the "Class B Stated Maturity Date"), the stated maturity date with respect to the Class C Notes is the Payment Date in May, 2007 (the "Class C Stated Maturity Date"), the stated maturity date with respect to the Class D Notes is the Payment Date in May, 2007 (the "Class D Stated Maturity Date") and the stated maturity with respect to the Class E Notes is the Payment Date in July, 2010 (the "Class E Stated Maturity Date"; each of the foregoing is a "Stated Maturity Date"). However, if all payments on the Contracts are made as scheduled, final payment with respect to the Notes would occur prior to stated maturity.

FLOW OF FUNDS

         On each Determination Date, the Servicer is required to deliver to the Indenture Trustee and each Rating Agency a certificate (the "Monthly Statement") setting forth the information needed to make payments on the upcoming Payment Date.

         On each Payment Date, the Indenture Trustee will be required to make the following payments from the Available Funds then on deposit in the Collection Account, together with amounts transferred from the Reserve Account to the Collection Account on that Payment Date, in the following order of priority (to the extent funds are available therefor):

         (i) to reimburse unreimbursed Servicer Advances (as defined herein) in respect of a prior Payment Date;

         (ii) to pay the Servicer Fee then due, together with any accrued and unpaid Servicer Fees from prior Collection Periods;

         (iii) to pay to the Servicer any Servicing Charges (as defined herein);

         (iv) to pay the Indenture Trustee Fees then due, together with any Indenture Trustee Fees from prior Collection Periods (subject to certain limitations set forth in the Indenture);

         (v) to pay the Indenture Trustee Expenses then due, together with any Indenture Trustee Expenses from prior Collection Periods, in an amount not to exceed in the aggregate $75,000;

         (vi) to pay Note Interest (as defined below) on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pari passu based on the interest due on each class of Notes;

         (vii) to pay Note Interest on the Class B Notes;

         (viii) to pay Note Interest on the Class C Notes;

         (ix) to pay Note Interest on the Class D Notes;

         (x) first, to pay the Class A Principal Payment Amount to the Class A-1 Noteholders until the Class A-1 Note Principal Balance has been reduced to zero and second, after the Class A-1 Note Principal Balance has been reduced to zero, to pay the Class A Principal Payment Amount until the Class A Note Principal Balance has been reduced to zero, such amount to be applied sequentially, with 100% of such amount being applied to reduce the applicable Note Principal Balance of the Class A Notes then outstanding and having the lowest numerical designation (e.g., first to the Class A-2 Notes) to zero before any principal payment is made to the next Class;

         (xi) to pay the Class B Principal Payment Amount to the Class B Noteholders;

         (xii) to pay the Class C Principal Payment Amount to the Class C Noteholders;

         (xiii) to pay the Class D Principal Payment Amount to the Class D Noteholders;

         (xiv) to pay the Reallocated Principal, if any, to the Class A Noteholders, sequentially as provided in clause (x) above, until the Note Principal Balance on all of the Class A Notes has been reduced to zero, then to Class B Noteholders until the Note Principal Balance on the Class B Notes has been reduced to zero, then to the Class C Noteholders until the Note Principal Balance on the Class C Notes has been reduced to zero, then to the Class D Noteholders until the Note Principal Balance on the Class D Notes has been reduced to zero, and finally to the Class E Noteholders, until the Note Principal Balances on the Class E Notes has been reduced to zero;

         (xv) to pay Note Interest on the Class E Notes;

         (xvi) to pay the Class E Principal Payment Amount to the Class E Noteholders;

         (xvii) to pay the Supplemental Principal Payment Amount, if any, first, to the holders of the Class A-1 Notes until the Note Principal Balance of the Class A-1 Notes has been reduced to zero and second, after the Note Principal Balance of the Class A-1 Notes has been reduced to zero, to the Noteholders of each Class of Notes then outstanding on a pro rata basis;

         (xviii) to the Reserve Account, the amount necessary to maintain the amount on deposit therein at the Requisite Amount for such Payment Date;

         (xix) to the Indenture Trustee, the Indenture Trustee Expenses then due, together with any Indenture Trustee Expenses from prior Collection Periods in excess of the $75,000 limitation set forth in clause (vi);

         (xx) to the Trust Certificate Holder, any remaining amounts.

         "Note Interest" with respect to a Class of Notes and any Collection Period will equal the sum of the Note Current Interest and the Overdue Interest for such Class.

         "Overdue Interest" with respect to a Class of Notes and any Payment Date will equal the difference between (a) the sum of (i) the excess, if any, of any Note Current Interest due on the immediately preceding Payment Date for such Class over the Note Current Interest paid on such Class on such immediately preceding Payment Date, plus (ii) without duplication of the amount described in clause (i), the amount of the Overdue Interest for such Class due and unpaid as of the immediately preceding Payment Date and (b) any Overdue Interest for such Class paid on such Payment Date.

         The "Reallocated Principal" on any Payment Date will be equal to (a) zero if each of the remaining Note Principal Balance for the Class B, Class C, Class D and Class E Notes equals or exceeds their respective Class Floors on such Payment Date, and (b) in each other case, the excess, if any, of (i) the Aggregate Note Principal Balance plus the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to payments on such Payment Date, over (ii) the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount, the Class D Principal Payment Amount and the Class E Principal Payment Amount actually paid on such Payment Date, and the Aggregate Discounted Contract Principal Balance as of related calculation date.

         The "Supplemental Principal Payment Amount" on any Payment Date will be equal to the lesser of (i) the Base Principal Amount for the related Collection Period, minus the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount, the Class D Principal Payment Amount and the Class E Principal Payment Amounts and minus the Reallocated Principal distributed on such Payment Date and (ii) all Available Funds remaining after payments of items (i) through (xvi) under "Flow of Funds" above.

THE ACCOUNTS

         The Servicer is required to establish and maintain in accordance with the Servicing Agreement three accounts, each as more fully described below: the Lockbox Account, the Collection Account and the Reserve Account.

         Lockbox Account. The Servicer will establish a demand deposit account (the "Lockbox Account") maintained at Chase Bank of Texas, N.A. (the "Lockbox Bank"). All Scheduled Payments will be paid into the Lockbox Account and transferred to the Collection Account within two days of receipt. Any Scheduled Payment, Final Scheduled Payment or portion thereof paid by an Obligor during a Collection Period with respect to amounts due from such Obligor in subsequent Collection Periods ("Advance Payments") will be retained in the Lockbox Account until the Determination Date relating to the Collection Period in which such Advance Payment (or portion thereof) is due in accordance with the provisions of the related Contract.

         Collection Account. The Servicer shall cause to be established an account (the "Collection Account") to be held by the Indenture Trustee in the name of the Trust and for the benefit of Noteholders. The Collection Account will be one or more segregated trust accounts.

         The Servicing Agreement permits the Servicer to direct the investment of amounts in the Collection Account in certain Eligible Investments (as defined in the prospectus) that mature not later than the Business Day prior to the next succeeding Payment Date. Generally, the Trust Certificate Holder shall be entitled to any income from such investments.

         The Servicer shall deposit or cause to be deposited into the Collection Account the following amounts: (i) all Scheduled Payments other than Advance Payments which relate to a subsequent Collection Period; (ii) Servicer Advances;
(iii) recoveries on Defaulted Contracts to the extent the Servicer has not substituted a Substitute Contract therefor; (iv) proceeds from a Casualty Loss or Early Termination Contract; and (v) Repurchase Amounts.

         Reserve Account. On the Closing Date, a portion of the cash proceeds from the sale of the Notes in an amount equal to the Requisite Amount will be deposited in an account (the "Reserve Account"). The Reserve Account will be in the name of and maintained by the Indenture Trustee for the benefit of the Noteholders and will be part of the Trust Assets. The Servicing Agreement permits the Servicer to direct the investment of amounts in the Reserve Account in certain eligible investments that mature not later than the Business Day prior to the next succeeding Payment Date. The Trust Certificate Holder shall be entitled to any net income from such investments.

         On each Payment Date, the amount on deposit in the Reserve Account will be withdrawn, to the extent necessary, to fund any deficiencies in the following amounts, in the following order of priority:

         (i) the Note Interest then due on each Class of the Class A Notes;

         (ii) the Note Interest then due on the Class B Notes;

         (iii) the Note Interest then due on the Class C Notes;

         (iv) the Note Interest then due on the Class D Notes;

         (v) the amount necessary to reduce the Note Principal Balance of any Class of Notes having its stated Maturity Date on such Payment Date to zero;

         (vi) the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount, the Class D Principal Payment Amount, and Reallocated Principal in accordance with the payment priorities set forth in clauses (x) through (xiv) under "Flow of Funds," above;

         (vii) the Note Interest then due on the Class E Notes; and

         (viii) the Class E Principal Payment Amount due on such Payment Date.

         In the event that payments on the Contracts may not be used to make payments on the Notes due to the bankruptcy of First Sierra, amounts on deposit in the Reserve Account may only be used to make interest payments on the Notes and principal payments on the related Stated Maturity Date of the Notes.

         On each Payment Date, (after giving effect to any withdrawals therefrom on such Payment Date in accordance with the foregoing), the Available Funds remaining after the distributions made pursuant to clauses (i) through (xvii) under "Flow of Funds above," if any, will be deposited in the Reserve Account in the amount necessary to maintain the amount on deposit in the Reserve Account at the Requisite Amount with respect to such Payment Date. On any Payment Date, if the amount on deposit in the Reserve Account (after giving effect to any withdrawals therefrom on such Payment Date in accordance with the foregoing) is in excess of the Requisite Amount with respect to such Payment Date, such excess shall be distributed to the Trust Certificate Holder.

         The "Requisite Amount" with respect to any Payment Date, shall be an amount equal to the lesser of (i) 1.0% of the Initial Aggregate Discounted Contract Principal Balance and (ii) the Aggregate Note Principal Balance then outstanding.


SERVICER ADVANCES

         In the event that any Obligor fails to remit the full Scheduled Payment due from it with respect to a Collection Period by the Determination Date related to such Collection Period, the Servicer may, at its option, advance from its own funds an amount equal to such unpaid Scheduled Payment (such advance, a "Servicer Advance") if the Servicer, in its sole discretion, determines that eventual repayment of such Servicer Advance is likely to be made from collections from or on behalf of the related Obligor. Reimbursement to the Servicer for such Servicer Advances shall come, first, from Excluded Amounts and second, to the extent not reimbursed from Excluded Amounts, from funds on deposit in the Collection Account on each subsequent Payment Date before the required payments to Noteholders have been made as set forth above in "Flow of Funds" herein. Servicer Advances will not be required to be made if at any time either First Sierra or an affiliate is not acting as Servicer. The Servicing Agreement shall provide that, in the event that the Servicer determines that any Servicer Advances previously made are not recoverable from the related Obligor, or any Delinquent Contracts for which the Servicer has made a Servicer Advance in respect thereof become Defaulted Contracts, the Indenture Trustee shall draw on the Collection Account to repay such Servicer Advances in accordance with the provisions of the Indenture.

         "Excluded Amounts" means any payments received from an Obligor or a Source in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges and other penalty amounts, taxes, fees or other charges imposed by any governmental authority, any indemnity payments made by an Obligor for the benefit of the obligee under the related Contract or any payments collected from an Obligor or received from a Source relating to servicing and/or maintenance payments pursuant to the related Contract or maintenance agreement, as applicable, any and all cash proceeds or rents realized from the sale or re-lease of Equipment under any Contract that has terminated on its scheduled expiration date (other than any amounts then due from a related source under the related Source Agreement) or any other non-rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures plus any collections received following the end of the immediately preceding Collection Period up to the amount of the Servicer Advance for the immediately preceding Collection Period.


WITHHOLDING

         The Indenture Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Noteholders of interest with respect to the Notes. The consent of Noteholders is not required for such withholding. In the event the Noteholder is other than The Depository Trust Company, then in the event that the Indenture Trustee withholds or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Indenture Trustee shall indicate the amount withheld annually to such Noteholders.

REPORTS TO NOTEHOLDERS

         On each Payment Date, the Indenture Trustee will furnish or cause to be furnished with each payment to Noteholders, a statement prepared by the Servicer setting forth the following information (per $1,000 of Initial Note Principal Balance as to (a) and (b) below):

             a. With respect to a statement to a Noteholder, the amount of such payment allocable to such Noteholder's required payment of the Base Principal Amount;

             b. With respect to a statement to a Noteholder, the amount of such payment allocable to Note Current Interest and Overdue Interest;

             c. The aggregate amount of fees and compensation received by the Servicer pursuant to the Servicing Agreement for the Collection Period;

             d. The aggregate Note Principal Balance for each Class of Notes, the Note Factor for each Class of Notes, the Pool Factor and the Aggregate Discounted Contract Principal Balance, after taking into account all distributions made on such Payment Date;

             e. The total unreimbursed Servicer Advances with respect to the related Collection Period;

             f. The amount of Defaulted Contract Recoveries for the related Collection Period and the Aggregate Discounted Contract Principal Balances for all Contracts that became Defaulted Contracts during the related Collection Period, calculated immediately prior to the time such Contracts became Defaulted Contracts;

             g. The Aggregate Discounted Contract Principal Balance, together with the aggregate Discounted Contract Principal Balances of all Contracts as to which the Obligors, as of the related Calculation Date, were one, two, three or four Scheduled Payments delinquent, and Delinquent Contracts reconveyed; and

             h. The amount on deposit in the Reserve Account, in each case, after giving effect to all withdrawals therefrom on such Payment Date.

         Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor will cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The "Note Factor" of a Class of Notes is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Note Principal Balance for such Class of Notes which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Note Principal Balance of such Class of Notes.

         The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period to (y) the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date.

         In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, 2001, the Indenture Trustee will furnish to each Noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Noteholders to prepare their federal income tax returns.

OPTIONAL REDEMPTION

         The Notes may be redeemed in whole by the Trust Certificate Holder on any Payment Date on which the Aggregate Discounted Contract Principal Balance is less than 15% of the Aggregate Discounted Contract Principal Balance as of the Closing Date. The Trust Certificate Holder shall deposit or cause to be deposited to the Collection Account no later than the second Business Day prior to such Payment Date the Repurchase Amount for each Contract that was not a Defaulted Contract as of the close of business on the second preceding Collection Period.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes material terms of the Receivables Transfer Agreement, the Trust Agreement, the Servicing Agreement and the Indenture (the "Transaction Documents"). The summary does not purport to be complete. Wherever provisions of the Receivables Transfer Agreement, the Servicing Agreement and the Indenture are referred to, such provisions are hereby incorporated herein by reference.

CONVEYANCE OF RECEIVABLES

         On the Closing Date, the Trust will acquire from the Sellers pursuant to the Receivables Transfer Agreement all the right, title, and interest of the Sellers in and to (a) the Contracts and any security interest of the Sellers in any of the Equipment that is not owned by the Sellers, including, without limitation, all Scheduled Payments, Defaulted Contract Recoveries and any other payments due or made with respect to the Contracts after the Initial Cut-Off Date; (b) any guarantees of an Obligor's obligations under an Contract; (c) all other documents in the Contract Files relating to the Contracts, including, without limitation, any UCC financing statements related to the Contracts or the related Equipment; (d) any Insurance Policies and Insurance Proceeds with respect to the Contracts; and (e) any and all income and proceeds of any of the foregoing; provided, however, that the transfer shall not include the Initial Unpaid Amounts relating thereto.

         The Indenture Trustee will have possession of the Contracts and the Contract Files, and the Servicer will retain copies of any other documents which relate to the Receivables, any related evidence of insurance and payment, and delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Receivable. Prior to transfer of the Receivables to the Trust, the Servicer will cause its electronic ledger to be marked to show that such Contracts have been transferred to the Trust, and the Sellers and the Trust will each file UCC financing statements reflecting the transfer and assignment of the Receivables in certain jurisdictions, as required by the Receivables Transfer Agreement and the Servicing Agreement. See "Certain Legal Aspects of the Receivables" in the prospectus.

REPRESENTATIONS AND WARRANTIES OF FIRST SIERRA

         First Sierra, as Originator or as Servicer, as the case may be, will make certain representations and warranties in the Servicing Agreement (as of the Closing Date with respect to the Contracts and with respect to a Substitute Contract, as of each Substitute Transfer Date), the benefits of which will be assigned to the Trust and then to the Indenture Trustee, including that:

o no provision of any Contract has been waived, altered or modified in any respect, except by instrument or documents contained in its Contract File and identified by First Sierra and no modification or amendment of any Contract would individually or in the aggregate materially and adversely affect the Indenture Trustee's rights thereunder or has reduced the amount of any Scheduled Payment (or the aggregate Scheduled Payments) owing thereunder or extended the expiration date thereof;

o each Contract is a valid and binding payment obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect;

o each Contract contains a "hell or high water" clause under which the Obligor's obligations are non-cancelable and unconditional and not subject to any right of set-off, defense, abatement, counterclaim, reduction or recoupment;

o no Contract is or will be subject to rights of rescission, set-off, counterclaim or defense, and each Contract provides for acceleration of the Scheduled Payments upon default by the Obligor;

o the Contracts, at the time they were made, did not violate the laws of any applicable state or of the United States, including, without limitation, usury, truth-in-lending and equal credit opportunities laws applicable to such Contract;

o no Contract permits the prepayment or early termination thereof at the option of the Obligor for an amount that is less than the Prepayment Amount related to such Contract;

o no Contract provides for the substitution, addition or exchange of any item of Equipment which would result in any reduction of payments due under such Contract;

o all of the Contracts require the Obligor to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto;

o the Contract provides for periodic Scheduled Payments, which are principally due and payable on a monthly, quarterly, semi-annual, or annual basis;

o in an event of a casualty loss, such Contract requires the Obligor, at the Obligor's expense, to (a) replace the Equipment with like equipment in good repair, or (b) pay the sum of all unpaid rent and other payments due under the Contract, all accelerated future payments due under the Contract (discounted to present value payoff amount) and the booked residual value of the Equipment;

o under the terms of the Contract the Obligor may not elect to utilize its security deposit to offset any Scheduled Payment;

o if obtained during the original approval, the Contracts provide a personal guarantee of the Obligor;

o all of the Contracts originated by a Source permit the Source to accelerate Scheduled Payments if an Obligor is in default under the Contract;

o all the Contracts meet the Originator's credit and collections policies and procedures;

o each Source has entered into valid sale and assignment of each Contract originated by such Source;

o each Contract conveyed includes only the remaining, in the event the Contract does not include all original Scheduled Payments under the Contract, non-cancelable Scheduled Payments;

o the right, title and interest of the Originator or its affiliates including the Sellers in and to each Contract and the security interest of the Originator or its affiliates including the Sellers in the related Equipment have not been sold, transferred, assigned or pledged by such entities to any other Person (or any such pledge has been released as evidenced by releases of collateral) and at the time of the conveyance of such Contract to the Trust, the Trust will be the sole owner of such Contract and the rights thereunder in and to the related Equipment and will have good and marketable title to each Contract and will have the power to convey such Contract and assign its security interest in the related Equipment free and clear of any liens;

o as of the Closing Date, all action required by the Receivables Transfer Agreement and the Servicing Agreement shall have been taken by the Originator or its affiliates including the Sellers to convey all of its right, title and interest in and to the Contracts and the related Equipment to the Trust;

o all filings (including UCC filings) necessary to evidence the conveyance of the Contracts to the Trust and to perfect the first perfected priority security interest of the Indenture Trustee in the Contracts and in the related Equipment in accordance with the filing requirements of the Receivables Transfer Agreement and the Servicing Agreement have been made in all appropriate jurisdictions and are in full force and effect;

o as of the related Cut-Off Date, no Obligor will have been released, in whole or in part, from any of its obligations in respect of any such Contract; no such Contract will have been satisfied, canceled, extended or subordinated, in whole or in part, or rescinded, and no Equipment covered by any such Contract will have been released from such Contract, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination or rescission; and

o as of the Initial Cut-Off Date (in each case calculated using the statistical discount rate of 7.546%), no one Obligor is the Obligor under Contracts for which the sum of the Statistical Discounted Contract Principal Balances exceeds $1,383,746 and no more than $6,261,590 of the Statistical Discounted Contract Principal Balance is attributable to any 10 Obligors.

         First Sierra will make similar representations and warranties with respect to Substitute Contracts as of the applicable Substitute Transfer Date. Such representations and warranties will survive the transfer of the Substitute Contracts to the Trust.

         Under the terms of the Servicing Agreement, First Sierra will be obligated to accept the reconveyance of any Receivables and deposit the Repurchase Amount on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty that materially adversely affects such item of Receivables, which breach has not been cured or waived in all material respects. This obligation to accept the reconveyance of the Receivables and remit the Repurchase Amount will constitute the sole remedy against First Sierra available to the Depositor, the Trust, the Indenture Trustee and the Noteholders for a breach of a representation or warranty made by First Sierra with respect to the required characteristics of the Receivables.

INDEMNIFICATION

         The Servicing Agreement will provide that the Servicer will defend and indemnify the Depositor, First Sierra, the Indenture Trustee, the Owner Trustee, the Trust, and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii) (A) the failure of the Servicer to perform its duties under the Servicing Agreement or (B) in the case of the Indenture Trustee or the Owner Trustee, the performance of their respective duties, except to the extent that such cost, expense, loss, damage, claim or liability resulted from the Indenture Trustee's or the Owner Trustee's respective gross negligence or willful misconduct. First Sierra's obligations, as Servicer, to indemnify the Depositor, the Indenture Trustee, the Owner Trustee, the Trust and the Noteholders for acts or omissions of First Sierra as Servicer will survive the resignation or termination of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.

REMITTANCE AND OTHER SERVICING PROCEDURES

         The Servicer has agreed to manage, administer and service the Receivables and to enforce and make collections on the Receivables and any Insurance Policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it.

         The Servicer may grant to an Obligor any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Contract. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Contract which would materially impair the rights of the Trust or the Noteholders in the Contracts or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any security deposit previously paid by the Obligor) be less than the Prepayment Amount.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         For its servicing of the Contracts, the Servicer will receive servicing compensation including the monthly Servicer Fee for each Collection Period (payable on the next succeeding Payment Date) and Servicing Charges.

         The "Servicer Fee" is the fee payable to the Servicer on each Payment Date in consideration for the Servicer's performance of its duties pursuant to the Servicing Agreement in an amount equal to the product of (a) one-twelfth of the Servicer Fee Rate and (b) the Aggregate Discounted Contract Principal Balance as of the prior Calculation Date.

         The "Servicer Fee Rate" is equal to 0.50% percent per annum.

         "Servicing Charges" means the sum of (a) any late payment charges paid by an Obligor on a Delinquent Contract after application of any such charges to amounts then due under such Contract and (b) any other incidental charges or fees received from an Obligor.

         The servicing compensation will compensate the Servicer for customary equipment contract servicing activities to be performed by the Servicer for the Trust, additional administrative services performed by the Servicer on behalf of the Trust and expenses paid by the Servicer on behalf of the Trust.

         The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Noteholders, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Contracts and any Insurance Policies and for enforcing any security interest in any item of Equipment, all as set forth in the Servicing Agreement. The Servicer's responsibilities will include collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee with respect to distributions, making Servicer Advances, providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Trust in the Equipment and the Contracts.

EVIDENCE AS TO COMPLIANCE

         The Servicing Agreement requires that the Servicer cause an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Indenture Trustee and each Rating Agency dated not later than April 30, 2001, and annually as of the same month thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Receivables and the Contract Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Monthly Statements delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Servicing Agreement, that the information contained in the Monthly Statements does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before April 30 of each year, commencing on April 30, 2001, the Servicer shall deliver to the Indenture Trustee and each Rating Agency a copy of such statement.

         The Servicing Agreement will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Indenture Trustee not later than 120 days after the end of each fiscal year beginning in 2001, signed by an authorized officer of the Servicer (a "Servicing Officer") on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination has occurred, or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

         The Servicing Agreement will provide that the Servicer, upon request of the Indenture Trustee, will furnish to the Indenture Trustee such underlying data necessary for administration of the Trust or enforcement actions as can be generated by the Servicer's existing data processing system.

CERTAIN MATTERS RELATING TO THE SERVICER

         The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.

EVENTS OF SERVICING TERMINATION

         An "Event of Servicing Termination" under the Servicing Agreement will occur (a) if the Servicer fails to make any payment or deposit required under the Servicing Agreement within three Business Days but not more than once in any Collection Period; (b) if the Servicer fails to submit a Monthly Statement, within three Business Days following knowledge or notice of non-receipt; (c) (i) if the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement or the Notes or (ii) if any representation or warranty of the Servicer in the Servicing Agreement is incorrect, and such failure or breach materially and adversely affects the rights of the Indenture Trustee or the Noteholders and continues unremedied for 30 days after the earlier to occur of (x) written notice to the Servicer by the Indenture Trustee or to the Indenture Trustee or the Servicer by any Noteholders or (y) the date on which any Servicing Officer or authorized officer of the Indenture Trustee knows, or reasonably should have known, of any such failure or breach; (d) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days; or (e) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Servicer to any such appointment, the admission in writing by the Servicer of its inability to pay its debts as they become due or the determination by a court that the Servicer is generally not paying its debts as they come due.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         If an Event of Servicing Termination has occurred and is continuing, either the Indenture Trustee shall or the Noteholders that together own Notes with an aggregate Percentage Interest in excess of 50% (the "Majority Holders") may terminate all (but not less than all) of the Servicer's rights and obligations under the Servicing Agreement. Upon such termination, the Indenture Trustee or such successor Servicer as may be appointed in accordance with the procedures set forth in the Servicing Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement; provided, however, that the Indenture Trustee or the successor Servicer, as the case may be, shall not (i) assume any obligation to reacquire Receivables by reason of misrepresentations or breaches of warranties or (ii) be liable for acts, omissions or breaches of representations or warranties by the Servicer occurring prior to transfer of the servicing functions. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.

         "Percentage Interest" means, with respect to a Noteholder and a Class of Notes on any date of determination, the percentage obtained by dividing the Note Principal Balance of the Note held by such Noteholder as of the Closing Date by the related Note Principal Balance of the related Class of Notes as of the Closing Date.

EVENTS OF DEFAULT

         Upon the occurrence of an Event of Default, the Indenture Trustee, upon the direction of the Controlling Parties, shall declare the unpaid principal amount of all the Notes to be due and payable, together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the Trust. "Events of Default" wherever used herein means any one of the following events:

         (i) failure to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the Noteholders, all or part of any payment of interest due and payable monthly at the applicable Note Rate, as required under the terms of such Notes or the Indenture; or

         (ii) failure to distribute or cause to be distributed (x) to the Indenture Trustee, for the benefit of the Noteholders, on any Payment Date an amount equal to the principal due on the outstanding Notes as of such Payment Date to the extent that sufficient Available Funds are on deposit in the Collection Account or (y) on the Maturity Date of a Class of Notes, any remaining principal owed on such Class of Notes.

         "Controlling Parties" means: (i) with respect to an Event of Default resulting only from the failure to make a required payment on the Class E Notes, the Majority Holders of the Class E Notes, (ii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class D Notes, the Majority Holders of the Class D Notes, (iii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class C Notes, the Majority Holders of the Class C Notes, (iv) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B Notes, the Majority Holders of the Class B Notes and (v) with respect to an Event of Default resulting from the failure to make a required payment on the Class A Notes, the Majority Holders of the Class A Notes.

TERMINATION OF THE TRUST

         The Trust and the Indenture will terminate, at the option of the Trust Certificate Holder, at any time which is 123 days after the payment to the Noteholders of all amounts required to be paid to them pursuant to the Indenture, reducing the related Note Principal Balance to zero. Upon termination of the Trust and the reduction of the Note Principal Balance to zero, any remaining property then held by the Trust shall be distributed to the Trust Certificate Holder.

         The respective representations, warranties and indemnities of First Sierra, the Servicer and the Depositor will survive any termination of the Trust and the Indenture.

AMENDMENT

         The Transaction Documents may be amended by agreement of the Indenture Trustee, the Depositor and the Servicer, and where applicable, the Owner Trustee, at any time, without consent of the Noteholders, to cure any ambiguity, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any respect the interests of any Noteholder.

         The Transaction Documents may also be amended from time to time by the Indenture Trustee, the Depositor, the Servicer, the Majority Holders and, where applicable, the Owner Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transaction Documents or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Note without the consent of the holder of such Note or (b) reduce the aforesaid percentage of Noteholders required to consent to any amendment, without unanimous consent of the Noteholders.

         The Indenture Trustee is required under the Indenture to furnish Noteholders and the Rating Agencies with written notice of the substance of any such amendment to the Indenture promptly upon execution of such amendment.

DUTIES AND IMMUNITIES OF THE INDENTURE TRUSTEE

         The Indenture Trustee will make no representations as to the validity or sufficiency of the Servicing Agreement, the Notes (other than the authentication thereof) or of any Contract or related document and will not be accountable for the use or application by First Sierra of any funds paid to the Sellers in consideration of the sale of any Notes. If an Event of Servicing Termination has not occurred, then the Indenture Trustee will be required to perform only those duties specifically required of it under the Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Indenture Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Servicing Agreement.

         No recourse is available based on any provision of the Servicing Agreement, the Notes or any Receivable or assignment thereof against Bankers Trust Company, in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Trust Assets or any indemnitor, except for such liability as is determined to have resulted from the Indenture Trustee's own negligence or willful misconduct.

         The Indenture Trustee will be entitled to receive, pursuant to the priority set forth in the Indenture, (a) reasonable compensation for its services (the "Indenture Trustee Fee"), (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder ((b) and (c) collectively, the "Indenture Trustee Expenses").

RESIGNATION AND REMOVAL OF THE INDENTURE TRUSTEE

         The Indenture Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Servicer, in which event the Servicer will be obligated to appoint a successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee shall meet the financial and other standards for qualifying as a successor Indenture Trustee under the Indenture. The Servicer or the Noteholders of any Class evidencing more than 25% of the Percentage Interests of such Class may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture and fails to resign after written request therefor, or is legally unable to act, or if the Indenture Trustee is adjudicated to be insolvent. In such circumstances, the Servicer or such Noteholders will also be obligated to appoint a successor Indenture Trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.


                       PREPAYMENT AND YIELD CONSIDERATIONS

         The rate of principal payments on, and the weighted average life of, the Offered Notes will be directly related to the rate of principal payments on the underlying Contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of such principal payments. The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty, repurchases for breach and the like. Any such payments will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount or Repurchase Amount into the Collection Account.

         The Contracts generally do not provide for the right of the Obligor to prepay. Under the Servicing Agreement, the Servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a Contract will be allowed in an amount less than the Prepayment Amount.

         The expected final payment date for the Class A-1 Notes is June 16, 2000, for the Class A-2 Notes is May 16, 2001, for the Class A-3 Notes is December 16, 2001, for the Class A-4 Notes is January 16, 2004, and for the Class B Notes is January 16, 2004. Such dates are the dates on which the related Note Principal Balance would be reduced to zero, assuming, among other things,
(i) Prepayments with respect to the Contracts are received at a rate of 6% CPR and (ii) the Modeling Assumptions (as defined below) apply. The weighted average life of the Offered Notes is likely to be shorter than would be the case if payments actually made on the Contracts conformed to the foregoing assumptions, and the final Payment Dates with respect to the Offered Notes could occur significantly earlier than such final scheduled Payment Dates due to defaults and because First Sierra is obligated to repurchase Contracts in the event of breaches of representations and warranties.

         "Weighted Average Life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security is repaid to the investor. The weighted average lives of the Offered Notes will be influenced by the rate at which principal payments (including scheduled payments and prepayments) on the Contracts are made. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Contracts). The weighted average lives of the Offered Notes will also be influenced by delays associated with realizing on Defaulted Contracts. The prepayment model used in this prospectus supplement, the "Conditional Prepayment Rate" or "CPR", represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of contracts. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each Payment Date, which implies that each Contract in the Contract Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Contract Pool. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full.

WEIGHTED AVERAGE LIVES OF THE NOTES

         For the purpose of the tables below, it is assumed, among other things, that: (i) the Closing Date for the Notes occurs on September 29, 1999, (ii) distributions on the Notes are made on the 16th day of each month regardless of the day on which the Payment Date actually occurs, commencing on October 18, 1999 in accordance with the priorities described herein, (iii) no delinquencies or defaults in the payment of principal and interest on the Contracts are experienced, (iv) no Contract is repurchased for breach of a representation and warranty or otherwise, (v) the Discount Rate is 7.525% per annum, (vi) prepayments with respect to the Contracts are received on the last day of each Collection Period, commencing on September 1, 1999, (vii) the Class A-1 Note Rate is 5.85535% per annum, the Class A-2 Note Rate is 6.46% per annum, the Class A-3 Note Rate is 6.70% per annum, the Class A-4 Note Rate is 6.98% per annum, the Class B Note Rate is 7.28% per annum, the Class C Note Rate is 8.01% per annum, the Class D Note Rate is 10.27% per annum, and the Class E Note Rate is 7.03% per annum, (viii) the Servicer Fee is 0.50% per annum, (ix) the Contract pool consists of Contracts with an Aggregate Discounted Contract Principal Balance equal to $175,103,478, (x) Scheduled Payments on such contract are timely received, and (xi) the option to redeem when the Aggregate Discounted Contract Principal Balance on any Payment Date is less than 15% of the Aggregate Discounted Contract Principal Balance as of the Closing Date is exercised (collectively, the "Modeling Assumptions").

         Since the tables were prepared on the basis of the Modeling Assumptions, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancies may have an effect upon the percentages of the Initial Note Principal Balance for the Notes outstanding and the weighted average lives of the Notes set forth in the tables. In addition, since the actual Contracts in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the related weighted average life may be longer or shorter than as indicated in the tables.

         The following tables set forth the percentages of the initial principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes that would be outstanding after each of the dates shown, assuming a CPR of 0%, 3%, 6% and 9%, respectively.

                           PERCENTAGE OF INITIAL NOTE
                          PRINCIPAL BALANCE OUTSTANDING

                                 CLASS A-1 NOTES

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
Closing Date                      100.00%            100.00%           100.00%           100.00%
Oct. 1999                          91.11%             89.69%            88.24%            86.73%
Nov. 1999                          82.08%             79.29%            76.43%            73.49%
Dec. 1999                          72.79%             68.69%            64.49%            60.19%
Jan. 2000                          64.25%             58.87%            53.38%            47.77%
Feb. 2000                          55.51%             48.91%            42.18%            35.33%
March 2000                         46.51%             38.73%            30.83%            22.80%
April 2000                         37.17%             28.27%            19.25%            10.12%
May 2000                           27.84%             17.87%             7.80%             0.00%
June 2000                          18.53%              7.54%             0.00%             0.00%
July 2000                           9.11%              0.00%             0.00%             0.00%
Aug. 2000                           0.00%              0.00%             0.00%             0.00%
Sept. 2000                          0.00%              0.00%             0.00%             0.00%
Oct. 2000                           0.00%              0.00%             0.00%             0.00%
Nov. 2000                           0.00%              0.00%             0.00%             0.00%
Dec. 2000                           0.00%              0.00%             0.00%             0.00%
Jan. 2001                           0.00%              0.00%             0.00%             0.00%
Feb. 2001                           0.00%              0.00%             0.00%             0.00%
March 2001                          0.00%              0.00%             0.00%             0.00%
April 2001                          0.00%              0.00%             0.00%             0.00%
May 2001                            0.00%              0.00%             0.00%             0.00%
June 2001                           0.00%              0.00%             0.00%             0.00%
July 2001                           0.00%              0.00%             0.00%             0.00%
Aug. 2001                           0.00%              0.00%             0.00%             0.00%
Sept. 2001                          0.00%              0.00%             0.00%             0.00%
Oct. 2001                           0.00%              0.00%             0.00%             0.00%
Nov. 2001                           0.00%              0.00%             0.00%             0.00%
Dec. 2001                           0.00%              0.00%             0.00%             0.00%
Jan. 2002                           0.00%              0.00%             0.00%             0.00%
Feb. 2002                           0.00%              0.00%             0.00%             0.00%
March 2002                          0.00%              0.00%             0.00%             0.00%
April 2002                          0.00%              0.00%             0.00%             0.00%
May 2002                            0.00%              0.00%             0.00%             0.00%
June 2002                           0.00%              0.00%             0.00%             0.00%
July 2002                           0.00%              0.00%             0.00%             0.00%
Aug. 2002                           0.00%              0.00%             0.00%             0.00%
Sept. 2002                          0.00%              0.00%             0.00%             0.00%
Oct. 2002                           0.00%              0.00%             0.00%             0.00%
Nov. 2002                           0.00%              0.00%             0.00%             0.00%
Dec. 2002                           0.00%              0.00%             0.00%             0.00%
Jan. 2003                           0.00%              0.00%             0.00%             0.00%
Feb. 2003                           0.00%              0.00%             0.00%             0.00%
March 2003                          0.00%              0.00%             0.00%             0.00%
April 2003                          0.00%              0.00%             0.00%             0.00%

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
May 2003                            0.00%              0.00%             0.00%             0.00%
June 2003                           0.00%              0.00%             0.00%             0.00%
July 2003                           0.00%              0.00%             0.00%             0.00%
Aug. 2003                           0.00%              0.00%             0.00%             0.00%
Sept. 2003                          0.00%              0.00%             0.00%             0.00%
Oct. 2003                           0.00%              0.00%             0.00%             0.00%
Nov. 2003                           0.00%              0.00%             0.00%             0.00%
Dec. 2003                           0.00%              0.00%             0.00%             0.00%
Jan. 2004                           0.00%              0.00%             0.00%             0.00%
Feb. 2004                           0.00%              0.00%             0.00%             0.00%
March 2004                          0.00%              0.00%             0.00%             0.00%
April 2004                          0.00%              0.00%             0.00%             0.00%
May 2004                            0.00%              0.00%             0.00%             0.00%
Weighted Average Life
    (years) to 15% Call             0.47               0.41              0.37              0.33
Weighted Average Life
    (years) to Maturity             0.47               0.41              0.37              0.33

                           PERCENTAGE OF INITIAL NOTE
                          PRINCIPAL BALANCE OUTSTANDING
                                 CLASS A-2 NOTES

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
Closing Date                      100.00%            100.00%           100.00%           100.00%
Oct. 1999                         100.00%            100.00%           100.00%           100.00%
Nov. 1999                         100.00%            100.00%           100.00%           100.00%
Dec. 1999                         100.00%            100.00%           100.00%           100.00%
Jan. 2000                         100.00%            100.00%           100.00%           100.00%
Feb. 2000                         100.00%            100.00%           100.00%           100.00%
March 2000                        100.00%            100.00%           100.00%           100.00%
April 2000                        100.00%            100.00%           100.00%           100.00%
May 2000                          100.00%            100.00%           100.00%            99.63%
June 2000                         100.00%            100.00%            98.33%            89.64%
July 2000                         100.00%             98.85%            89.15%            79.71%
Aug. 2000                          99.81%             90.32%            79.90%            69.77%
Sept. 2000                         92.02%             81.83%            70.74%            59.96%
Oct. 2000                          84.10%             73.25%            61.53%            50.16%
Nov. 2000                          76.20%             64.74%            52.44%            40.52%
Dec. 2000                          68.25%             56.22%            43.38%            30.96%
Jan. 2001                          60.37%             47.80%            34.47%            21.59%
Feb.  2001                         52.44%             39.38%            25.60%            12.31%
March 2001                         44.45%             30.93%            16.75%             3.10%
Apr. 2001                          36.28%             22.37%             7.83%             0.00%
May 2001                           28.16%             13.89%             0.00%             0.00%
June 2001                          20.08%              5.49%             0.00%             0.00%
July 2001                          12.00%              0.00%             0.00%             0.00%
Aug. 2001                           3.80%              0.00%             0.00%             0.00%
Sept. 2001                          0.00%              0.00%             0.00%             0.00%
Oct. 2001                           0.00%              0.00%             0.00%             0.00%
Nov. 2001                           0.00%              0.00%             0.00%             0.00%
Dec. 2001                           0.00%              0.00%             0.00%             0.00%
Jan. 2002                           0.00%              0.00%             0.00%             0.00%
Feb. 2002                           0.00%              0.00%             0.00%             0.00%
March 2002                          0.00%              0.00%             0.00%             0.00%
April 2002                          0.00%              0.00%             0.00%             0.00%
May 2002                            0.00%              0.00%             0.00%             0.00%
June 2002                           0.00%              0.00%             0.00%             0.00%
July 2002                           0.00%              0.00%             0.00%             0.00%
Aug. 2002                           0.00%              0.00%             0.00%             0.00%
Sept. 2002                          0.00%              0.00%             0.00%             0.00%
Oct. 2002                           0.00%              0.00%             0.00%             0.00%
Nov. 2002                           0.00%              0.00%             0.00%             0.00%
Dec 2002                            0.00%              0.00%             0.00%             0.00%
Jan. 2003                           0.00%              0.00%             0.00%             0.00%
Feb 2003                            0.00%              0.00%             0.00%             0.00%
March 2003                          0.00%              0.00%             0.00%             0.00%
April 2003                          0.00%              0.00%             0.00%             0.00%

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
May 2003                            0.00%              0.00%             0.00%             0.00%
June 2003                           0.00%              0.00%             0.00%             0.00%
July 2003                           0.00%              0.00%             0.00%             0.00%
Aug. 2003                           0.00%              0.00%             0.00%             0.00%
Sept. 2003                          0.00%              0.00%             0.00%             0.00%
Oct. 2003                           0.00%              0.00%             0.00%             0.00%
Nov. 2003                           0.00%              0.00%             0.00%             0.00%
Dec. 2003                           0.00%              0.00%             0.00%             0.00%
Jan. 2004                           0.00%              0.00%             0.00%             0.00%
Feb. 2004                           0.00%              0.00%             0.00%             0.00%
March 2004                          0.00%              0.00%             0.00%             0.00%
April 2004                          0.00%              0.00%             0.00%             0.00%
May 2004                            0.00%              0.00%             0.00%             0.00%
Weighted Average Life
    (years) to 15% Call             1.45               1.32              1.20              1.10
Weighted Average Life
    (years) to Maturity             1.45               1.32              1.20              1.10

                           PERCENTAGE OF INITIAL NOTE
                          PRINCIPAL BALANCE OUTSTANDING
                                 CLASS A-3 NOTES

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
Closing Date                      100.00%            100.00%           100.00%           100.00%
Oct. 1999                         100.00%            100.00%           100.00%           100.00%
Nov. 1999                         100.00%            100.00%           100.00%           100.00%
Dec. 1999                         100.00%            100.00%           100.00%           100.00%
Jan. 2000                         100.00%            100.00%           100.00%           100.00%
Feb. 2000                         100.00%            100.00%           100.00%           100.00%
March 2000                        100.00%            100.00%           100.00%           100.00%
April 2000                        100.00%            100.00%           100.00%           100.00%
May 2000                          100.00%            100.00%           100.00%           100.00%
June 2000                         100.00%            100.00%           100.00%           100.00%
July 2000                         100.00%            100.00%           100.00%           100.00%
Aug. 2000                         100.00%            100.00%           100.00%           100.00%
Sept. 2000                        100.00%            100.00%           100.00%           100.00%
Oct. 2000                         100.00%            100.00%           100.00%           100.00%
Nov. 2000                         100.00%            100.00%           100.00%           100.00%
Dec. 2000                         100.00%            100.00%           100.00%           100.00%
Jan. 2001                         100.00%            100.00%           100.00%           100.00%
Feb. 2001                         100.00%            100.00%           100.00%           100.00%
March 2001                        100.00%            100.00%           100.00%           100.00%
April 2001                        100.00%            100.00%           100.00%            89.59%
May 2001                          100.00%            100.00%            98.36%            74.20%
June 2001                         100.00%            100.00%            83.62%            59.08%
July 2001                         100.00%             95.13%            69.04%            44.17%
Aug. 2001                         100.00%             80.81%            54.41%            29.30%
Sept. 2001                         92.61%             66.64%            39.98%            14.70%
Oct. 2001                          78.72%             52.49%            25.65%             0.26%
Nov. 2001                          64.78%             38.37%            11.41%             0.00%
Dec. 2001                          50.77%             24.24%             0.00%             0.00%
Jan. 2002                          36.80%             10.22%             0.00%             0.00%
Feb. 2002                          23.03%              0.00%             0.00%             0.00%
March 2002                          9.25%              0.00%             0.00%             0.00%
April. 2002                         0.00%              0.00%             0.00%             0.00%
May 2002                            0.00%              0.00%             0.00%             0.00%
June 2002                           0.00%              0.00%             0.00%             0.00%
July 2002                           0.00%              0.00%             0.00%             0.00%
Aug. 2002                           0.00%              0.00%             0.00%             0.00%
Sept. 2002                          0.00%              0.00%             0.00%             0.00%
Oct. 2002                           0.00%              0.00%             0.00%             0.00%
Nov. 2002                           0.00%              0.00%             0.00%             0.00%
Dec. 2002                           0.00%              0.00%             0.00%             0.00%
Jan. 2003                           0.00%              0.00%             0.00%             0.00%
Feb. 2003                           0.00%              0.00%             0.00%             0.00%
March 2003                          0.00%              0.00%             0.00%             0.00%
April 2003                          0.00%              0.00%             0.00%             0.00%

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
May 2003                            0.00%              0.00%             0.00%             0.00%
June 2003                           0.00%              0.00%             0.00%             0.00%
July 2003                           0.00%              0.00%             0.00%             0.00%
Aug. 2003                           0.00%              0.00%             0.00%             0.00%
Sept. 2003                          0.00%              0.00%             0.00%             0.00%
Oct. 2003                           0.00%              0.00%             0.00%             0.00%
Nov. 2003                           0.00%              0.00%             0.00%             0.00%
Dec. 2003                           0.00%              0.00%             0.00%             0.00%
Jan. 2004                           0.00%              0.00%             0.00%             0.00%
Feb. 2004                           0.00%              0.00%             0.00%             0.00%
March 2004                          0.00%              0.00%             0.00%             0.00%
April 2004                          0.00%              0.00%             0.00%             0.00%
May 2004                            0.00%              0.00%             0.00%             0.00%
Weighted Average Life
    (years) to 15% Call             2.26               2.10              1.95              1.81
Weighted Average Life
    (years) to Maturity             2.26               2.10              1.95              1.81

                           PERCENTAGE OF INITIAL NOTE
                          PRINCIPAL BALANCE OUTSTANDING
                                 CLASS A-4 NOTES

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
Closing Date                     100.00%             100.00%           100.00%           100.00%
Oct. 1999                        100.00%             100.00%           100.00%           100.00%
Nov. 1999                        100.00%             100.00%           100.00%           100.00%
Dec. 1999                        100.00%             100.00%           100.00%           100.00%
Jan. 2000                        100.00%             100.00%           100.00%           100.00%
Feb. 2000                        100.00%             100.00%           100.00%           100.00%
March 2000                       100.00%             100.00%           100.00%           100.00%
April 2000                       100.00%             100.00%           100.00%           100.00%
May 2000                         100.00%             100.00%           100.00%           100.00%
June 2000                        100.00%             100.00%           100.00%           100.00%
July 2000                        100.00%             100.00%           100.00%           100.00%
Aug. 2000                        100.00%             100.00%           100.00%           100.00%
Sept. 2000                       100.00%             100.00%           100.00%           100.00%
Oct. 2000                        100.00%             100.00%           100.00%           100.00%
Nov. 2000                        100.00%             100.00%           100.00%           100.00%
Dec. 2000                        100.00%             100.00%           100.00%           100.00%
Jan. 2001                        100.00%             100.00%           100.00%           100.00%
Feb. 2001                        100.00%             100.00%           100.00%           100.00%
March 2001                       100.00%             100.00%           100.00%           100.00%
April 2001                       100.00%             100.00%           100.00%           100.00%
May 2001                         100.00%             100.00%           100.00%           100.00%
June 2001                        100.00%             100.00%           100.00%           100.00%
July 2001                        100.00%             100.00%           100.00%           100.00%
Aug. 2001                        100.00%             100.00%           100.00%           100.00%
Sept. 2001                       100.00%             100.00%           100.00%           100.00%
Oct. 2001                        100.00%             100.00%           100.00%           100.00%
Nov. 2001                        100.00%             100.00%           100.00%            95.74%
Dec. 2001                        100.00%             100.00%            99.17%            91.45%
Jan. 2002                        100.00%             100.00%            94.92%            87.23%
Feb. 2002                        100.00%              98.93%            90.76%            83.12%
March 2002                       100.00%              94.76%            86.64%            79.06%
April 2002                        98.69%              90.68%            82.62%            75.11%
May 2002                          94.74%              86.78%            78.78%            71.35%
June 2002                         90.98%              83.07%            75.14%            67.80%
July 2002                         87.49%              79.62%            71.75%            64.49%
Aug. 2002                         84.03%              76.22%            68.42%            61.26%
Sept. 2002                        80.65%              72.91%            65.20%            58.13%
Oct. 2002                         77.27%              69.61%            62.00%            55.05%
Nov. 2002                         73.90%              66.34%            58.84%            52.01%
Dec. 2002                         70.56%              63.12%            55.75%            49.05%
Jan. 2003                         67.23%              59.92%            52.69%            46.14%
Feb. 2003                         63.90%              56.73%            49.65%            43.26%
March 2003                        60.57%              53.56%            46.64%            40.42%
April 2003                        57.22%              50.39%            43.66%            37.62%

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
May 2003                          53.96%              47.31%            40.77%            34.92%
June 2003                         50.80%              44.34%            37.99%            32.33%
July 2003                         47.80%              41.52%            35.35%            29.88%
Aug. 2003                         44.87%              38.78%            32.80%            27.52%
Sept. 2003                        41.97%              36.09%            30.30%            25.22%
Oct. 2003                         39.07%              33.40%            27.83%            22.95%
Nov. 2003                         36.18%              30.74%            25.39%             0.00%
Dec. 2003                         33.28%              28.08%            22.96%             0.00%
Jan. 2004                         30.43%              25.48%             0.00%             0.00%
Feb. 2004                         27.53%              22.85%             0.00%             0.00%
March 2004                        24.84%               0.00%             0.00%             0.00%
April 2004                        22.20%               0.00%             0.00%             0.00%
May 2004                           0.00%               0.00%             0.00%             0.00%
Weighted Average Life
    (years) to 15% Call            3.76                3.59              3.41              3.24
Weighted Average Life
    (years) to Maturity            3.89                3.71              3.52              3.35

                          PRINCIPAL BALANCE OUTSTANDING
                                  CLASS B NOTES

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
Closing Date                      100.00%            100.00%           100.00%           100.00%
Oct. 1999                         100.00%            100.00%           100.00%           100.00%
Nov. 1999                         100.00%            100.00%           100.00%           100.00%
Dec. 1999                         100.00%            100.00%           100.00%           100.00%
Jan. 2000                         100.00%            100.00%           100.00%           100.00%
Feb. 2000                         100.00%            100.00%           100.00%           100.00%
March 2000                        100.00%            100.00%           100.00%           100.00%
April 2000                        100.00%            100.00%           100.00%           100.00%
May 2000                          100.00%            100.00%           100.00%            97.75%
June 2000                         100.00%            100.00%            97.96%            95.52%
July 2000                         100.00%             98.13%            95.91%            93.31%
Aug. 2000                          99.65%             96.23%            93.85%            91.10%
Sept. 2000                         97.92%             94.34%            91.81%            88.92%
Oct. 2000                          96.15%             92.43%            89.76%            86.74%
Nov. 2000                          94.39%             90.53%            87.74%            84.59%
Dec. 2000                          92.63%             88.64%            85.72%            82.46%
Jan. 2001                          90.87%             86.76%            83.74%            80.38%
Feb. 2001                          89.11%             84.89%            81.77%            78.31%
March 2001                         87.33%             83.01%            79.80%            76.26%
April 2001                         85.51%             81.10%            77.81%            74.21%
May 2001                           83.70%             79.22%            75.85%            72.19%
June 2001                          81.90%             77.35%            73.92%            70.21%
July 2001                          80.11%             75.49%            72.01%            68.25%
Aug. 2001                          78.28%             73.61%            70.09%            66.30%
Sept. 2001                         76.47%             71.75%            68.20%            64.39%
Oct. 2001                          74.65%             69.90%            66.32%            62.50%
Nov. 2001                          72.82%             68.05%            64.46%            60.63%
Dec. 2001                          70.98%             66.19%            62.60%            58.77%
Jan. 2002                          69.15%             64.36%            60.77%            56.95%
Feb. 2002                          67.34%             62.55%            58.97%            55.18%
March 2002                         65.54%             60.76%            57.19%            53.42%
April 2002                         63.76%             58.99%            55.46%            51.72%
May 2002                           62.05%             57.31%            53.80%            50.10%
June 2002                          60.43%             55.71%            52.23%            48.56%
July 2002                          58.92%             54.22%            50.76%            47.13%
Aug. 2002                          57.43%             52.75%            49.33%            45.74%
Sept. 2002                         55.97%             51.32%            47.94%            44.39%
Oct. 2002                          54.51%             49.90%            46.56%            43.06%
Nov. 2002                          53.06%             48.49%            45.19%            41.75%
Dec. 2002                          51.61%             47.09%            43.86%            40.47%
Jan. 2003                          50.18%             45.71%            42.53%            39.21%
Feb. 2003                          48.74%             44.34%            41.22%            37.97%
March 2003                         47.30%             42.97%            39.93%            36.74%
April 2003                         45.86%             41.60%            38.64%            35.53%
May 2003                           44.45%             40.27%            37.39%            34.37%

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
June 2003                          43.09%             38.99%            36.19%            33.25%
July 2003                          41.79%             37.77%            35.05%            32.19%
Aug. 2003                          40.52%             36.59%            33.95%            31.17%
Sept. 2003                         39.27%             35.42%            32.87%            30.18%
Oct. 2003                          38.02%             34.26%            31.80%            29.20%
Nov. 2003                          36.77%             33.12%            30.75%             0.00%
Dec. 2003                          35.52%             31.97%            29.70%             0.00%
Jan. 2004                          34.29%             30.85%             0.00%             0.00%
Feb. 2004                          33.04%             29.71%             0.00%             0.00%
March 2004                         31.88%              0.00%             0.00%             0.00%
April 2004                         30.74%              0.00%             0.00%             0.00%
May 2004                            0.00%              0.00%             0.00%             0.00%
Weighted Average Life
    (years) to 15% Call             3.23               3.02              2.86              2.69
Weighted Average Life
    (years) to Maturity             3.62               3.39              3.22              3.05

                          PRINCIPAL BALANCE OUTSTANDING
                                  CLASS C NOTES

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
Closing Date                      100.00%            100.00%           100.00%           100.00%
Oct. 1999                         100.00%            100.00%           100.00%           100.00%
Nov. 1999                         100.00%            100.00%           100.00%           100.00%
Dec. 1999                         100.00%            100.00%           100.00%           100.00%
Jan. 2000                         100.00%            100.00%           100.00%           100.00%
Feb. 2000                         100.00%            100.00%           100.00%           100.00%
March 2000                        100.00%            100.00%           100.00%           100.00%
April 2000                        100.00%            100.00%           100.00%           100.00%
May 2000                          100.00%            100.00%           100.00%            97.75%
June 2000                         100.00%            100.00%            97.96%            95.52%
July 2000                         100.00%             98.13%            95.91%            93.31%
Aug. 2000                          99.65%             96.23%            93.85%            91.10%
Sept. 2000                         97.92%             94.34%            91.81%            88.92%
Oct. 2000                          96.15%             92.43%            89.76%            86.74%
Nov. 2000                          94.39%             90.53%            87.74%            84.59%
Dec. 2000                          92.63%             88.64%            85.72%            82.46%
Jan. 2001                          90.87%             86.76%            83.74%            80.38%
Feb. 2001                          89.11%             84.89%            81.77%            78.31%
March 2001                         87.33%             83.01%            79.80%            76.26%
April 2001                         85.51%             81.10%            77.81%            74.21%
May 2001                           83.70%             79.22%            75.85%            72.19%
June 2001                          81.90%             77.35%            73.92%            70.21%
July 2001                          80.11%             75.49%            72.01%            68.25%
Aug. 2001                          78.28%             73.61%            70.09%            66.30%
Sept. 2001                         76.47%             71.75%            68.20%            64.39%
Oct. 2001                          74.65%             69.90%            66.32%            62.50%
Nov. 2001                          72.82%             68.05%            64.46%            60.63%
Dec. 2001                          70.98%             66.19%            62.60%            58.77%
Jan. 2002                          69.15%             64.36%            60.77%            56.95%
Feb. 2002                          67.34%             62.55%            58.97%            55.18%
March 2002                         65.54%             60.76%            57.19%            53.42%
April 2002                         63.76%             58.99%            55.46%            51.72%
May 2002                           62.05%             57.31%            53.80%            50.10%
June 2002                          60.43%             55.71%            52.23%            48.56%
July 2002                          58.92%             54.22%            50.76%            47.13%
Aug. 2002                          57.43%             52.75%            49.33%            45.74%
Sept.2002                          55.97%             51.32%            47.94%            44.39%
Oct. 2002                          54.51%             49.90%            46.56%            43.06%
Nov. 2002                          53.06%             48.49%            45.19%            41.75%
Dec. 2002                          51.61%             47.09%            43.86%            40.47%
Jan. 2003                          50.18%             45.71%            42.53%            39.21%
Feb. 2003                          48.74%             44.34%            41.22%            37.97%
March 2003                         47.30%             42.97%            39.93%            36.74%
April 2003                         45.86%             41.60%            38.64%            35.53%
May 2003                           44.45%             40.27%            37.39%            34.37%

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
June 2003                          43.09%             38.99%            36.19%            33.25%
July 2003                          41.79%             37.77%            35.05%            32.19%
Aug. 2003                          40.52%             36.59%            33.95%            31.17%
Sept. 2003                         39.27%             35.42%            32.87%            30.18%
Oct. 2003                          38.02%             34.26%            31.80%            29.20%
Nov. 2003                          36.77%             33.12%            30.75%             0.00%
Dec. 2003                          35.52%             31.97%            29.70%             0.00%
Jan. 2004                          34.29%             30.85%             0.00%             0.00%
Feb. 2004                          33.04%             29.71%             0.00%             0.00%
March 2004                         31.88%              0.00%             0.00%             0.00%
April 2004                         30.74%              0.00%             0.00%             0.00%
May 2004                            0.00%              0.00%             0.00%             0.00%
Weighted Average Life
    (years) to 15% Call             3.23               3.02              2.86              2.69
Weighted Average Life
    (years) to Maturity             3.63               3.40              3.24              3.06

                          PRINCIPAL BALANCE OUTSTANDING
                                  CLASS D NOTES

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
Closing Date                      100.00%            100.00%           100.00%           100.00%
Oct. 1999                         100.00%            100.00%           100.00%           100.00%
Nov. 1999                         100.00%            100.00%           100.00%           100.00%
Dec. 1999                         100.00%            100.00%           100.00%           100.00%
Jan. 2000                         100.00%            100.00%           100.00%           100.00%
Feb. 2000                         100.00%            100.00%           100.00%           100.00%
March 2000                        100.00%            100.00%           100.00%           100.00%
April 2000                        100.00%            100.00%           100.00%           100.00%
May 2000                          100.00%            100.00%           100.00%            97.75%
June 2000                         100.00%            100.00%            97.96%            95.52%
July 2000                         100.00%             98.13%            95.91%            93.31%
Aug. 2000                          99.65%             96.23%            93.85%            91.10%
Sept. 2000                         97.92%             94.34%            91.81%            88.92%
Oct. 2000                          96.15%             92.43%            89.76%            86.74%
Nov. 2000                          94.39%             90.53%            87.74%            84.59%
Dec. 2000                          92.63%             88.64%            85.72%            82.46%
Jan. 2001                          90.87%             86.76%            83.74%            80.38%
Feb. 2001                          89.11%             84.89%            81.77%            78.31%
March 2001                         87.33%             83.01%            79.80%            76.26%
April 2001                         85.51%             81.10%            77.81%            74.21%
May 2001                           83.70%             79.22%            75.85%            72.19%
June 2001                          81.90%             77.35%            73.92%            70.21%
July 2001                          80.11%             75.49%            72.01%            68.25%
Aug. 2001                          78.28%             73.61%            70.09%            66.30%
Sept. 2001                         76.47%             71.75%            68.20%            64.39%
Oct. 2001                          74.65%             69.90%            66.32%            62.50%
Nov. 2001                          72.82%             68.05%            64.46%            60.63%
Dec. 2001                          70.98%             66.19%            62.60%            58.77%
Jan. 2002                          69.15%             64.36%            60.77%            56.95%
Feb. 2002                          67.34%             62.55%            58.97%            55.18%
March 2002                         65.54%             60.76%            57.19%            53.42%
April 2002                         63.76%             58.99%            55.46%            51.72%
May 2002                           62.05%             57.31%            53.80%            50.10%
June 2002                          60.43%             55.71%            52.23%            48.56%
July 2002                          58.92%             54.22%            50.76%            47.13%
Aug. 2002                          57.43%             52.75%            49.33%            45.74%
Sept. 2002                         55.97%             51.32%            47.94%            44.39%
Oct. 2002                          54.51%             49.90%            46.56%            43.06%
Nov. 2002                          53.06%             48.49%            45.19%            41.75%
Dec. 2002                          51.61%             47.09%            43.86%            40.47%
Jan. 2003                          50.18%             45.71%            42.53%            39.21%
Feb. 2003                          48.74%             44.34%            41.22%            37.97%
March 2003                         47.30%             42.97%            39.93%            36.74%
April 2003                         45.86%             41.60%            38.64%            35.53%
May 2003                           44.45%             40.27%            37.39%            34.37%

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
June 2003                          43.09%             38.99%            36.19%            33.25%
July 2003                          41.79%             37.77%            35.05%            32.19%
Aug. 2003                          40.52%             36.59%            33.95%            31.17%
Sept. 2003                         39.27%             35.42%            32.87%            30.18%
Oct. 2003                          38.02%             34.26%            31.80%            29.20%
Nov. 2003                          36.77%             33.12%            30.75%             0.00%
Dec. 2003                          35.52%             31.97%            29.70%             0.00%
Jan. 2004                          34.29%             30.85%             0.00%             0.00%
Feb. 2004                          33.04%             29.71%             0.00%             0.00%
March 2004                         31.88%              0.00%             0.00%             0.00%
April 2004                         30.74%              0.00%             0.00%             0.00%
May 2004                            0.00%              0.00%             0.00%             0.00%
Weighted Average Life
    (years) to 15% Call             3.23               3.02              2.86              2.69
Weighted Average Life
    (years) to Maturity             3.64               3.41              3.24              3.06

                          PRINCIPAL BALANCE OUTSTANDING
                                  CLASS E NOTES

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
Closing Date                      100.00%            100.00%           100.00%           100.00%
Oct. 1999                         100.00%            100.00%           100.00%           100.00%
Nov. 1999                         100.00%            100.00%           100.00%           100.00%
Dec. 1999                         100.00%            100.00%           100.00%           100.00%
Jan. 2000                         100.00%            100.00%           100.00%           100.00%
Feb. 2000                         100.00%            100.00%           100.00%           100.00%
March 2000                        100.00%            100.00%           100.00%           100.00%
April 2000                        100.00%            100.00%           100.00%           100.00%
May 2000                          100.00%            100.00%           100.00%            97.75%
June 2000                         100.00%            100.00%            97.96%            95.52%
July 2000                         100.00%             98.13%            95.91%            93.31%
Aug. 2000                          99.65%             96.23%            93.85%            91.10%
Sept. 2000                         97.92%             94.34%            91.81%            88.92%
Oct. 2000                          96.15%             92.43%            89.76%            86.74%
Nov. 2000                          94.39%             90.53%            87.74%            84.59%
Dec. 2000                          92.63%             88.64%            85.72%            82.46%
Jan. 2001                          90.87%             86.76%            83.74%            80.38%
Feb. 2001                          89.11%             84.89%            81.77%            78.31%
March 2001                         87.33%             83.01%            79.80%            76.26%
April 2001                         85.51%             81.10%            77.81%            74.21%
May 2001                           83.70%             79.22%            75.85%            72.19%
June 2001                          81.90%             77.35%            73.92%            70.21%
July 2001                          80.11%             75.49%            72.01%            68.25%
Aug. 2001                          78.28%             73.61%            70.09%            66.30%
Sept. 2001                         76.47%             71.75%            68.20%            64.39%
Oct. 2001                          74.65%             69.90%            66.32%            62.50%
Nov. 2001                          72.82%             68.05%            64.46%            60.63%
Dec. 2001                          70.98%             66.19%            62.60%            58.77%
Jan. 2002                          69.15%             64.36%            60.77%            56.95%
Feb. 2002                          67.34%             62.55%            58.97%            55.18%
March 2002                         65.54%             60.76%            57.19%            53.42%
April 2002                         63.76%             58.99%            55.46%            51.72%
May 2002                           62.05%             57.31%            53.80%            50.10%
June 2002                          60.43%             55.71%            52.23%            48.56%
July 2002                          58.92%             54.22%            50.76%            47.13%
Aug. 2002                          57.43%             52.75%            49.33%            45.74%
Sept. 2002                         55.97%             51.32%            47.94%            44.39%
Oct. 2002                          54.51%             49.90%            46.56%            43.06%
Nov. 2002                          53.06%             48.49%            45.19%            41.75%
Dec. 2002                          51.61%             47.09%            43.86%            40.47%
Jan. 2003                          50.18%             45.71%            42.53%            39.21%
Feb. 2003                          48.74%             44.34%            41.22%            37.97%
March 2003                         47.30%             42.97%            39.93%            36.74%
April 2003                         45.86%             41.60%            38.64%            35.53%
May 2003                           44.45%             40.27%            37.39%            34.37%

                                       Prepayment Speed (CPR)
------------------------------------------------------------------------------------------------
        Payment Date                 0%                 3%                6%                9%
----------------------------      -------            -------           -------           -------
June 2003                          43.09%             38.99%            36.19%            33.25%
July 2003                          41.79%             37.77%            35.05%            32.19%
Aug. 2003                          40.52%             36.59%            33.95%            31.17%
Sept. 2003                         39.27%             35.42%            32.87%            30.18%
Oct. 2003                          38.02%             34.26%            31.80%            29.20%
Nov. 2003                          36.77%             33.12%            30.75%             0.00%
Dec. 2003                          35.52%             31.97%            29.70%             0.00%
Jan. 2004                          34.29%             30.85%             0.00%             0.00%
Feb. 2004                          33.04%             29.71%             0.00%             0.00%
March 2004                         31.88%              0.00%             0.00%             0.00%
April 2004                         30.74%              0.00%             0.00%             0.00%
May 2004                            0.00%              0.00%             0.00%             0.00%
Weighted Average Life
    (years) to 15% Call             3.23               3.02              2.86              2.69
Weighted Average Life
    (years) to Maturity             3.64               3.41              3.25              3.07

         The Contracts will not have the characteristics assumed above, and there can be no assurance that (i) the Contracts will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the Notes will be as calculated above. Because the rate of distributions of principal of the Notes will be a result of the actual amortization (including prepayments) of the Contracts, which will include Contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Notes will differ from those set forth above, even if all of the Contracts prepay at the indicated constant prepayment rates.

         The effective yield to the Noteholders will depend upon, among other things, the price at which such Notes are purchased, and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the Noteholders. See "Risk Factors" in the prospectus.

         Due to the subordination provisions applicable to the Notes, it is likely that the Note Principal Balance of the Class A Notes will amortize more rapidly than will the Initial Aggregate Discounted Contract Principal Balance. See "Summary of Terms -- Subordination Provisions" and "Description of Notes -- Flow of Funds" in this prospectus supplement.

         The preceding tables are prepared utilizing the following expected cash flows of the Contracts:

                              COLLATERAL CASH FLOW


  Collection Period           Scheduled Cash Flow
  -----------------           -------------------
  September 2, 1999                3,837,002.88
  October 2, 1999                  3,865,870.29
  November 2, 1999                 3,923,898.37
  December 2, 1999                 3,679,155.69
  January 2, 2000                  3,721,097.49
  February 2, 2000                 3,787,626.04
  March 2, 2000                    3,872,839.68
  April 2, 2000                    3,850,045.15
  May 2, 2000                      3,828,346.60
  June 2, 2000                     3,845,278.99
  July 2, 2000                     3,884,305.60
  August 2, 2000                   3,866,275.68
  September 2, 2000                3,900,372.69
  October 2, 2000                  3,868,864.83
  November 2, 2000                 3,871,561.28
  December 2, 2000                 3,827,141.51
  January 2, 2001                  3,824,537.55
  February 2, 2001                 3,832,899.11
  March 2, 2001                    3,877,430.15
  April 2, 2001                    3,839,854.89
  May 2, 2001                      3,808,026.33
  June 2, 2001                     3,785,588.83
  July 2, 2001                     3,812,878.43
  August 2, 2001                   3,776,368.95
  September 2, 2001                3,767,329.00
  October 2, 2001                  3,759,006.94
  November 2, 2001                 3,755,075.24
  December 2, 2001                 3,726,915.31
  January 2, 2002                  3,661,909.69
  February 2, 2002                 3,645,770.63
  March 2, 2002                    3,578,226.78
  April 2, 2002                    3,432,271.05
  May 2, 2002                      3,271,105.91
  June 2, 2002                     3,065,345.84
  July 2, 2002                     3,019,414.04
  August 2, 2002                   2,942,789.36
  September 2, 2002                2,930,848.13
  October 2, 2002                  2,907,951.25
  November 2, 2002                 2,866,781.87
  December 2, 2002                 2,843,200.49
  January 2, 2003                  2,832,439.48
  February 2, 2003                 2,818,146.23
  March 2, 2003                    2,808,460.66
  April 2, 2003                    2,735,079.66
  May 2, 2003                      2,641,266.39
  June 2, 2003                     2,516,295.73

  Collection Period           Scheduled Cash Flow
  -----------------           -------------------
  July 2, 2003                     2,445,317.76
  August 2, 2003                   2,409,238.12
  September 2, 2003                2,395,555.10
  October 2, 2003                  2,374,088.43
  November 2, 2003                 2,368,270.27
  December 2, 2003                 2,319,291.88
  January 2, 2004                  2,341,875.18
  February 2, 2004                 2,176,017.45
  March 2, 2004                    2,123,664.29
  April 2, 2004                    1,929,334.07
  May 2, 2004                      1,704,450.49
  June 2, 2004                     1,446,090.86
  July 2, 2004                     1,225,095.82
  August 2, 2004                   1,106,026.43
  September 2, 2004                1,040,939.02
  October 2, 2004                  1,023,443.38
  November 2, 2004                   988,863.37
  December 2, 2004                   978,353.19
  January 2, 2005                    962,591.89
  February 2, 2005                   983,626.27
  March 2, 2005                      953,491.20
  April 2, 2005                      936,912.05
  May 2, 2005                        930,808.55
  June 2, 2005                       896,191.98
  July 2, 2005                       876,005.88
  August 2, 2005                     832,659.23
  September 2, 2005                  827,356.44
  October 2, 2005                    822,644.92
  November 2, 2005                   807,650.48
  December 2, 2005                   791,915.27
  January 2, 2006                    844,540.20
  February 2, 2006                   544,666.22
  March 2, 2006                      438,965.13
  April 2, 2006                      392,044.17
  May 2, 2006                        472,997.15
  June 2, 2006                       595,725.01
  July 2, 2006                       299,575.62
  August 2, 2006                     115,524.03
  September 2, 2006                  114,586.87
  October 2, 2006                    114,586.87
  November 2, 2006                   114,586.87
  December 2, 2006                   114,586.87
  January 2, 2007                    114,586.87
  February 2, 2007                   111,830.87
  March 2, 2007                      111,830.87
  April 2, 2007                      111,830.87

  Collection Period           Scheduled Cash Flow
  -----------------           -------------------
  May 2, 2007                        128,084.37
  June 2, 2007                       127,894.82
  July 2, 2007                        98,468.92
  August 2, 2007                      98,468.92
  September 2, 2007                   98,468.92
  October 2, 2007                     98,468.92
  November 2, 2007                    98,468.92
  December 2, 2007                    98,468.92
  January 2, 2008                     98,468.92
  February 2, 2008                    94,026.72
  March 2, 2008                       94,026.72
  April 2, 2008                       94,026.72
  May 2, 2008                         94,026.72
  June 2, 2008                        94,026.72

  Collection Period           Scheduled Cash Flow
  -----------------           -------------------
  July 2, 2008                        94,026.72
  August 2, 2008                      94,026.72
  September 2, 2008                   94,026.72
  October 2, 2008                     94,026.72
  November 2, 2008                    94,026.72
  December 2, 2008                    94,026.72
  January 2, 2009                     72,799.22
  February 2, 2009                    50,489.67
  March 2, 2009                       29,635.67
  April 2, 2009                       29,635.67
  May 2, 2009                         29,635.67
  June 2, 2009                        48,951.88
  July 2, 2009                         6,350.00

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Dewey Ballantine LLP, tax counsel to the Trust ("Tax Counsel"), the material federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby are described below. Tax Counsel's opinion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. This discussion does not purport to deal with all federal tax considerations applicable to all categories of investors or address all aspects of federal income taxation that may be important to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as holders who are not citizens or residents of the United States, financial institutions, tax-exempt organizations, insurance companies, dealers or brokers in securities, holders who held their stock as part of a hedge, appreciated financial position, straddle or conversion transaction. Moreover, the discussion assumes that the holders will hold their Notes as capital assets. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

TAX CHARACTERIZATION OF THE TRUST

         Tax Counsel is of the opinion that, assuming compliance with the terms of the Trust Agreement and related documents, the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The parties to the transaction agree, and the Noteholders will agree by their purchase of Offered Notes, to treat the Offered Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Offered Notes. Whether instruments such as the Offered Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Tax Counsel is of the opinion that, for federal income tax purposes, the Offered Notes will be treated as indebtedness of the Trust, and not as an ownership interest in the Receivables, or an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity.

         If the Offered Notes are characterized as indebtedness, interest paid or accrued on an Offered Note will be treated as ordinary income to the Noteholders and principal payments on an Offered Note will be treated as a return of capital to the extent of the Noteholder's basis in the Offered Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the

Offered Notes when earned, even if not paid, unless it is determined to be uncollectable. The Trust will report to Noteholders of record and the IRS in respect of the interest paid and original discount, if any, accrued on the Offered Notes to the extent required by law.

         Although, as described above, it is the opinion of Tax Counsel that, for federal income tax purposes, the Offered Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Offered Notes did not represent debt for federal income tax purposes, holders of the Offered Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the Trust will treat the Offered Notes as indebtedness for federal income tax purposes, the Servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Offered Notes. It is recommended that investors that are foreign persons consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Offered Notes.

         Original Issue Discount. The Offered Notes will not have any original issue discount ("OID") other than possibly OID of a de minimis amount and accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), will not apply to the Offered Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life. The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes is 6% of the CPR.

         Market Discount. A subsequent purchaser who buys an Offered Note for less than its principal amount may be subject to the "market discount" rules of
Section 1276 through 1278 of the Code. If a subsequent purchaser of an Offered Note disposes of such Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Offered Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Offered Notes and thereafter. Market discount will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the Offered
Note immediately after such purchaser acquired the Note. Market discount on an Offered Note will be treated as accruing over the term of such Offered Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method (taking into account the CPR). At the request of a holder of an Offered Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

         The market discount rules also provide that a holder who incurs or continues indebtedness to acquire an Offered Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

         Notwithstanding the above rules, market discount on an Offered Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Offered Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

         Market Premium. A subsequent purchaser who buys an Offered Note for more than its principal amount will be considered to have purchased the Offered Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Offered Notes and may apply such amortized amounts to reduce the amount of interest reportable with respect to such Offered Note over the period from the purchase date to the date of maturity of the Offered Note. Legislative history to the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). Such proposed regulations will apply to bonds acquired on or after 60 days after the final regulations are published. A holder that elects to amortize premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

         Sale or Redemption of Notes. If an Offered Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such seller's adjusted basis in the Offered Note. Such adjusted basis will equal the cost of the Offered Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Offered Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Offered Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of an Offered Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Offered Note will recognize a loss in the amount of the shortfall on the last day of his taxable year. Any such gain or loss realized by an investor who holds a Note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

         Information Reporting and Backup Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes, the amount of any OID on the Notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt Noteholders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, and individual retirement accounts). Each Noteholder (other than Noteholders who are not subject to the reporting requirements, or foreign persons who provide certification as to their status as described below) will be required to provide to the Trust, under penalties of perjury, a certificate on IRS Form W-9 or its equivalent containing the Noteholder's name, address, correct federal taxpayer identification number and a statement that the Noteholder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold amounts otherwise payable to the Noteholder equal to 31% of such interest and OID (if any) and remit the withheld amounts to the IRS as a credit against such Noteholder's federal income tax liability.

         The IRS recently issued regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are for payments made after December 31, 2000.

         Foreign Investors. Interest, including OID (if any), distributable to a Noteholder who or which is not a United States person (other than a foreign bank and certain other persons) will not be subject to United States withholding tax, provided that such Noteholder fulfills certain certification requirements. For these purposes, "United States person" means a person who or which is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax, regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. Under the certification requirements, a foreign Noteholder must certify, under penalties of perjury, that it is not a United States person and provide its name and address.

         The Withholding Regulations provide alternative certification requirements and means for claiming the exemption from federal income and withholding tax. If income or gain with respect to a Note is effectively connected with a United States trade or business carried on by a Noteholder who or which is not a United States person, the withholding tax will not apply, but such Noteholder will be subject to United States federal income tax at graduated rates applicable to United States persons. It is recommended that potential investors who are non-United States persons consult their own tax advisors regarding certification requirements and the specific tax consequences to them of owning the Notes.


                       STATE AND LOCAL TAX CONSIDERATIONS

         Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Offered Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, it is recommended that potential Noteholders consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Notes.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Employee plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA; however, such plans may be subject to comparable restrictions under federal, state or local law.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be "plan assets" of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that the Offered Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Offered Notes for ERISA purposes could change if the Trust incurred losses.

         Without regard to whether the Offered Notes are treated as an equity interest for such purposes, the acquisition or holding of the Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an Offered Note. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by "in-house asset managers"; and PTCE 84-14, regarding transactions by "qualified professional assets managers." Each investor using the assets of a Benefit Plan which acquires the Offered Notes, or to whom the Offered Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Offered Notes will be covered by a prohibited transaction class exemption issued by the United States Department of Labor.

         Any Benefit Plan fiduciary considering the purchase of an Offered Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. Purchasers of the Offered Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), which ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. The sale of Offered Notes to a Benefit Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or any particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.


                                LEGAL INVESTMENT

         The Class A-1 Notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940, as amended.


                                     RATINGS

As a condition to issuance, the Offered Notes must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch IBCA, Inc. ("Fitch") and Duff & Phelps Credit Rating Co. ("DCR" and together with S&P. Moody's and Fitch, the "Rating Agencies") in order to be issued:

              Class                      Ratings
              -----                      -------
                         S&P      Moody's        Fitch         DCR
                         ---      -------        -----         ---
               A-1       A-1+       P-1           F1+          D-1+
               A-2       AAA        Aaa           AAA          AAA
               A-3       AAA        Aaa           AAA          AAA
               A-4       AAA        Aaa           AAA          AAA
                B         A          A2            A            A

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Offered Notes address the likelihood of the receipt by the Offered Noteholders of all distributions to which such Offered Noteholders are entitled. The ratings assigned to the Offered Notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Offered Noteholders might suffer a lower than anticipated yield.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Notes dated September 22, 1999, the Depositor has agreed to sell, and First Union Capital Markets Corp., ("First Union"), Nesbitt Burns Securities, Inc. ("Nesbitt Burns"), and PNC Capital Markets, Inc. ("PNC Capital Markets, Inc.," together with First Union and Nesbitt Burns, the "Underwriters"), have each agreed to purchase, the principal amount of the Offered Notes set forth opposite its name below:

                                         Class A-1 Notes
                                         ---------------
Underwriter                                                                  Principal Amount
-----------                                                                  ----------------
First Union Capital Markets Corp.                                              $ 18,490,927
Nesbitt Burns Securities, Inc.                                                 $  9,245,464
PNC Capital Markets, Inc.                                                      $  3,081,821
                                                                               ------------
         Total                                                                 $ 30,818,212

                                         Class A-2 Notes
                                         ---------------
Underwriter                                                                  Principal Amount
-----------                                                                  ----------------
First Union Capital Markets Corp.                                              $ 19,173,831
Nesbitt Burns Securities, Inc.                                                 $  9,586,916
PNC Capital Markets, Inc.                                                      $  3,195,639
                                                                               ------------
         Total                                                                 $ 31,956,385

                                         Class A-3 Notes
                                         ---------------
Underwriter                                                                  Principal Amount
-----------                                                                  ----------------
First Union Capital Markets Corp.                                              $ 11,294,174
Nesbitt Burns Securities, Inc.                                                 $  5,647,087
PNC Capital Markets, Inc.                                                      $  1,882,362
                                                                               ------------
         Total                                                                 $ 18,823,624

                                         Class A-4 Notes
                                         ---------------
Underwriter                                                                  Principal Amount
-----------                                                                  ----------------
First Union Capital Markets Corp.                                              $ 37,191,979
Nesbitt Burns Securities, Inc.                                                 $ 18,595,989
PNC Capital Markets, Inc.                                                      $  6,198,663
                                                                               ------------
         Total                                                                 $ 61,986,631

                                         Class B Notes
                                         -------------
Underwriter                                                                  Principal Amount
-----------                                                                  ----------------
First Union Capital Markets Corp.                                              $ 13,570,520


         First Union Corporation, the parent corporation of First Union, owns approximately 1.39% of the outstanding common stock of First Sierra.

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions therein, to purchase all the Offered Notes offered hereby if any of such Offered Notes are purchased.

         The Underwriters have advised the Depositor that they propose to offer the Offered Notes purchased by the Underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Offered Notes to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Notes for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Notes purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters, and any profit on the resale of the Offered Notes by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

         For further information regarding any offer or sale of the Offered Notes pursuant to this prospectus supplement and the prospectus , see "Methods of Distribution" in the prospectus.

         The Transaction Documents and the Underwriting Agreement provide that First Sierra will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.


                                  LEGAL MATTERS

         Certain legal matters relating to the Notes will be passed upon by Dewey Ballantine LLP, New York, New York. Certain federal income tax matters will be passed upon for the Trust by Dewey Ballantine LLP, New York, New York.

                        INDEX OF PRINCIPAL DEFINED TERMS

                                                                                                               Page
                                                                                                               ----
Advance Payments...............................................................................................S-35
Aggregate Discounted Contract Principal Balance................................................................S-12
Aggregate Note Principal Balance...............................................................................S-26
Available Funds................................................................................................S-29
Benefit Plan...................................................................................................S-72
Class A Notes..................................................................................................S-26
Class A Percentage.............................................................................................S-30
Class A Principal Payment Amount...............................................................................S-29
Class A-1 Note Rate............................................................................................S-27
Class A-1 Notes................................................................................................S-25
Class A-1 Stated Maturity Date.................................................................................S-32
Class A-2 Note Rate............................................................................................S-27
Class A-2 Notes................................................................................................S-25
Class A-2 Stated Maturity Date.................................................................................S-32
Class A-3 Note Rate............................................................................................S-27
Class A-3 Notes................................................................................................S-25
Class A-3 Stated Maturity Date.................................................................................S-32
Class A-4 Note Rate............................................................................................S-27
Class A-4 Notes................................................................................................S-25
Class A-4 Stated Maturity Date.................................................................................S-32
Class B Floor..................................................................................................S-30
Class B Note Rate..............................................................................................S-27
Class B Notes..................................................................................................S-26
Class B Percentage.............................................................................................S-30
Class B Principal Payment Amount...............................................................................S-29
Class B Stated Maturity Date...................................................................................S-32
Class C Floor..................................................................................................S-31
Class C Note Rate..............................................................................................S-27
Class C Notes..................................................................................................S-26
Class C Percentage.............................................................................................S-30
Class C Principal Payment Amount...............................................................................S-29
Class C Stated Maturity Date...................................................................................S-32
Class D Floor..................................................................................................S-31
Class D Note Rate..............................................................................................S-27
Class D Notes..................................................................................................S-26
Class D Percentage.............................................................................................S-30
Class D Principal Payment Amount...............................................................................S-30
Class D Stated Maturity Date...................................................................................S-32
Class E Floor..................................................................................................S-31
Class E Note Rate..............................................................................................S-27
Class E Notes..................................................................................................S-26
Class E Percentage.............................................................................................S-30
Class E Principal Payment Amount...............................................................................S-30
Class E Stated Maturity Date...................................................................................S-32
Class Floors...................................................................................................S-30
Closing Date...................................................................................................S-15

Code...........................................................................................................S-69
Collection Period..............................................................................................S-11
Conditional Prepayment Rate....................................................................................S-47
Contract Files.................................................................................................S-10
Contracts......................................................................................................S-10
Controlling Parties............................................................................................S-45
CPR............................................................................................................S-47
Cut-Off Date...................................................................................................S-11
DCR............................................................................................................S-73
Defaulted Contract.............................................................................................S-13
Defaulted Contract Recoveries..................................................................................S-11
Delinquent Contract............................................................................................S-13
Depositor.......................................................................................................S-9
Determination Date.............................................................................................S-11
Discount Rate..................................................................................................S-12
Discounted Contract Principal Balance..........................................................................S-12
Early Termination Contract.....................................................................................S-13
Equipment......................................................................................................S-10
ERISA..........................................................................................................S-72
Event of Servicing Termination.................................................................................S-44
Events of Default..............................................................................................S-45
Excluded Amounts...............................................................................................S-37
Final Scheduled Payment........................................................................................S-11
First Sierra...................................................................................................S-21
First Union....................................................................................................S-73
Fitch..........................................................................................................S-73
Indenture.......................................................................................................S-9
Indenture Trustee...............................................................................................S-9
Indenture Trustee Expenses.....................................................................................S-46
Indenture Trustee Fee..........................................................................................S-46
Initial Class A-1 Note Principal Balance.......................................................................S-25
Initial Class A-2 Note Principal Balance.......................................................................S-25
Initial Class A-3 Note Principal Balance.......................................................................S-25
Initial Class A-4 Note Principal Balance.......................................................................S-26
Initial Class B Note Principal Balance.........................................................................S-26
Initial Class C Note Principal Balance.........................................................................S-26
Initial Class D Note Principal Balance.........................................................................S-26
Initial Class E Note Principal Balance.........................................................................S-26
Initial Cut-Off Date...........................................................................................S-11
Initial Note Principal Balance.................................................................................S-26
Initial Unpaid Amount..........................................................................................S-13
Insurance Policies.............................................................................................S-10
Interest Accrual Period........................................................................................S-28
IRS............................................................................................................S-68
Lockbox Account................................................................................................S-35
Lockbox Bank...................................................................................................S-35
Majority Holders...............................................................................................S-44
Modeling Assumptions...........................................................................................S-48
Monthly Statement..............................................................................................S-32
Moody's........................................................................................................S-73
Nesbitt Burns..................................................................................................S-73

Note Current Interest..........................................................................................S-27
Note Factor....................................................................................................S-38
Note Interest..................................................................................................S-34
Note Principal Balance.........................................................................................S-26
Note Rate......................................................................................................S-27
Notes..........................................................................................................S-26
Obligor........................................................................................................S-10
Offered Notes..................................................................................................S-26
OID............................................................................................................S-69
Originator................................................................................................S-9, S-21
Overcollateralization Balance..................................................................................S-32
Overdue Interest...............................................................................................S-34
Overdue Principal..............................................................................................S-30
Owner Trustee...................................................................................................S-9
Payment Date...................................................................................................S-27
Percentage Interest............................................................................................S-44
Plan Assets Regulation.........................................................................................S-72
PNC Capital Markets, Inc.......................................................................................S-73
Pool Factor....................................................................................................S-38
Prepayment.....................................................................................................S-13
Prepayment Amount..............................................................................................S-12
Principal Payments.............................................................................................S-28
PTCE...........................................................................................................S-72
Rating Agencies................................................................................................S-73
Receivables....................................................................................................S-10
Receivables Transfer Agreement.................................................................................S-11
Record Date....................................................................................................S-27
Repurchase Amount..............................................................................................S-12
Requisite Amount...............................................................................................S-36
Reserve Account................................................................................................S-35
S&P............................................................................................................S-73
Scheduled Payments.............................................................................................S-11
Securities Act.................................................................................................S-75
Sellers........................................................................................................S-21
Servicer..................................................................................................S-9, S-21
Servicer Advance...............................................................................................S-36
Servicer Fee...................................................................................................S-42
Servicer Fee Rate..............................................................................................S-42
Servicing Agreement.............................................................................................S-9
Servicing Charges..............................................................................................S-42
Servicing Officer..............................................................................................S-43
Servicing Standard.............................................................................................S-15
Source.........................................................................................................S-13
Source Agreement...............................................................................................S-13
Stated Maturity Date...........................................................................................S-32
Statistical Aggregate Discounted Contract Principal Balance....................................................S-15
Statistical Calculation Date...................................................................................S-15
Statistical Discount Rate......................................................................................S-15
Statistical Discounted Contract Principal Balance..............................................................S-15
Subordinate Notes..............................................................................................S-26
Substitute Contract............................................................................................S-13

Substitute Cut-Off Date........................................................................................S-11
Substitute Transfer Date.......................................................................................S-11
Supplementary Report...........................................................................................S-43
Tax Counsel....................................................................................................S-68
Transaction Documents..........................................................................................S-39
Trust Agreement.................................................................................................S-9
Trust Assets...................................................................................................S-10
Trust Certificate...............................................................................................S-9
Trust Certificate Holder.......................................................................................S-26
Underwriters...................................................................................................S-74
Underwriting Agreement.........................................................................................S-73
Unfunded Loss Amount...........................................................................................S-32
Weighted average life..........................................................................................S-47
Withholding Regulations........................................................................................S-71

PROSPECTUS

                 CONTRACT BACKED SECURITIES ISSUABLE IN SERIES

                       FIRST SIERRA RECEIVABLES III, INC.
                                    COMPANY

                          FIRST SIERRA FINANCIAL INC.,
                                    SERVICER

    This Prospectus describes certain Contract Backed Notes (the "Notes") and Contract Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and/or one or more classes of Certificates. Each Series will be issued by a trust (each a "Trust") formed by First Sierra Receivables II, Inc. or First Sierra Receivables III, Inc. (together the "Company" or the "Companies") for the purpose of issuing the Securities. The Trust (which may be an owner trust) issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

    Each class of Securities of any series will evidence beneficial ownership in a segregated pool of a segregated pool of assets owned by a Trust (each, an "Asset Pool") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Asset Pool (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Asset Pool shall consist of finance leases and commercial loans, together with all monies received relating thereto (the "Contracts"). Each Asset Pool may also include security interests in the underlying equipment and property relating thereto, together with the proceeds thereof (the "Equipment" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over collateralization. See "Description of the Trust Agreements -- Credit Enhancements." The Receivables in the Asset Pool for a series will have been originated by First Sierra Financial, Inc. (the "Seller" or "First Sierra") or acquired by First Sierra from other entities generally in the business of originating or acquiring Receivables. Except to the extent provided herein and in the related Prospectus Supplement, the Company will acquire the Receivables from the Seller on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. Each series of Securities will include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."

     AN INVESTMENT IN THE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" COMMENCING ON PAGE 13 HEREIN AND THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE
   PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES WILL NOT REPRESENT AN INTEREST IN OR AN OBLIGATION OF THE COMPANY,
    FIRST SIERRA, ANY SERVICER, ANY SUBSERVICER, ANY LESSOR, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING CONTRACTS WILL
  BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR BY THE COMPANY, FIRST SIERRA, ANY SERVICER, ANY SUBSERVICER, ANY LESSOR, OR ANY OF THEIR RESPECTIVE
      AFFILIATES EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

    Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

     RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

               THE DATE OF THIS PROSPECTUS IS NOVEMBER 25, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of
Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, overcollateralization cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Asset Pool; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer; (viii) the circumstances, if any, under which each Asset Pool may be subject to early termination; (ix) information regarding tax considerations; and
(x) additional information with respect to the method of distribution of such Securities.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Northwest Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the world wide web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful.

     This Prospectus, together with the Prospectus Supplement for each Series or Class of Securities will contain a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request and may be inspected, without charge, at the Commission's offices.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by the Company, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning any Security and the related Asset Pool will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities -- Book-Entry Registration."

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: First Sierra Financial Inc., Texas Commerce Tower, 600 Travis Street, Houston, Texas 77002, Attention: Roger Gebhart, Senior Vice President and Treasurer, (713) 221-8822.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Capitalized terms used in the summary and not defined are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms" beginning on page 50 of the Prospectus.

Issuers....................  With respect to each series of Securities, a trust
                               (each trust of a series, the "Trust") to be formed by the Company. The Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. Each class of Securities will be issued by the Trust and will either evidence a beneficial ownership in or indebtedness secured by a segregated pool of assets owned by a Trust (such pool of assets, a "Asset Pool"). No Series will be secured by more than one Asset Pool, except to the extent that more than one Asset Pool receives the benefit of a common form of credit enhancement. See "The Issuers."

Company....................  First Sierra Receivables II, Inc., a Delaware
                               Corporation, and First Sierra Receivables III, Inc., a Delaware corporation (together, the "Company" or the "Companies"). Either First Sierra Receivables II, Inc. or First Sierra Receivables III, Inc. will act as the depositor with respect to each series of Securities. The principal office of each of the Companies is located at 600 Travis Street, Houston, Texas, 77002, and its telephone number is (713) 221-8822. Each of the Companies is a wholly-owned subsidiary of the Servicer. See "The Company."

Servicer...................  First Sierra Financial, Inc., a Delaware
                               corporation (the "Servicer" or "First Sierra"). First Sierra is a specialized finance company that acquires and originates and sells and services equipment contracts. The principal office of First Sierra is 600 Travis Street, Houston, Texas 77002, and its telephone number is
                               (713) 221-8822. See "The Servicer."

Seller.....................  The Company will acquire the Receivables from First
                               Sierra or an affiliate (collectively the "Seller"). The Receivables will be acquired by the Seller either (a) as the result of the acquisition of equipment lease portfolios from small ticket lessors (the "Portfolio Acquisition Program") or (b) as the result of the ongoing acquisition of equipment leases which comply with certain underwriting criteria specified by First Sierra from certain lessors as such leases are originated (the "Private Label Program") or (c) as the result of direct origination by First Sierra through its own sales force and referral programs (the "Broker Program" and the "Vendor Program"). A "small-ticket" lessor, is a lessor who leases equipment having original equipment costs which are generally less than $1 million. For a more complete description of the Portfolio Acquisition Program and the Private Label Program please see the descriptions under the caption "The Receivables" herein and in the related Prospectus Supplement.

Trustee....................  The Trustee for each series of Securities will be specified in the related Prospectus Supplement.

The Securities.............  Each Class of Securities of any series will evidence beneficial ownership in an Asset Pool (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Asset Pool (such Securities,

                               "Notes"), as described herein and in the related Prospectus Supplement. Each Asset Pool shall consist of finance leases and commercial loans, together with all monies received relating thereto (the "Contracts"). The characteristics of a particular Asset Pool will be more fully described in the related Prospectus Supplement. Each Asset Pool also may include a security interest in the underlying equipment and property relating thereto, together with the proceeds thereof (the "Equipment" and together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. The Company will acquire the Receivables from the Seller on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement.

                             With respect to Securities that represent equity,
                               each Trust will be established pursuant to an agreement (each, a "Pooling Agreement") by and between the Company and the Trustee named therein. Each Pooling Agreement will describe the related pool of Receivables held by the Trust.

                             With respect to Securities that represent debt
                               issued by the Issuer, the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the trustee named on such Indenture (the "Indenture Trustee"). Each Indenture will describe the related pool of Receivables comprising the Asset Pool and securing the debt issued by the related Issuer.

                             The Receivables comprising each Asset Pool will be
                               serviced by the Servicer pursuant to a pooling and servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer. In addition, the lessors from whom the Receivables were acquired (each, a "Lessor") may be required to perform certain monitoring and collection functions with respect to the Receivables on behalf of the Seller and its assignee pursuant to the purchase agreement between the First Sierra and such Lessor (each, a "Purchase Agreement") Such Purchase Agreements will be assigned to the Asset Pool to the extent related to the Receivables in the Asset Pool.

                             In the case of any individual Asset Pool, the
                               contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to an Asset Pool means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                             Securities Will Be Non-Recourse to the Seller.

                             The Securities will not be obligations, either
                               recourse or non-recourse (except for certain non-recourse debt described under "Material Federal Income Tax Consequences" in the related Prospectus Supplement), of the Servicer, the Seller or any person other than the related Issuer. The Notes of a given series represent obligations of the Issuer, and the Certificates of a given series represent beneficial interests in the related Trust only and do not represent interests in or obligations of the Company, the Seller or any of their respective affiliates other than the related Trust. In the case of Securities that represent beneficial ownership interest in the related Trust, such Securities will represent the beneficial ownership interests in such Trust and the sole source of payment will be the assets of such Trust. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Asset Pool. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the provider of such credit enhancement.

                             General Nature of the Securities as Investments.

                             All of the Securities offered pursuant to this
                               Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                             Additionally, the Securities offered pursuant to
                               this Prospectus and the related Prospectus
                               Supplement will be of the fixed-income type having a principal balance (or certificate balance) and a specified interest rate ("Interest Rate"). Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                             Each series or Class of Securities offered pursuant
                               to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                             A series may include one or more Classes of
                               Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                             If so provided in the related Prospectus
                               Supplement, a series may include one or more other Classes of Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                             In addition, certain Classes of Senior (or
                               Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                             General Payment Terms of Securities.

                             As provided in the related Trust Agreement and as
                               described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                             The related Prospectus Supplement will describe a
                               date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the tenth, fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the tenth, fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the tenth, fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                             As more fully described in the related Prospectus
                               Supplement, each Trust Agreement will describe a period (each, a "Remittance Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting an Asset Pool during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to

                               Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                             In addition, and as may be described in the related
                               Prospectus Supplement, the related Trust
                               Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables satisfying the criteria more fully described in the related Prospectus Supplement) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                             As more fully specified in the related Prospectus
                               Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, First Sierra, the Servicer, any Lessor, any Trustee, or any of their affiliates.

No Investment Companies....  The Issuer will not be required to register as an
                               "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Dewey Ballantine LLP, counsel to the Issuer, has rendered its opinion to the effect that registration of the Issuer as an "investment company" is not required. However, the Commission has not determined whether registration would, in fact, be required, and there can be no assurance that the Issuer will not be required to register as an investment company.

The Company's Interest.....  With respect to each Trust, the "Company's
                               Interest" at any time represents the rights to the related Asset Pool in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust. The Company's Interest in any Asset Pool will fluctuate as the aggregate Discounted Contract Balance of such Asset Pool changes from time to time. A portion of the Company's interest may be sold separately in one or more public or private transactions.

The Asset Pools............  As specified in the related Prospectus Supplement, each Asset Pool will consist of the related
                               Contracts, and may include a security interest in the related Equipment. All of the Lessees (as defined herein) and all of the Equipment will be located within the United States. If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreements -- Credit Enhancements." The Contracts are obligations for the lease or purchase of the Equipment, or evidence borrowings used to acquire the Equipment, entitling the obligor thereunder (the "Lessor") to payments of rent and related payments and to either the return of the Equipment at the termination of the related Contract or, with respect to certain of the Contracts, the payment of a purchase price for the Equipment at the election of the obligee thereunder (the "Lessee").

                             The Contracts which are leases will all be finance
                               leases. "Finance Leases" usually have a term greater than three years. In a Finance Lease, the Lessor transfers substantially all benefits and risks of ownership to the Lessee. In accordance with Statement of Financial Accounting Standards No. 13 ("FASB 13"), a lease agreement is classified as a Finance Lease if the collectibility of payments are reasonably certain and it meets one of the following criteria: (1) the lease agreement transfers title and ownership of the Equipment to the Lessee by the end of the Contract term; (2) the lease agreement contains a bargain purchase option; (3) the lease agreement term at inception is at least 75% of the estimated life of the Equipment; or (4) the present value of the minimum lease agreement payments is at least 90% of the fair market value of the Equipment at inception of the lease agreement. The related Prospectus Supplement will describe the type and characteristics of the Contracts included in each Asset Pool relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                             Neither the related Trust nor the Servicer will
                               have the right to obtain possession of the Equipment securing a Contract, or to obtain the proceeds of the sale of any Equipment, except in the case of a repossession of such item of Equipment following a default of the related Lessee under the Contract. Consequently, except for proceeds obtained following a repossession, the Securities will not be secured by, or paid from, the residual value of the Equipment.

                             The Receivables comprising an Asset Pool shall be
                               either (i) originated by the Seller, (ii) originated by Lessors and acquired by the Seller or (iii) acquired by the Seller from other originators or owners of Receivables. See "The Receivables."

                             With respect to the Receivables comprising each
                               Asset Pool, the Company will receive the related Receivables from the Seller pursuant to a Contribution and Sale Agreement as defined herein. The Company will transfer such Receivables to a Trust pursuant to a Pooling Agreement or the Trust may pledge its right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The Contracts transferred to a Trust or pledged to a

                               Trustee shall have a Discounted Contract Balance (as defined below) specified in the related Prospectus Supplement. The rights and benefits of the Company under such Contribution and Sale Agreement will be assigned to the Trustee on behalf of the related Securityholders. The obligations of the Company and the Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

                             The "Discounted Contract Balance" of a Contract as
                               of any Cut-Off Date is the present value of all of the remaining payments scheduled to be made with respect to such Contract, discounted at a rate specified in the related Prospectus Supplement and the Trust Agreement.

Pre-Funding Account........  If so specified in the related Prospectus
                               Supplement, a portion of the issuance proceeds of the Securities of a particular series (such amount, (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables from time to time during time period specified in the related Prospectus Supplement. Prior to the investment of the Pre-Funded Amount in Additional Receivables, such Pre-Funded Amount will be invested in one or more Eligible Investments. An "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust as an investment company pursuant to the Investment Company Act): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:
                               (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in highest rating category from each Rating Agency, (iii) certificates of deposit having a rating in the highest rating category by the Rating Agencies, or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category by the Rating Agencies; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category by the Rating Agencies; (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category by the Rating Agencies; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or
                               (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category by the Rating Agencies; and (f) any other investment with respect to which the Rating Agencies rating such Securities indicate will not result in the reduction or withdrawal of its then-existing rating of the Securities. Any Eligible Investment must mature no later than the Business Day prior to the next Payment Date.

                             During any Pre-Funding Period, the Company will be
                               obligated (subject only to the availability thereof) to acquire from the Seller and to either transfer to a Trust, additional Receivables (the "Additional Receivables") from time to time during such Pre-Funding Period. Such Additional Receivables will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in each Asset Pool as of the issuance date subject to such exceptions as are expressly stated in such Prospectus Supplement.

                             Although the specific parameters of the Pre-Funding
                               Account with respect to any issuance of
                               Securities will be specified in the related
                               Prospectus Supplement, it is anticipated that:
                               (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date (and in no event will the Pre-Funding Period exceed one year from the Closing Date), (b) that the Additional Contracts to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Contracts included in the related Asset Pool on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount is anticipated not to exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.

                             A periodic report on Form 8-K will be filed with
                               the Commission with respect to each Trust which has a Pre-Funding Account, which will be filed after the end of the related Pre-Funding Period. Such filing will contain statistical information on the final collateral pool, and will be presented on a format substantially similar to that used in the related Prospectus Supplement for such statistical information.

Registration of
Securities.................  Securities may be represented by global securities registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another nominee. In such case, Securityholders will not be entitled to receive definitive securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities -- Book Entry Registration" herein.

Credit Enhancement.........  If and to the extent specified in the related
                               Prospectus Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement (a

                               "Security Insurer"), a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or overcollateralization. Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. See "Description of the Trust Agreements -- Credit Enhancements." To the extent that shortfalls in the proceeds of the Contracts occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement available to a particular Series or Class, Certificateholders will bear their allocable share of any deficiencies. See "Risk
                               Factors -- Limited Assets" herein, and to the extent applicable, in the related Prospectus Supplement.

                             Any form of credit enhancement will have certain
                               limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Settlement. See "Description of the Trust Agreements -- Credit Enhancements."

Cross-Collateralization....  As described in the related Trust Agreement and the related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related Asset Pool only.

                             However, as may be described in the related
                               Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement).

Mandatory Repurchase of
  Certain Contracts........  As more fully described in the related Prospectus
                               Supplement, the Company will be obligated to repurchase a Contract if the Contract is found to be in breach of a representation or warranty, if the breach is not cured and the Securityholders' interests are materially and adversely affected. Upon discovery by the Trust, the Servicer, a Security Insurer or in the case of the Indenture Trustee, upon actual knowledge of a Responsible Officer of the Indenture Trustee, of such breach, the party discovering such breach shall give prompt written notice to the other parties. The Security Insurer, to the extent there is one, or the Indenture Trustee will then determine whether the Securityholders' interests have been materially and adversely affected by a breach of a representation or warranty. In addition, if so specified in the related Prospectus Supplement, the Company may from time to time repurchase certain Receivables or substitute other Receivables for such

                               Receivable held by an Asset Pool, subject to certain requirements set forth in the related Trust Agreement and Conveyance Agreement; provided that the following conditions are met:

                             (i) on a cumulative basis, the sum of the
                               Discounted Contract Balance of all substitute Contracts cannot exceed 10% of the aggregate Discounted Contract Balance of all Contracts as of the related cut-off date;

                             (ii) the substitute Contracts being transferred
                               must have a Discounted Contract Balance that is greater than the Discounted Contract Balance of the Contracts being replaced; and

                             (iii) no substitutions shall be permitted if, as a
                               result thereof, (x) the sum of the scheduled payments on all Contracts due in any Collection Period thereafter would be less than or increase the amount by which it is less than (y) the sum of the scheduled payments which would otherwise be due in such Collection Period.

Servicer's Compensation....  The Servicer shall be entitled to receive a fee for servicing the Contracts of each Asset Pool equal to a specified percentage of the Discounted Contract Balance of such Contracts, as set forth in the related Prospectus Supplement. See "Description of the Trust Agreements -- Servicing Compensation" herein and in the related Prospectus Supplement.

Certain Legal Aspects of
the Contracts..............  With respect to the transfer of the Contracts to the related Trust, the Company will warrant, in each case, that the transfer by it is either a valid transfer and assignment of the Contracts to the Trust or the grant of a security interest in the Contracts. Each Prospectus Supplement will specify whether the Company will be required to take such action as is required to perfect either the Trust's or the Securityholders' security interest in the Contracts. The Company may also warrant that, if the transfer or pledge by it to the Trust or to the Securityholders is deemed to be a grant to the Trust or to the Securityholders of a security interest in the Contracts, then the Trust or the Securityholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. Similar security interest and priority representations and warranties, as described in the related Prospectus Supplement, may also be made by the Company with respect to the Equipment.

                             Each Prospectus Supplement will specify if the
                               Seller or the Company has filed or will be required to file UCC (as herein defined) financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. See "Risk Factors."

Optional Termination.......  The Servicer, the Company, or, if specified in the related Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circum-stances and in the manner set forth herein under "Description of the Trust
                               Agreements -- Termination" and in the related Prospectus Supplement. In the event of such a redemption, the entire outstanding principal amount of the Securities subject to early termination, together with accrued interest thereon at the related Interest Rate will be required to be paid to the Securityholders.

Mandatory Termination......  The Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the related Asset Pool or otherwise, under other circumstances and in the manner specified in "Description of the Trust
                               Agreements -- Termination" and in the related Prospectus Supplement.

Material Federal Income Tax
  Consequences.............  Securities of each series offered hereby will, for federal income tax purposes, constitute either
                               (i) interests in a Trust treated as a grantor trust under applicable provisions of the Code ("Grantor Trust Certificates") or (ii) debt issued by a Trust ("Notes"). See "Material Federal Income Tax Consequences."

                             Holders of Grantor Trust Securities will be treated
                               as the owner of an interest in the Equipment and Contracts included in the Grantor Trust Estate. Holders of Notes will be treated as the owner of a debt instrument and will be required to report income received with respect to the Notes in accordance with their normal method of accounting.

                             The Prospectus Supplement for each series of
                               Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                             Investors are recommended to consult their tax
                               advisors and to review "Material Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations.......  The Prospectus Supplement for each series of
                               Securities will summarize, subject to the limitations discussed therein, considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA Considerations" in the related Prospectus Supplement.

Ratings....................  Each Class of Securities offered pursuant to this
                               Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations", as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "Rating Agencies". Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                             The ratings expected to be received with respect to
                               any Securities will be set forth in the related Prospectus Supplement.

                                  RISK FACTORS

     Prospective investors should consider, among other things, the following factors in connection with the purchase of the Securities:

          Limited Liquidity May Result In A Securityholder Being Unable To Liquidate Its Investments. There can be no assurance that a secondary market for the Securities of any Series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

          Limited Assets Will Secure The Securities And Securityholders Will Have No Recourse To The Issuer, The Company, The Servicer, The Seller Or Any Respective Affiliate. Each Asset Pool will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account(s) and any other credit enhancement. The Certificates will represent beneficial interests in the related Trust only and will not represent interests in or obligations of the Company, the Servicer, the Seller or any of their respective affiliates other than the related Trust. The sole source of payment with respect to any Certificate will be the assets of the related Trust. The Notes will represent obligations of the related Issuer only and will not represent interests in or obligations of the Company, the Servicer, the Seller or any of their respective affiliates other than the related Issuer. The Notes will be secured by the assets of the related Asset Pool, and the sole source of payment with respect to any Note will be the assets of the related Asset Pool. No Securities will be insured or guaranteed by the Seller, the Company, the Servicer or the applicable Trustee(s), except as set forth in the related Prospectus Supplement. Consequently, holders of Securities must rely for repayment primarily upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the reserve account(s), if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

          Subordination Of Interest And Principal On Certain Classes And Series of Securities Will Increase The Likelihood Of Delays And Loss Of Payments To Such Classes And Series. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class or Series of Securities may be subordinated in priority of payment to interest and principal due on other Classes or Series of Securities. Such Class or Series of Securities could experience delays and or reductions in the payment of principal and/or interest to the extent that collections and other amounts available to make distributions to the senior Class, Classes or Series of Securities are insufficient to cover the required amount to be distributed to such senior Class, Classes or Series. The particular terms of any subordination will be more fully set forth in the related Prospectus Supplement.

          The Seller Or Servicer Rather Than The Trustee May Have Possession Of The Contracts, Exposing Securityholders To The Risk That They May Lose Their Security Interest Or Ownership Interest In The Contracts And Equipment. In connection with the issuance of each Series, the Seller will transfer Contracts to the Company. The Seller will warrant in a Contribution and Sale Agreement that the transfer of the Contracts by it to the Company is a valid assignment, transfer and conveyance of such Contracts. The Company will warrant in a Trust Agreement (a) if the Company retains title to the Contracts, that it has granted to the Trustee for the benefit of Securityholders a valid security interest in such Contracts, or
     (b) if the Company transfers such Contracts to a Trust, that the transfer of the Contracts by it to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or it has granted to the Trustee on behalf of the Securityholders a valid security interest in such Contracts. Pursuant to each Trust Agreement, the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper; provided that the Servicer or a Lessor acting as a sub-Servicer may take possession of such original copies as necessary for the enforcement of any Contract. In certain circumstances, and as specified in the related Prospectus Supplement, a portion of the Contracts may remain in the possession of a Lessor or the Seller, subject to specific trigger events that will require delivery to the Trustee. If the Servicer, a Lessor or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Contribution and Sale Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Servicer, a Lessor or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The Seller and the Company will make certain representations and warranties with respect to the ownership of the Contracts as of the date of the transfer to the Company and the Trust, if any, respectively. The Seller will be obligated to acquire any Contract from the related Asset Pool if there is a breach of such representations and warranties that materially adversely affects the interests of the Company or the Trust in such Contract and such breach has not been cured.

          The Seller will also sell and/or contribute all of its right, title and interest in and to the Equipment to the Company. If a security interest in title to the Equipment is transferred, the Contribution and Sale Agreement shall require the Seller to make certain representations and warranties with respect to the transfer of title and perfection and priority of such security interest, if any, in the Equipment. The Company will pledge all of its right, title and interest in and to such Equipment to the Trust. Pursuant to a Trust Agreement, the Company will warrant (a) if the Company transfers such Equipment to a Trust, that such transfer is either a valid assignment, transfer and conveyance of such Equipment to the Trust or it has granted to the Trust a security interest in such Equipment, or (b) if the Company retains title, that it has granted to the Trustee for the benefit of Securityholders a valid security interest in such Equipment.

          As specified herein and related Prospectus Supplement, because of the administrative burden and expense that would be entailed in so doing, neither the Seller nor the Company will have filed, or necessarily would be required to file, UCC financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. As a result the Trust or Trustee could lose priority of its security interest in such Equipment. Neither the Seller nor the Company will have any obligation to reacquire Equipment as to which such aforementioned occurrence results in the loss of lien priority after the date the Company or the Trust receives an interest in such Equipment unless otherwise obligated in the related Prospectus Supplement.

          Yields, Maturities And Prepayments On The Securities Cannot Be Predicted And Social, Economic And Other Factors May Affect Securityholders Return On Their Investments. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the Company of Contracts from the related Asset Pool on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the Company of Contracts from the related Asset Pool (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

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

          The Company does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry and the Seller does not accumulate information related to Prepayments with respect to its portfolio. As a matter of practice, the Seller does not originate Contracts which permit Prepayments. Further, in the ordinary course of dealings, the Seller does not permit Prepayments at the request of a Lessee. Additionally, to the extent that one or more Contracts having large Discounted Contract Balances are prepaid, the prepayment experience of the Seller's portfolio would not necessarily be indicative of the actual rate of Prepayments experienced by any particular Asset Pool. The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that an Asset Pool will experience.

          Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

          Recoveries On The Contracts May Be Limited, Which May Result In The Issuer Receiving Substantially Less Than The Face Amount Of The Related Contract. The Contracts provide that the obligations of the Lessees thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Lessee may have against the Seller or any other person or entity whatsoever unless otherwise described in the related Prospectus Supplement,. The Seller will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

          In the event that the Company or Trustee must rely on repossession and disposition of Equipment to recover scheduled payments due on Defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether financing statements to perfect the security interest in the Equipment had been filed, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

          Risks Related To Insolvency Of The Seller And Bankruptcy Matters. The Company has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Seller under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Company with those of the Seller. These steps include the creation of the Company as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Company's business and a restriction on the Company's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Company would not result in a court's concluding that the assets and liabilities of the Company should be consolidated with those of the Seller in a proceeding under any Insolvency Law.

          In addition, while the Seller is the Servicer, cash collections held by the Seller may, subject to certain conditions, be commingled and used for the benefit of the Seller prior to each Payment Date and, in the event of the bankruptcy of the Seller, the Company, a Trust or Trustee may not have a perfected interest in such collections.

          With respect to each series, the Seller will obtain a legal opinion from Dewey Ballantine LLP, special counsel to the Seller that the transfer of the Receivables by Seller to the Company should be treated as a valid assignment, transfer and conveyance of the Receivables. However, in the event of an insolvency of the Seller, a court, among other remedies, could attempt to recharacterize the transfer of
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

     the Receivables by the Seller to the Company as a borrowing by the Seller from the Company or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the Company is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

          Lessees of the Equipment may be entitled to assert against the Seller, the Company, or the Trust, if any, claims and defenses which they have against the Seller with respect to the Receivables. The Seller will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

          Equipment Obsolescence May Diminish Recovery Values. In the event a Contract becomes a Defaulted Contract and the Lessee (and any guarantor) has insufficient assets available to pay the Contract payments on the scheduled payment dates, the only other source of moneys (other than the applicable credit enhancements, if any) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of Equipment subject to a Defaulted Contract, the Issuer may not recover the entire amount due on such Contract. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

          Future Levels Of Delinquencies On The Contracts Are Uncertain. There can be no assurance that the levels of delinquencies and losses experienced in recent years by the Seller on its equipment lease portfolio are indicative of the performance of the Contracts included in any Asset Pool or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

          Book-Entry Registration May Further Reduce Liquidity And May Lead To Payment Delays. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

          Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

          Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration."

          Rating Of Securities Subject To Change Based On The Ratings Of The Credit Enhancers. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

          Software and Service Contracts May Not Be Owned By The Seller And The Issuer May Not Realize Proceeds Upon A Default Of Such Software And Service Contracts. Certain Contracts, as described in the related Prospectus Supplement, will relate to software and services that are not owned by the Seller and in which no related interest will be transferred to the Issuer. Instead, the Issuer will receive the right to receive payments under the Contract. Accordingly, if any such Contract becomes a Defaulted Contract, the Issuer will not realize any proceeds from the related software and services from which to satisfy any unpaid payments under such Contracts.

          Transfer Of Servicing May Delay Payments To Securityholders. If the Seller were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

          The Seller's Inability To Repurchase Contracts May Result In Losses And Delays Of Payments To The Securityholders. In connection with the transfer of Receivables by the Seller to the Company, the Seller will make representations and warranties with respect to certain matters relating to such Receivables. In certain circumstances, the Company and the Seller will be required to acquire Receivables from the related Asset Pool with respect to which such representations and warranties have been breached. In the event that the Seller is incapable of complying with its reacquire obligations and no other party is obligated to perform or satisfy such obligations, Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

          The Initial Contact Pool May Have Geographic Or Other
     Concentrations. As more fully set forth in the related Prospectus Supplement, the Contracts constituting a particular Asset Pool may be concentrated such that lessees in a particular geographic region, a particular type of equipment or a particular lessee constitutes a significant portion of the Asset Pool. To the extent Adverse economic conditions were particularly severe in such geographic region or industry or in the event a lessee under a large amount of Contracts were to experience financial difficulties the delinquency and default experience of the Asset Pool could be adversely impacted.

          The Seller's Ability To Originate Additional Contracts May Determine Whether The Pre-Funding Account Will Be Fully Utilized. In the event the Company is unable to transfer Contracts with an Aggregate Discounted Contract Balance equal to the Pre-Funded Amount prior to the expiration of the Pre-Funding Period, Securityholders will experience a prepayment equal to their allocable share (as more fully described in the related Prospectus Supplement) of the uninvested Pre-Funded Amount. Such prepayment may reduce the expected yield to investors. In addition, due to market fluctuations, investors may be unable to reinvest such prepayment amounts in similarly yielding investments.

          Year 2000 Issue. The "Year 2000" issue involves computer programs and applications that were written using two digits (instead of four) to describe the applicable year. Failure to successfully modify such programs and applications to be Year 2000 compliant may have a material adverse impact on First Sierra. Exposure arises not only from potential consequences (for example, business interruption) of certain of First Sierra's own applications not being Year 2000 compliant, but also from non-compliance by significant counterparties with which First Sierra does business. Management has made inquiries of its major software vendors and has received assertions that the software programs from such vendors are Year 2000 compliant. First Sierra expects to complete testing of the software vendors' assertions by the first quarter of 1999.
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

          The Underwriting Criteria Used To Originate Contracts Under The Portfolio Acquisition Program May Deviate From The Underwriting Criteria Of First Sierra. The Contracts included in a particular Asset Pool may have been purchased by First Sierra from one or more lessors pursuant to its Portfolio Acquisition Program. To the extent described in the related Prospectus Supplement, certain Contracts included in a particular Asset Pool may have been originated using underwriting criteria different from that of First Sierra's. However, the Contracts included in a particular Asset Pool will satisfy the criteria set forth in the related Prospectus Supplement.

          Securityholders' Waiver Of Right To Institute Proceeding Against Company. Each Securityholder by its purchase of Securities is deemed by its purchase of such Securities to have covenanted that it will not at any time institute against the Company any bankruptcy, reorganization or other proceeding under any Insolvency Law.

                                USE OF PROCEEDS

     The proceeds from the sale of the Securities of a given series will be applied by the related Issuer to the acquisition of the related Receivables or may be transferred to the Seller in connection with the conveyance of the Receivables. The Company expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Company, prevailing interest rates, availability of funds and general market conditions.

                                  THE ISSUERS

     The Securities offered hereby will be issued by a Trust (which may be an owner trust or a trust) established by the Company pursuant to a Pooling Agreement or a Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Trust issuing the related Securities shall be referred to as the "Issuer" with respect to such Securities. Each Trust may issue Certificates and, if it is an owner trust, Notes. The Asset Pool related to each Trust will be formed and transferred to such Trust pursuant to the related Pooling Agreement and, in the case of Notes, the related Asset Pool will be formed and pledged to the related Trustee pursuant to the related Indenture.

     To the extent that a Trust in an owner trust (an "Owner Trust"), it will be organized as a business trust to be formed in accordance with the laws of the State of Delaware, pursuant to a Pooling and Servicing Agreement, solely for the purpose of effectuating the transactions described herein and in the related Prospectus Supplements. Prior to formation, each such Trust will have had no assets or obligations and no operating history. Upon formation, each such Trust will not engage in any business activity other than (a) acquiring, managing and holding the related Contracts, (b) issuing the related Securities, (c) making distributions and payments thereon and (d) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. Such Owner Trust may issue Certificates pursuant to a Pooling Agreement or issue Notes pursuant to an Indenture. The terms of any such issuance are more fully described herein and may be fully in the related Prospectus Supplement.

                                THE ASSET POOLS

     Each Asset Pool will include, as specified in the related Prospectus Supplement, (i) a pool of Contracts which will consist solely of finance leases and commercial loans and the Receivables related thereto, (ii) all moneys (including accrued interest) due or to become due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Equipment relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Equipment or the related Lessees, as the case may be, (vi) the rights of the Seller under the related Contribution and Sale Agreement

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

and (vii) interest earned on short-term investments made by such Trust. The Asset Pool will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from the Company from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Securityholders for the benefit of the holders of one or more classes of Securities.

     The Receivables and related items in each Asset Pool will be acquired by the Company from the Seller pursuant to a contribution and sale agreement between the Seller and the Company (each, a "Contribution and Sale Agreement"). The Receivables included in each Asset Pool will be selected from those Receivables held by the Seller based on the criteria specified in the applicable Trust Agreement and described in the related Prospectus Supplement.

     Information with respect to the Receivables in each Asset Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the distribution of such Receivables by equipment type, remaining lease term, original lease term, Discounted Contract Balance and/or Discounted Contract and Residual Balance, lessee industry and geographic distribution, in each case, as of the applicable Cut-Off Date.

                                THE RECEIVABLES

GENERAL

     The Contracts are full payout leases with an average original equipment cost of approximately $17,000, generally range in size from $1,000 to $500,000, have an average term of nearly 60 months and generally range from 36 to 84 months in term. The Contracts relate to a wide range of equipment, which consist of: computers and peripherals, computer software, medical and dental related equipment including dental operatories, medical, dental and veterinary diagnostic equipment including x-ray machines, blood analyzers and other diagnostic equipment, telecommunications, general office, automotive servicing, hospitality and food services related equipment, equipment utilized in the arbor industry which includes trucks, grinders and lifts, machine tools, manufacturing process equipment, heavy mobile construction equipment, copiers, and specialty vehicles including bucket trucks, lifts, delivery vans and trucks.

     The Contracts were acquired by the Company from First Sierra or an affiliate. As more fully described in the related Prospectus Supplement, the Contracts were either (a) originated by a lessor and acquired by First Sierra pursuant to First Sierra's Portfolio Acquisition Program, (b) acquired by First Sierra because such Contracts comply with First Sierra's underwriting criteria for the Private Label Program or (c) originated by First Sierra under the Broker Program and Vendor Program.

                                  FIRST SIERRA

     First Sierra Financial Inc. (the "Seller" or "First Sierra") is a specialized finance company that acquires and originates, sells and services equipment contracts.

     First Sierra has established strategic alliances with a network of independent leasing companies, contract brokers and equipment vendors, each of which acts as a source from which First Sierra obtains access to equipment contracts. First Sierra customizes contract financing products to meet the specific equipment financing needs of its customers and in many cases provides such customers with servicing and technological support via on-line connections to First Sierra's state-of-the-art computer system.

     First Sierra commenced operations in June 1994 and initially developed a program to purchase contracts from leasing companies which had the ability to originate significant contract volumes and were willing and able to provide credit protection to First Sierra (through recourse and purchase price holdback features) and perform certain servicing functions on an ongoing basis with respect to such contracts. This program, referred to by First Sierra as its "Private Label" program (and the companies that participate in the Private Label

Program are "Sources"), was designed to provide First Sierra with access to high volumes of contracts eligible for the securitization market, while minimizing the risk of loss to First Sierra. First Sierra has experienced significant growth in its Private Label program since inception, with the volume of contracts purchased increasing from $4.5 million in 1994, to $65.2 million in 1995, to $161.1 million in 1996, to $210 million in 1997 and to $118 million in the first six months of 1998. The volume of contracts originated under the Broker Program and Vendor Program was a combined $168 million in 1997.

PRIVATE LABEL PROGRAM

  General

     The Private Label Program was designed to provide financing to small ticket Sources which were typically financed by local commercial banks. Each Private Label transaction generally contains one or more of the following types of loss protection: (a) recourse to the Source which requires the Source to repurchase contracts that are typically 90 days past due up to an aggregate amount that is up to 10% of the total purchase price of the contracts acquired from such Source, (b) remarketing of the equipment that is subject to a defaulted contract and (c) retention of a certain percentage of the purchase price owing to the Source for each contract as a reserve, such reserve typically ranging from 1% to 10% of the purchase price of the related contracts. However, some Private Label transactions are non-recourse to the Source (although such Sources are obligated to repurchase contracts as to which a breach of representation or warranty occurs) and are not structured with the loss protections contained in (a), (b) and (c) above. Other than for a breach of a representation or warranty, First Sierra would absorb the full risk of loss on leases originated under this structure. Currently, there is no Private Label transaction that falls in this category.

     The Private Label Program utilizes three separate forms of agreements that utilize the above types of loss protection. Under the first, First Sierra has recourse to the Source up to 10% of the aggregate purchase price of the contracts acquired from such Source for defaulted contracts. Under the second form of agreement, in addition to the aforementioned recourse to the Source, First Sierra has the benefit of a reserve which generally ranges from 1% to 10% of the total purchase price of the contracts acquired from such Source, with an average of 3.5%. Such amount is funded by the retention of a specified percentage of the purchase price for each contract as a reserve. Under the third option, First Sierra has recourse only to the cash reserve for credit losses, which reserve also ranges from 1%-10% of the total purchase price of the contracts acquired from such Source, with an average reserve of 3.5%.

  Underwriting Procedures

     In order to qualify for participation in the Private Label Program, a Source must satisfy certain criteria, which generally require that the majority of the Source's business be small ticket contracts ($1,000 -- $500,000), generate a minimum volume of contracts in excess of $5 million a year, have been in business a minimum of five years, have a history of profitably operating a leasing company for a period of time in excess of five years, have a personal credit history which shows that the principal management of the Source has a clean credit history, and have sufficient staff and financial resources. The specific requirements vary depending upon such things as transaction size, and type and location of equipment financed.

     First Sierra's underwriting guidelines with respect to Obligors contain specific requirements which vary according to the nature of the Obligor's business, the size of the transaction, and the type of program under which the Source is seeking approval. In underwriting the Obligor, First Sierra considers, among other things, time in business, bank, credit and trade references, credit bureau reports on all officers, Dun & Bradstreet reports, confirmation of ownership, complete financial package, personal guarantees, maximum exposure per Obligor, verification of a personal medical license, where applicable, and historical financial statements or tax returns for commercial exposures greater than $75,000 or as specifically arranged with the originating Source.

     The Private Label Source typically closes the contract transaction prior to sale to First Sierra. The Source will have performed all the necessary credit inquiries and documentation, and will submit this information to First Sierra for review. Each contract submitted for funding from any approved Source is individually underwritten and approved by First Sierra. Individual contract underwriting procedures generally include review of credit bureau reports and verification of bank references, trade references, and licenses. For commercial exposures greater than $50,000, First Sierra reviews personal financial statements, business financial statements, and tax returns with an emphasis on cash flow and the ability to service the contract payments and debt. For each contract application First Sierra receives, the credit department reviews all documentation and credit reviews. First Sierra performs periodic verification on all acquired contracts on a random basis. Ongoing review involves periodic financial analysis of the Source, portfolio performance assessment for leases originated from the Source, and periodic on-site visits with management. Private Label program agreements are structured such that First Sierra retains full right of approval of all contracts originated from the Source. In the event that ongoing monitoring and review indicate that the performance of the Source or the pool does not meet expectations, First Sierra would decline to accept new leases from that Source. However, the Source remains obligated under the original terms of the program agreement for all leases previously originated from the Source.

BROKER PROGRAM

     First Sierra's Broker Program is designed to fund equipment contracts from small ticket contract brokers that are unwilling or unable to provide the credit protection and perform the servicing functions necessary to participate in First Sierra's Private Label program. In a typical Broker transaction, First Sierra originates contracts referred to it by the Broker and pays the Broker a referral fee. Contracts originated under the Broker Program are structured on a non-recourse basis, with risk of loss in the event of default by the Obligor residing with First Sierra. First Sierra owns or (in the case of a contract intended as security) has a security interest in the underlying equipment covered by a Broker contract and, in certain cases, retains a residual interest in such underlying equipment. All servicing functions are performed by First Sierra.

     First Sierra also provides a variety of value-added services to participants in its Broker Program, including consulting on the structuring of financing transactions with equipment purchasers, timely and efficient credit approvals and preparation and completion of standardized contract documents. Although First Sierra enters into a brokerage agreement with each of the participants in its Broker Program, such agreements are not exclusive and can be terminated by either party.

     First Sierra's yields on contracts originated under its Broker Program, depending upon the transaction, can typically range from 400 to 600 basis points higher than those acquired under its Private Label program because of the risk of loss and servicing responsibilities assumed by First Sierra in the Broker Program.

VENDOR PROGRAM

     First Sierra's Vendor Program focuses on establishing formal and informal relationships with equipment vendors (of which vendors may deal in software) in order to establish First Sierra as the provider of financing recommended by such vendors to their equipment purchasers. By assisting such vendors in providing timely, convenient and competitive financing for their equipment sales and offering vendors a variety of value-added services, First Sierra simultaneously promotes the vendor's equipment sales and the utilization of First Sierra as the equipment finance provider.

     In a typical vendor arrangement, First Sierra originates all contracts referred to it by the Vendor. Contracts originated under the Vendor Program are structured on a non-recourse basis, with risk of loss in the event of a default by the Obligor residing with First Sierra. First Sierra owns or (in the case of a contract intended as security) has a security interest in the underlying equipment covered by a vendor contract and, in certain cases, retains a residual interest in such equipment. All servicing functions are performed by First Sierra under the Vendor Program.

     Criteria for the Vendor Program include the following: minimum time in business of four years, satisfactory Dun and Bradstreet reports, references, personal references and satisfactory credit reports on the principals involved, and, depending upon the size of the vendor relationship and anticipated funding volume, satisfactory financial results and credit analysis of the vendor.

     In some cases, a vendor may desire to establish a captive finance program. In this instance, First Sierra assists the vendor in establishing a funding program for the vendor's customers. First Sierra may provide varying levels of service, generally for a fee, which can include activity related to sales force training, sales force assistance, origination, funding, and on-going servicing and collection activities. First Sierra may purchase contracts originated through this program or it may assist the vendor in funding these contracts on a non-recourse basis with other funding sources.

     The Vendor Program provides for customized financing arrangements to respond to the needs of a particular vendor and its equipment purchasers. The value-added services offered by First Sierra to participants in its Vendor Program include consulting with vendors on structuring financing transactions with equipment purchasers, training the vendor's sales and management staffs to understand and market First Sierra's various financing alternatives, customizing financial products to encourage product sales, and preparation and completion of standardized contract documents. In most cases, First Sierra's sales representatives also work directly with the vendor's equipment purchasers, providing them with the guidance necessary to complete the equipment financing transaction. First Sierra also may participate actively in the vendor's sale sand marketing efforts, including advertising, promotions, trade show activities and sales meetings.

     First Sierra generally obtains yields on contracts funded under the Vendor Program which are 2 - 3% higher than those in the Broker Program due to additional services provided by First Sierra under the Vendor Program.

                                  THE SERVICER

GENERAL

     First Sierra Financial, Inc., a Delaware corporation (the "Servicer"), was founded in June 1994. Its principal office is located at 600 Travis Street, Suite 7050, Houston, Texas 77002. Since its incorporation through March 31, 1998, First Sierra has acquired over $820 million of contracts for equipment and other property. First Sierra, is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "FSFH".

COLLECTION POLICIES

     On a day-to-day basis, the billing and collection process is handled by First Sierra's automated billing system. Day-to-day collections are processed through Chase Bank of Texas' cash management operations, which utilize optical code reading technology to scan the invoices and earmark payments to the specific pool where the contract is funded.

     For Private Label Programs, the First Sierra relies on the Source to undertake the initial collection efforts with respect to the Obligors. First Sierra monitors contract receipts and aging results on a daily basis. First Sierra provides delinquency status to Sources at least twice monthly. Many Sources are connected to First Sierra's delinquency reporting systems and can receive delinquency performance on daily basis. First Sierra monitors the Source's progress, and is in regular contact with the Source regarding collection activity, and actions to prevent the delinquency from worsening. After 60 days, First Sierra contacts the Source directly to notify it that it has 30 days to ensure the account is brought current. After 90 days, First Sierra notifies the Source that it has 60 days to repurchase the contract it was purchased pursuant to a recourse program, or to re-market the equipment. If collections activities do not rectify the account, First Sierra typically charges off the account at between 120 and 180 days past due depending on the specific circumstances related to that account.

     With respect to Broker/Vendor Programs, First Sierra's automated billing cues collectors to initiate contact with Obligors if payment is not received by the 11th day after due date. If payment has not been received by the 25th, a general demand letter is sent to the Obligor. If no contact is made within 45 days, a letter is sent which gives the Obligor five days to bring the account current. If no payment is received, the collector, in conjunction with senior credit personnel, determines the subsequent actions appropriate for the circumstances. If collection activities do not rectify the account, First Sierra typically charges off the account at 180 days.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     Generally, none of the Seller's originated Contracts are prepayable at any time. As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment such payment or upon a default that results in such payment, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Company or the Seller will be obligated to acquire Receivables from the related Asset Pool pursuant to the applicable Trust Agreement or Contribution and Sale Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

     The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities.

                                  POOL FACTORS

     The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

                                  THE COMPANY

     First Sierra Receivables II, Inc. and First Sierra Receivables III, Inc. (together, the "Company") is each a limited purpose corporation organized under the laws of the State of Delaware. Each of the Company's principal executive offices are located at 600 Travis Street, Houston, Texas 77002.

     The Company does not intend to engage in any business or investment activities other than acquiring, owning, leasing, transferring, receiving or pledging the assets transferred to the Company. The Company's certificate of incorporation (the "Certificate of Incorporation") limits the Company's business and investment activities to the above purposes and to any activities necessary, suitable or convenient to accomplish the foregoing or incidental thereto. Pursuant to the Company's Certificate of Incorporation, the limitations so imposed on the Company's business may only be altered upon unanimous affirmative vote of all of the Company's directors, including the Independent Director. The Company's Certificate of Incorporation requires the Company, at all times, to have at least one Independent Director. An "Independent Director" is not permitted to be a director, officer or employee of any direct or ultimate parent or affiliate of the Seller, provided, however, that such Independent Director may serve in similar capacities for other limited purpose corporations which are affiliated with the Originator. The Company's Certificate of Incorporation further prohibits the Company, without the unanimous affirmative vote of the directors, including the Independent Director, from (1) instituting or consenting to the institution of bankruptcy or insolvency proceedings, (2) merging or consolidating with another corporation, (3) incurring, assuming or guaranteeing any indebtedness other than as otherwise provided in the Certificate of Incorporation, or (4) engaging in certain other actions that would have a negative impact upon whether the separate legal identities of the Company and the Seller will be respected.

     The Company has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary petition for relief by the Originator under any Insolvency Law will not result in consolidation of the assets and liabilities of the Company with those of the Seller. These steps include the creation of the Company as a separate, limited purpose corporation having a restrictive Certificate of Incorporation as described above.

     The Company will not acquire any assets other than the Receivables and other assets transferred by the Seller pursuant to the Contribution and Sale Agreements. Because the Company does not have any operating history and will not engage in any business activity other than as described above, there has not been included herein any historical or current financial information with respect to the Company.

     The Seller will warrant to the Company in each Contribution and Sale Agreement that the transfer of the related Receivables by it to the Company is a valid transfer of the Receivables to the Company. In addition, the Seller and the Company will treat the transactions described herein and in the related Prospectus Supplement as a transfer of the Receivables to the Company, and the Company will take all actions that are required to perfect the Company's ownership interest in the Receivables. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of the Receivables to the Company should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Company could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Company is recharacterized as a pledge, then a tax or government lien on the property of the Seller arising before the transfer of Receivables to the Company may have priority over the Company's interest in such Receivables. If the transfer of Receivables to the Company is treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

                                  THE TRUSTEES

     The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement; provided, however, that such limitation shall in no way be deemed to affect any liability of the Trustee under the federal securities laws.

     With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Company and by mailing notice of resignation by first-class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Securities evidencing more than 50% of the voting rights with respect to such series, delivered to the Trustee and the Company. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Company or the Securityholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement or an Indenture. The following summaries (together with additional summaries under the Trust Agreement below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete.

     All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

     The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Asset Pool held by the related Trust or debt secured by certain assets of the related Issuer. To the extent that the Securities represent debt secured by certain assets of the related Asset Pool, such Securities will not represent beneficial ownership interests in the related Receivables.

     Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

     A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

     In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

     As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

     The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the tenth, fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the tenth, fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the tenth, fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

     As more fully provided in the related Prospectus Supplement, each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities. The revolving period is one of structural features related to the conclusion that under certain structures the Securities are considered debt of the particular issuer for federal income tax considerations. The duration of the revolving period and the requirements to be satisfied by additional Receivables will be specified in the related Prospectus Supplement. Any direct or indirect costs to investors associated with a revolving period will be discussed in the related Prospectus Supplement.

     In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

     Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

     Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, First Sierra, the Servicer, any Seller, any Trustee or any of their affiliates unless specifically set forth in the related Prospectus Supplement.

     As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate Asset Pool created pursuant to such Trust Agreement or represent debt secured by the related Asset Pool. To the extent that any Asset Pool includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

BOOK-ENTRY REGISTRATION

     As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

     Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

     As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

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

     Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities, on or prior to each Payment Date for such series, the Servicer, Company or Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Asset Pool setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

          (i) the amount of the distribution with respect to each class of Securities;

          (ii) the amount of such distribution allocable to principal;

          (iii) the amount of such distribution allocable to interest;

          (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

          (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

          (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

          (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

          (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

     Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

     The following summary describes the material terms of each Trust Agreement pursuant to which an Asset Pool will be created and the related Securities in respect of such Asset Pool will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture (i.e. pursuant to which any Notes shall be issued), the Trust Agreement and the Pooling Agreement. Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete.

ASSIGNMENT OF THE RECEIVABLES

     On the Closing Date specified with respect to any given series of Securities (the "Closing Date"), the Company will receive the related Receivables from the Seller pursuant to a Contribution and Sale Agreement. The Company will either transfer such Receivables to a Trust pursuant to a Pooling Agreement, or, in the case
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

of Notes, the related Trust Agreement. The rights and benefits of the Company under such Contribution and Sale Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Company and the Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

     In each Contribution and Sale Agreement, the Seller will agree, and in each Trust Agreement, the Servicer will agree, to indicate in its computer records that the Receivables included in the related Asset Pool have been sold to the Company, and, as appropriate, transferred to the related Trust and/or pledged under the related Indenture. As specified in the related Trust Agreement, a custodian, as may be specified therein (the "Custodian") or the Trustee will have possession of any original lease documentation constituting "chattel paper" under the UCC.

     With respect to each Asset Pool, First Sierra, as Seller, will file UCC financing statements with respect to the sale, contribution, transfer and assignment of the related Receivables to the Company. If the Issuer is a Trust, the Company will file UCC financing statements with respect to the sale, transfer and assignment of such Receivables to such Trust. In addition, if applicable, the Issuer will file UCC financing statements with respect to the security interest in its assets granted to the Indenture Trustee under the related Indenture. Since the Contract Files will remain in First Sierra's possession, as Servicer, and will not be stamped or otherwise marked to reflect the sale, contribution, transfer and assignment of the related Receivables to the Company, the Trust and/or the Trustee, as applicable, if a subsequent purchaser were able to take possession of the related Contract for new value in the ordinary course of its business without actual knowledge of the assignments, the Company's, the Trust's and/or the Trustees, as applicable, interests in such Receivables could be defeated. See "Certain Legal Aspects of the Receivables."

     Any Receivables to be included in an Asset Pool in substitution for other Receivables will also be acquired by the Company from the Seller under the related Contribution and Sale Agreement. Any substitute lease would be required to satisfy criteria set forth in the relevant transaction documents and described in the related prospectus supplement. Any additional costs, direct or indirect associated with the substitution of Contracts will be discussed in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES

     With respect to each Asset Pool, the Seller will make certain representation and warranties pursuant to the Contribution and Sale Agreement with respect to the related Receivables. In the related Pooling Agreement or Indenture, the Company will assign such representations and warranties to the related Trust (or the related Trustee) and will represent and warrant that the Company has taken no action to which would cause such representations and warranties of the Seller to be false in any material respect. Under the related Trust Agreement, in the event the Servicer or the related Trustee discovers or by written notice is informed that any such representation or warranty of the Seller or Company is untrue, the Servicer and such Trustee will be obligated to use reasonable efforts to enforce the obligation of the Seller or Company set forth in the related Contribution and Sale Agreement or the related Pooling Agreement to purchase any Receivable included in the related Asset Pool materially and adversely affected by such untruth. The Seller or Company will be obligated to purchase each such Receivable on or prior to the thirtieth day after such discovery or notice (or such later date as the Seller or Company and such Trustee shall agree); provided, that the Seller or Company will not be required to purchase any such Receivable if such untruth has been cured in all material aspects or if such Receivable is replaced with a substitute Receivable (if and to the extent substitution is permitted in the related Trust Agreement). Any such repurchase shall be the sole remedy for any such breach. The purchase price for any Receivable so purchased (the "Warranty Purchase Price") will be based on the then Discounted Contract Balance or Discounted Contract and Residual Balance of such Receivable as further described in the related Prospectus Supplement. All such payments will be deposited in the related Collection Account.

     In each Contribution and Sale Agreement, the Seller will also make representations and warranties to the Company to the effect that, among other things, as of the closing date for the issuance of any related

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

Securities: (a) the Seller is duly formed as a corporation and in good standing under the laws of the State of Delaware, it has the requisite power and authority to consummate the transactions contemplated thereby and such Contribution and Sale Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the contribution and sale of the related Receivables thereunder constitute a valid contribution, sale, transfer and assignment to the Company of all right, title and interest of the Seller therein (subject, in the case of Leased Vehicles, to applicable titling statutes), and such Receivables will be held by the Company free and clear of any lien of any person claiming through or under the Seller, except for liens created by or permitted under the related Trust Agreement.

     In each Trust Agreement, the Company will make representations and warranties to the effect that, among other things, as of the closing date for the issuance of any related Securities: (a) the Company is duly incorporated and in good standing under the laws of the State of Delaware, it has the corporate power and authority to consummate the transactions contemplated thereby and such Trust Agreement constitutes a legal, valid and binding agreement of the Company; and (b) if the Issuer is a Trust, the transfer of the Receivables pursuant to such Trust Agreement constitutes a valid sale, transfer and assignment to such Trust of all right, title and interest of the Company in such Receivables, and such Receivables will be held by such Trust free and clear of any lien of any person claiming through the Company, except for liens created or permitted by the such Trust Agreement. In the related Indenture, if any, the Issuer will represent and warrant to the related Indenture Trustee that (a) no interest in any Receivable conveyed by such Issuer to such Indenture Trustee thereunder has been sold, transferred or pledged by such Issuer to any other person, (b) upon execution and delivery of such Indenture by such Issuer, such Indenture Trustee shall have all of the right, title and interest of the Issuer in such Receivables, free of any lien, and (c) all UCC filings have been made to give such Indenture Trustee, a first priority perfected security interest in the Issuer's interest in such Contract and the related Equipment (if such Equipment is located in a state in which a UCC filing was made), subject to liens permitted by the related Trust Agreement and liens which have priority by operation of law.

     In each Contribution and Sale Agreement, the Seller will agree to do nothing to impair the rights of the Company in the Receivables included in the related Asset Pool, except as it is expressly permitted to do in its capacity as the Servicer under the related Trust Agreement. In each Trust Agreement, the Company will covenant that, except for the sale and conveyances pursuant thereto, and the interests created under, such Trust Agreement or as otherwise permitted therein, the Company will not sell, pledge, assign or transfer any interest in any Receivables included in the related Asset Pool.

ACCOUNTS

     With respect to each series of Securities issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, and to the extent provided, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

     Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. Subject to certain conditions, Eligible Investments may include securities issued by the Company or its affiliates or other trusts created by the Company or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

     To the extent that the Seller's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with the Seller's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.

PRE-FUNDING ACCOUNT

     In accordance with the provisions that may be set forth in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables from time to time during time period specified in the related Prospectus Supplement. Prior to the investment of the Pre-Funded Amount in Additional Receivables, such Pre-Funded Amount will be invested in certain temporary investments satisfying certain eligibility criteria more fully described in the related Prospectus Supplement. Although the specific criteria with respect to such temporary investments will be specified in the related Prospectus Supplement, such temporary investments will be highly rated, short-term securities.

     During any Pre-Funding Period, the Company will be obligated (subject only to the availability thereof) to acquire from the Seller and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, Additional Receivables from time to time during such Pre-Funding Period. Such Additional Receivables will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement.

     Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date (and in no event will the Pre-Funding Period exceed one year from the Closing Date), (b) that the Additional Contracts to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Contracts included in the related Asset Pool on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.

SUBSTITUTION

     Subject to the limitations set forth in the related Prospectus Supplement, pursuant to the related Trust Agreement, the Company may have the ability to substitute a comparable Contract, together with an interest in the related Equipment, for and replace any Contract that defaults, terminates prior to its scheduled termination date or becomes subject to purchase by the Seller, the Company or the Servicer as a result of the breach of the representations, warranties or covenants by the Seller, the Company or the Servicer, as applicable, with respect to such Contract. The related Prospectus Supplement will describe the limitations, if any, on the ability of the Company to substitute Receivables with respect to any Asset Pool and the criteria to be satisfied with respect to any Receivable to be added to an Asset Pool in substitution of another Receivable. The Company will acquire all such Receivables under the related Contribution and Sale Agreement.

     The Company will also have the right to substitute Equipment under any Contract for comparable Equipment so long as there is no change in the amount, number or timing of the scheduled payments with respect to such Contract, and, to the extent provided in the related Prospectus Supplement, the Company may also have the right to permit add-ons and upgrades with respect to any Contract.

     Upon the replacement of a Contract and/or Equipment with a substitute Contract and/or Equipment as described above, the interest of the related Trustee in such replaced Contract and/or Equipment shall be terminated and, if it has been transferred to the related Trust, such replaced Contract and/or Equipment shall be transferred to the Company.

SERVICING PROCEDURES

     In accordance with the Servicer's procedures set forth under "Underwriting Procedures" herein, with respect to each series of Securities, the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related Asset Pool and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as the Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Lessee on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Equipment securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

PAYMENTS ON RECEIVABLES

     With respect to each series of Securities, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility (a "Lockbox"). As specified in the related Prospectus Supplement, the Servicer will be required to deposit payments on the related Receivables (from whatever source) collected during each collection period (each, a "Collection Period") into the related Collection Account on a specified day each month. Pending deposit into the related Collection Account, collections in the Lockbox may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.

SERVICING COMPENSATION

     As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the related Securityholders.
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

     The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain expenses to the extent provided in the related Servicing Agreement or Pooling Agreement, as the case may be. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees on the Receivables, investigating delinquencies, sending payment coupons to Lessees, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

CREDIT ENHANCEMENTS

     The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, cross-support among the Receivables, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition,

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

if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

     Prior to each Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities -- Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

     Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

     Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Trustee and each Indenture Trustee notice of certain "Servicer Defaults" (as defined below) under the related Trust Agreement.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     With respect to each series of Securities issued by a Trust, each Trust Agreement will provide that First Sierra may not resign from its obligations and duties as Servicer thereunder, except upon determination that First Sierra's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed First Sierra's servicing obligations and duties under the Trust Agreement.

     Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder and provided, further, however, that neither the Servicer nor any such person will be protected against any liability that would be imposed under the federal securities laws. In addition, such Trust will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in any such Trust Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Trust Agreement.

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

SERVICER DEFAULT

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for greater than three (3) Business Days after written notice from such Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer or the Company, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for greater than ninety (90) days after the giving of written notice of such failure (1) to the Servicer or the Company, as the case may be, by the applicable Trustee or (2) to the Servicer or the Company, as the case may be, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the Company and certain actions by the Servicer or the Company indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Asset Pool, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the Company, in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

AMENDMENT

     As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of (a) adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or (b) modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and, to the extent provided in the related Prospectus Supplement, to which the related Credit Enhancer may consent. As may be described in the related Prospectus Supplement, the Trust Agreements may also be amended by the Company, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.

INSOLVENCY EVENT

     As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to the Company, the Receivables held in each Asset Pool will be liquidated and each Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Company) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of any Insolvency Event with respect to the Company, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Company, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

TERMINATION

     With respect to each Trust formed by the Company to issue Securities, the obligations of the Servicer, the Company and the applicable Trustee pursuant to the related Trust Agreements will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and
(ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Asset Pool, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Asset Pool, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Contract Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Asset Pool, all such remaining Receivables at a price equal to the Aggregate Discounted Contract Balance of the related Securities will be redeemed following such purchase. Unless otherwise provided in the related Prospectus Supplement, the Trustee shall not be required to solicit bids from third parties.

     If and to the extent provided in the related Prospectus Supplement with respect to an Asset Pool, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and
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

conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement (which must, in any case, generate sufficient proceeds to pay in full all outstanding Securities), then the Receivables remaining in such Asset Pool will be sold to the highest bidder. Affiliates of the Company will be permitted to submit bids.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.

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

                CERTAIN LEGAL MATTERS AFFECTING THE RECEIVABLES

GENERAL

     To the extent provided in the related Prospectus Supplement, the Contracts that comprise the Receivables are "chattel paper" as defined in the Uniform Commercial Code in effect in the State of Texas, the State of California and the State of Florida; the governing laws chosen in the First Sierra forms of lease contract. The governing law of the lease contracts acquired by the Seller pursuant to its Portfolio Acquisition Program may vary as specified in the related Prospectus Supplement. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. To the extent provided in the related Prospectus Supplement, First Sierra and the Company will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Trust Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's or the Trustee's interests in the Contracts and their proceeds.

THE SECURITY INTEREST IN THE EQUIPMENT

     The Seller will convey the Seller's interest in the Equipment to the Company. The Company will pledge a security interest in the Equipment to the related Issuer. UCC financing statements will not be filed to perfect any security interest in the Equipment unless otherwise specified in the related Prospectus Supplement. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the Servicer on behalf of the Trust.

     In the event of a default by the Lessee, the Servicer on behalf of the related Trustee may take action to enforce such Defaulted Contract by repossession and resale of the leased Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace and by judicial process.

     In the event of a default by the Lessee, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each Trust Agreement may require the Servicer to sell promptly any repossessed item of Equipment, reacquire such Equipment from the Asset Pool, re-lease such Equipment for the benefit of the Securityholders or take such other action as specified in the related Prospectus Supplement.

     Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

     In addition, because the market value of the equipment of the type financed pursuant to the Receivables generally declines with age and because of obsolescence, the net disposition proceeds of leased Equipment at any time during the term of the lease may be less than the outstanding balance on the Contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased Equipment superior to those of the related Trustee, the Servicer may not be able to recover the entire amount due on a Defaulted Contract in the event that the Servicer elects to repossess and sell such leased Equipment at any time.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the leased Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer or the Trustee to enforce its rights under the Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Trustee could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies assigned to such Trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the leased Equipment and provide the Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

     In addition, certain of the Receivables may be leased by the Seller to governmental entities. Payment by governmental authorities of amounts due under such Contracts may be contingent upon legislative approval. Accordingly, payment delays and collection difficulties as described in the related Prospectus Supplement may limit collections with respect to certain governmental Contracts.

     These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment (equipment leased pursuant to a Finance Lease), may limit the amount realized on the sale of the collateral to less than the amount due on the related Receivable.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities. In addition, each Prospectus Supplement will include an opinion of counsel as to the material federal income tax consequences of purchasing, owning and disposing of the Securities that are not addressed in the opinion with respect to the Prospectus.

     The following describes the material Federal income tax consequences to the holders of Securities. The tax consequences of each Series will be reflected in the related Prospectus Supplement, and the Company will file an additional tax opinion with respect thereto by Form 8-K confirming the opinions described herein.

     Holders of Grantor Trust Certificates generally will be taxable on their respective shares of the income from the Contracts. See "GRANTOR TRUST CERTIFICATES -- Taxation of Holders of Grantor Trust Certificates," below. Holders of Notes generally will be taxable on distributions of interest on the Notes. See "NOTES," below. In either case, it is anticipated that the Trust will not be treated as an association taxable as a corporation (or a publicly traded partnership). See "POSSIBLE CLASSIFICATION OF THE SECURITIES AS INTERESTS IN A PARTNERSHIP OR AN ASSOCIATION," below.

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

TAX CHARACTERIZATION OF THE TRUST

     Dewey Ballantine LLP, special tax counsel to the Sellers ("Special Counsel") is of the opinion that, assuming compliance with the terms of the Trust Agreement and related documents, the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

GENERAL

     The following is the opinion of Special Counsel as to the material federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. Special Counsel's opinion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Special Counsel's opinion does not purport to deal with all federal tax consequences applicable to all categories of investors. Certain holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the Securities as other than capital assets, may be subject to special rules that are not discussed below. It is recommended that Investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     Special Counsel's opinion addresses Securities of two general types: (i) certificates ("Grantor Trust Certificates") representing interests in a trust estate (a "Grantor Trust Estate"); and (ii) notes ("Notes") that are intended to be treated for federal income tax purposes as indebtedness secured by the Equipment and Contracts. For purposes of this discussion, references to a "Holder" are to the beneficial owner of a Security.

GRANTOR TRUST CERTIFICATES

     With respect to each Series of Grantor Trust Certificates, Special Counsel will additionally deliver its opinion to the Seller that (unless otherwise limited in the applicable Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Certificate will be treated as the owner of an interest in the Equipment and Contracts included in the Grantor Trust Estate.

     For purposes of Special Counsel's opinion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the Equipment and Contracts constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate."

     In certain cases in which the Contracts in the Grantor Trust Estate consist entirely of Finance Leases, a Grantor Trust Certificate may be issued representing ownership of all or a portion of the difference between the interest component of the payments on the Finance Leases constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Estate. Such an Certificate will be referred to as a "Grantor Trust Strip Certificate."

     Taxation of Holders of Grantor Trust Certificates. Holders of Grantor Trust Fractional Interest Certificates will be required to report on their federal income tax returns their respective shares of the income from the Contracts (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Certificates) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If all of the Contracts in the Grantor Trust Estate consist of Finance Leases, the income from the Contracts will be limited to the interest component of the payment thereon. Payments of principal generally will be treated as nontaxable recoveries of the Holder's investment. In such a case, if a Holder acquires a Grantor Trust Fractional Interest Certificate for an amount that differs from its outstanding principal amount or from the aggregate outstanding principal amount of the underlying Finance Leases, the amount includible in income on a Grantor Trust Fractional Interest Certificate may differ from the amount of interest distributable thereon. See "Discount and Premium," below.

     Individuals holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

     Holders of Grantor Trust Strip Certificates will be required to treat such Certificates as "stripped coupons" under section 1286 of the Internal Revenue Code of 1986 (the "Code"). Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such an Certificate over the amount paid for such Certificate as original issue discount and to include such discount in income as it accrues over the life of such Certificate. See "Discount and Premium," below.

     Grantor Trust Fractional Interest Certificates may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Certificate (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest on the Contracts and (ii) the difference between the outstanding principal balance on the Certificate and the amount paid for such Certificate is less than 0.25 percent of such principal balance times the weighted average remaining maturity of the Certificate.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale of a Grantor Trust Certificate (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Certificate) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions on the Certificates.

     Grantor Trust Reporting. The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the Contracts and to interest thereon at the related Certificate Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Servicer deems necessary or desirable to enable Holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

NOTES

     With respect to each Series of Notes, Special Counsel will additionally deliver its opinion to the Seller (unless otherwise limited in the applicable Prospectus Supplement) that the Notes will be classified as debt of the Seller secured by the Equipment and Contracts confirming the opinion described herein. Consequently, the Notes will not be treated as ownership interests in the Equipment and Contracts or the Trust. Holders will be required to report income received with respect to the Notes in accordance with their normal method of accounting. For additional tax consequences relating to Notes purchased at a discount or with premium, see "Discount and Premium," below.

     Sale or Exchange of Notes. If a Holder of Notes sells or exchanges such Notes, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Note. The adjusted basis in the Notes generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Notes and reduced by the payments previously received on the Notes, other than payments of qualified stated interest, and by any amortized premium.

     In general (except as described in "Discount and Premium Market Discount," below, and except for certain financial institutions subject to section 582(c) of the Code), any gain or loss on the sale or exchange of Notes recognized by an investor who holds the Notes as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on the length of time the Holder has held the Notes.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS INTERESTS IN A PARTNERSHIP OR AN ASSOCIATION

     Although, as described above, it is the opinion of Special Counsel that the Securities will properly be characterized either as ownership interests in a grantor trust or as debt for Federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that the Securities were not interests in a grantor trust or debt obligations for Federal income tax purposes, the arrangement between the Seller and the Holders might be classified as a partnership for Federal income tax purposes, as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

     If the Securities were treated as interests in a partnership, each item of income, gain, loss, deduction and credit generated through the ownership of the Equipment and the Contracts by the partnership would be passed through to the partners in such a partnership (including the Holders) according to their respective interests therein. Under current law, the income reportable by the Holders as partners in such a partnership could differ from the income reportable by the Holders as holders of debt or of interests in a grantor trust. Except as discussed below, it is not expected that such differences would be materially adverse to Holders unless the proposed legislation, discussed in the following paragraph, is enacted. If the Holders were treated as partners, a cash basis Holder might be required to report income when it accrues to the partnership rather than when it is received by the Holder. Moreover, if Notes were treated as interests in a partnership, an individual Holder's share of expenses of the partnership (such as Servicing Fees) would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the holder's adjusted gross income, meaning that the holder might be taxed on a greater amount of income than the stated interest on his Notes. Finally, if the trust is treated as a partnership of a Security treated as a partnership interest, any taxable income allocated to a Holder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account), could constitute "unrelated business taxable income".

     If, alternatively, the Securities were treated as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to Federal income tax at corporate tax rates on its taxable income generated by ownership of the Contracts. Moreover, distributions by the entity on the Securities probably would not be deductible in computing the entity's taxable income and all or part of distributions to Holders would probably be treated as dividend income to such Holders. Such an entity-level tax could result in a reduced amount of cash available for distributions to Securityholders.

     Since the Seller will treat the Grantor Trust Certificates as ownership interests in a grantor trust and Notes as indebtedness for Federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Securities. Further, If the IRS were to contend successfully that the Securities are interests in a partnership or an association taxable as a corporation, additional tax consequences would apply to Foreign Holders. It is recommended that Investors consult their own tax advisors with regard to the potential application of such provisions.

DISCOUNT AND PREMIUM

     A Note purchased at original issue for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount or premium. A Grantor Trust Certificate purchased for an amount other than the aggregate outstanding principal amount of the Contracts in the Grantor Trust Estate generally will be subject to the rules governing market discount or premium. In addition, all Grantor Trust

Strip Certificates and certain Grantor Trust Fractional Interest Certificates will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount. In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Securities is sold. The issue price also includes any accrued interest attributable to the period prior to the Series Issuance Date. The stated redemption price at maturity of a Security is equal to the sum of all distributions to be made under such Security other than amounts of "qualified stated interest." Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate or, unless otherwise stated in an applicable Prospectus Supplement, at one or more variable rates. The stated redemption price at maturity of any Security will include an amount equal to the excess (if any) of the interest payable on the first Distribution Date over the interest that accrues for the period from the Series Issuance Date to the first Distribution Date.

     Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25 percent of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Series Issuance Date until the date on which each such distribution is expected to be made under the assumption that the Contracts prepay at a specified rate (the "Prepayment Assumption") by
(ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Seller anticipates that the Prepayment Assumption for each Series of Securities will be consistent with this standard. The Seller makes no representation, however, that the Contracts for a given Series will prepay at the rate reflected in the Prepayment Assumption for that Series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

     Each Holder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Holders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. Unless otherwise disclosed in the applicable Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Series Issuance Date) and ending on the day before the next payment date.

     Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Series Issuance Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Series Issuance Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of Grantor Trust Strip Certificates, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Certificates should consult their own tax advisors concerning the treatment of such negative accruals.

     A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

     Market Discount. A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or
(ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Certificates Purchased at a Premium. A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Distribution Date will be reduced by the portion of the premium allocable to such period based on the Premium Certificate's yield to maturity. Such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

     Because the interest rate on a Grantor Trust Certificate generally will be lower than the implicit interest rate on the Finance Leases that comprise the Grantor Trust Estate, the principal amount of such Certificates may be higher than the aggregate outstanding principal amount of the Finance Leases. The IRS may take the position that the existence of market discount or premium on Grantor Trust Certificates should be measured with reference to the aggregate outstanding principal balance of the Contracts, rather than the Certificates. Accordingly, it is recommended that Holders of Grantor Trust Certificates consult with their own advisors regarding the advisability of making a protective election to treat any premium on such Certificates as amortizable bond premium.

     Special Election. A Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. Holders are encouraged to consult their own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

     Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31 percent if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

     Distributions made on a Grantor Trust Certificate or a Note to, or on behalf of, a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Code. The term "Non-U.S. Person" means any person who is not a U.S. Person. This Prospectus does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after

December 31, 1999. This exemption is applicable provided (a) the Holder is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote, or to a Holder that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

STATE AND LOCAL TAX CONSEQUENCES

     State tax consequences to each Securityholder will depend upon the provisions of the state tax laws to which the Holder is subject. Most states modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law varies, it is impossible to predict the tax consequences to the Securityholders in all the state taxing jurisdictions in which they are already subject to tax. Securityholders are encouraged to consult their own tax advisors with respect to state taxes.

                              ERISA CONSIDERATIONS

     The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                             METHOD OF DISTRIBUTION

     The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.

     The Company intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the Company with institutional investors through dealers;

          3. By direct placements by the Company with institutional investors;
     and

          4. By competitive bid.

     In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Asset Pool in respect of such Securities.

     If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The

Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Company.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.

     Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                             CERTAIN LEGAL MATTERS

     Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York.

                             FINANCIAL INFORMATION

     A new Asset Pool will be formed with respect to each Series of Securities and no Asset Pool will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. The Company's activities will be limited solely to the activities of Asset Pools to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Asset Pool will be included in this Prospectus or in the related Prospectus Supplement.

     A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

     This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                  PAGE
                                                              ------------
Accrual Securities..........................................             4
Additional Receivables......................................             8
Asset Pool..................................................             1
Bankruptcy Code.............................................            41
Broker Program..............................................             1
Cede........................................................             8
CEDEL Participants..........................................            28
Certificate of Incorporation................................            24
Certificates................................................             1
Class.......................................................             1
Closing Date................................................            31
Code........................................................            43
Collection Account..........................................            32
Collection Period...........................................            34
Commission..................................................             i
Company.....................................................         1, 24
Company's Interest..........................................             5
Contracts...................................................             2
Contribution and Sale Agreement.............................            19
Cooperative.................................................            29
Credit Enhancement..........................................            17
Credit Enhancer.............................................            17
Custodian...................................................            31
Definitive Securities.......................................            29
Depositaries................................................            27
Direct Participants.........................................            16
Discounted Contract Balance.................................             7
Distribution Account........................................            32
DTC.........................................................             8
Eligible Deposit Account....................................            33
Eligible Institution........................................            33
Eligible Investment.........................................             7
Equipment...................................................             2
ERISA.......................................................            11
Euroclear Operator..........................................            29
Euroclear Participants......................................            28
Event of Default............................................            29
Exchange Act................................................            12

                                                                  PAGE
                                                              ------------
FASB 13.....................................................             6
Finance Leases..............................................             6
First Sierra................................................         1, 19
FSFH........................................................            22
Fully Taxable Bonds.........................................            45
Grantor Trust Certificates..................................        11, 42
Grantor Trust Estate........................................            42
Grantor Trust Strip Certificate.............................            42
Indenture...................................................             2
Indenture Trustee...........................................             2
Independent Director........................................            24
Indirect Participants.......................................        16, 27
Insolvency Event............................................            37
Insolvency Laws.............................................            15
Interest Rate...............................................             3
Investment Company Act......................................             5
Investment Earnings.........................................            33
Issuer......................................................             1
Lessee......................................................             6
Lessor......................................................          2, 6
Lockbox.....................................................            34
Notes.......................................................  1, 2, 11, 42
Owner Trust.................................................            18
Participants................................................            27
Partnership Interest........................................             i
Pass-Through Rate...........................................             i
Payment Date................................................             4
Policy......................................................             2
Pool Factor.................................................            23
Pooling Agreement...........................................             2
Portfolio Acquisition Program...............................             1
Pre-Funded Amount...........................................         7, 33
Pre-Funding Account.........................................         7, 33

                                                                  PAGE
                                                              ------------
Premium Security............................................            47
Prepayment..................................................            14
Prepayment Assumption.......................................            45
Private Label...............................................            19
Private Label Program.......................................             1
Prospectus Supplement.......................................             1
Purchase Agreement..........................................             2
Receivables.................................................           1,2
Record Date.................................................             4
Registration Statement......................................             2
Remittance Period...........................................             4
Rules.......................................................            28
Securities..................................................             1
Securities Act..............................................             i
Security Insurer............................................             9
Securityholders.............................................             4
Seller......................................................         1, 19
Senior Securities...........................................             4
Servicer....................................................         1, 22
Servicer Defaults...........................................            37
Servicing Agreement.........................................             2
Servicing Fee...............................................            35
Servicing Fee Rate..........................................            35
Sources.....................................................            20
Special Counsel.............................................            42
Strip Securities............................................             3
Subordinate Securities......................................             4
Terms and Conditions........................................            29
Trust.......................................................             1
Trust Accounts..............................................        32, 33
Trust Agreement.............................................             3
Trustee.....................................................             2
U.S. Person.................................................            47
Vendor Program..............................................             1
Warranty Purchase Price.....................................            31

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                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1999-2

                                  $157,155,372

                          FIRST SIERRA FINANCIAL, INC.
                            Originator and Servicer

                       FIRST SIERRA RECEIVABLES III, INC.
                                   Depositor

                 EQUIPMENT CONTRACT BACKED NOTES, SERIES 1999-2

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                    THE CLASS A NOTES ARE BEING OFFERED BY:

                       FIRST UNION CAPITAL MARKETS CORP.

                         NESBITT BURNS SECURITIES, INC.
                           PNC CAPITAL MARKETS, INC.

                    THE CLASS B NOTES ARE BEING OFFERED BY:
                       FIRST UNION CAPITAL MARKETS CORP.

                               SEPTEMBER 22, 1999

You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the securities offered hereby in any state where such offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the securities offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until December 21, 1999.

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